Filed Pursuant to Rule 424(b)(3)
Registration No. 333-140296

PROSPECTUS SUPPLEMENT NO. 1
TO
PROSPECTUS DATED NOVEMBER 14, 2007

(Registration No. 333-140296)

E.DIGITAL CORPORATION

This Prospectus Supplement relates to the public offering of up to 22,866,666 shares of e.Digital Corporation common stock which may be offered and sold from time to time by Fusion Capital Fund II, LLC (“Fusion Capital”). Fusion Capital is sometimes referred to in the Prospectus dated November 14, 2007 (the “Prospectus”) as the selling stockholder. This Prospectus, which is a part of a larger Registration Statement filed with the Securities and Exchange Commission (Registration No. 333-140296) on January 30, 2007, was previously amended pursuant to Post-Effective Amendment No. 1 dated November 14, 2007. Fusion Capital may sell its shares at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. We will not receive any of the proceeds from the sale of our shares by Fusion Capital.

The Prospectus is hereby amended by the information contained in the following filing which is hereby attached:

•	Annual Report on Form 10-K dated June 17, 2008
•	Preliminary Proxy Statement dated July 9, 2008
•	Current Report on Form 8-K dated July 1, 2008

If the information in the attached report is inconsistent with any information contained in the Prospectus or in the reports, proxy statements or other documents previously filed with the Securities and Exchange Commission (collectively, the “SEC Reports”) incorporated by reference in the Prospectus or delivered in connection therewith, the Prospectus and/or any SEC Report, as applicable, shall be deemed superseded by this Supplement. In all other ways, the Prospectus shall remain unchanged.

This Prospectus Supplement should be read in conjunction with, and may not be delivered or utilized without, the Prospectus.

This Prospectus Supplement is dated July 14, 2008.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended March 31, 2008
Commission file number 0-20734

e.Digital Corporation
(Exact name of registrant as specified in its charter)

Delaware	33-0591385
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

16770 West Bernardo Drive
San Diego, California 92127
(Address of principal executive offices) (Zip Code)

(858) 304-3016
(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:
Common Stock, par value $.001
(Title of class)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act. Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☒

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company . See the definitions of “accelerated filer,” “large accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐ Accelerated filer ☐ Non-accelerated filer ☐ Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐ No ☒

The aggregate market value of the issuer’s Common Stock held by non-affiliates of the registrant on September 30, 2007 was approximately $44,894,459 based on the closing price as reported on the NASD’s OTC Electronic Bulletin Board system.

As of June 12, 2008 there were 275,227,941 shares of e.Digital Corporation Common Stock, par value $.001, outstanding.

DOCUMENTS INCORPORATED BY REFERENCE
Portions of the registrant’s definitive proxy statement to be filed with the Commission pursuant to Regulation 14A in connection with the registrant’s 2008 Annual Meeting of Stockholders, to be filed subsequent to the date of this report, are incorporated by reference into Part III of this report. The definitive proxy statement will be filed with the Commission not later than 120 days after the conclusion of the registrant’s fiscal year ended March 31, 2008.

FORWARD-LOOKING STATEMENTS

IN ADDITION TO HISTORICAL INFORMATION, THIS ANNUAL REPORT CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE COMPANY DESIRES TO TAKE ADVANTAGE OF THE “SAFE HARBOR” PROVISIONS THEREOF. THEREFORE, THE COMPANY IS INCLUDING THIS STATEMENT FOR THE EXPRESS PURPOSE OF AVAILING ITSELF OF THE PROTECTIONS OF SUCH SAFE HARBOR WITH RESPECT TO ALL OF SUCH FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS IN THIS REPORT REFLECT THE COMPANY’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND FINANCIAL PERFORMANCE. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, INCLUDING THOSE DISCUSSED HEREIN, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM HISTORICAL RESULTS OR THOSE ANTICIPATED. IN THIS REPORT, THE WORDS “ANTICIPATES,” “BELIEVES,” “EXPECTS,” “INTENDS,” “FUTURE” AND SIMILAR EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED TO CONSIDER THE SPECIFIC RISK FACTORS DESCRIBED BELOW AND NOT TO PLACE UNDUE RELIANCE ON THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY REVISE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES THAT MAY ARISE AFTER THE DATE HEREOF.

PART I

ITEM 1. BUSINESS

Overview

e.Digital Corporation is a holding company incorporated under the laws of Delaware that operates through a wholly-owned California subsidiary of the same name. We have innovated a proprietary secure digital video/audio technology platform (“DVAP”) that can be applied to produce complex portable electronic products. In 2003 our DVAP was applied to pioneer a portable in-flight entertainment (“IFE”) device for one customer. In February 2006 we introduced a new and improved DVAP device, the eVU™ mobile entertainment device targeted at the IFE and additional markets. We commenced eVU customer trials in the late 2006 and commercial shipments to customers in the third quarter of fiscal 2007 (quarter ended December 31, 2007).

We believe we are the leading producer of dedicated portable IFE products delivering over 13,000 units since 2003 for airline use. Our latest model, eVU, features sharp images on a 7” or 8” high resolution LCD screen, a 40 GB (Gigabytes) to 200 GB of rugged and reliable storage, high audio fidelity, dual stereo headphone jacks, optional embedded credit card reader/processor, optional touch screen capabilities, a full feature graphical user interface, patent-pending hardware security technology, and 20 hours of high resolution video playback on a single battery charge. We also have the capability to add features and customize the product for target markets or select customers.

We also believe that we have an important portfolio of patents (Flash-R™ patent portfolio) related to the use of flash memory in portable devices and we are actively engaged in a strategy to monetize our patent portfolio. In June 2006 we engaged an intellectual property consultant to investigate, document and develop the portfolio and to liaison with outside legal counsel. In March 2007 we selected and engaged the international legal firm Duane Morris LLP to handle certain patent enforcement matters on a contingent fee basis. We, and our advisors, have performed due diligence on our patents and we believe we have strong intellectual property rights that can be licensed. In October 2007 we announced that our Company had commenced enforcement action with respect to our patent portfolio. In March 2008, we filed a complaint against Avid Technology, Casio America, LG Electronics USA, Nikon, Olympus America, Samsung Electronics America, and Sanyo North America in the U.S. District Court for the Eastern District of Texas asserting that products made by the companies infringe four of our U.S. patents covering the use of flash memory technology. In September 2007 we filed a similar suit in the same jurisdiction against Vivitar, a wholly-owned subsidiary of Syntax-Brillian. We anticipate bringing additional patent enforcement actions in the current fiscal year.

Our strategy is to market our eVU products and services to a growing base of U.S. and international companies in the airline, healthcare, military, and other travel and leisure industries that desire to market eVU to consumers at their facilities. We employ both direct sales to customers and sales through value added distributors (VARs) that provide marketing, logistic and/or content services to customers. We also intend to aggressively pursue enforcement and licensing of our Flash-R patent portfolio.

Our revenue is derived from the sale and lease of DVAP products and accessories to customers, warranty and technical support services and content fees and related services. We anticipate that we can obtain license revenue in the future from our Flash-R patent portfolio.

Our business and technology is high risk in nature. There can be no assurance we can achieve sufficient eVU revenues to become profitable or produce future revenues from our patent portfolio or from new products or services. We continue to be subject to the risks normally associated with any new business activity, including unforeseeable expenses, delays and complications. Accordingly, there is no guarantee that we can or will report operating profits in the future.

Our Company, then known as Norris Communications, was incorporated in the Province of British Columbia, Canada on February 11, 1988 and on November 22, 1994 changed its domicile to the Yukon Territory, Canada. On August 30, 1996, we filed articles of continuance to change our jurisdiction to the State of Wyoming, then on September 4, 1996, reincorporated in the State of Delaware. On January 13, 1999, the stockholders approved a name change to e.Digital Corporation. Our principal executive offices and primary operating facilities are located at 16770 West Bernardo Drive, San Diego, California 92127 and our telephone number is (858) 304-3016. Our Internet site is located at www.edigital.com. Information contained in our Internet site is not part of this prospectus.

Background on Technical Innovations

We have a record of pioneering technical achievements in developing portable electronic products including products developed under contract for major OEM (original equipment manufacturer) customers. These innovations include:

•
1990 – Released the first commercial ear telephone with an earpiece that located both the speaker and the microphone in the ear without feedback. (This was the first product in what ultimately became today’s line of Jabra™ hands-free communication products.)

•	1993 – Developed the first portable digital player/recorder with removable flash memory. Resulted in five U.S. patents on the use of flash memory in portable devices.

•	1996 – Developed the first high-speed download device to store digital voice recordings on a personal computer in compressed format.

•	1998 – Developed the first multi-codec (including MP3) portable digital music player.

•	1999 – Delivered an integrated digital voice recorder and computer docking station system for medical transcription of voice and data for Lanier Healthcare, LLC.

•	2002 – Developed the first voice controlled MP3 player using our VoiceNav™ speech navigation system.

•	2002 – Bang & Olufsen introduced a branded digital audio player (BeoSound 2) developed by us pursuant to a license agreement.

•	2003 – Designed, developed and delivered wireless MP3 headsets employing our MircoOS operating system to Hewlett-Packard for use at Disneyworld in Orlando, Florida.

•	2003 – Licensed our digital audio to a multi-billion dollar Asian OEM for branding to Gateway Computers.

•	2003 – Developed the first Hollywood studio-approved portable in-flight entertainment device.

•	2006 – Introduced eVU, a next generation dedicated mobile entertainment device with 12+ hours of playback, wireless capability and proprietary content encryption approved by major studios.

•
2007 – Introduced eVU-ER, an improved an improved dedicated portable inflight player featuring a new power management technology providing an industry-leading 20+ hours of continuous video playback from a single battery. eVU is now available in either a 7" or 8" high resolution LCD screen with 40 GB to 200 GB of rugged and reliable storage.

These technical achievements and our base of technology allow us to rapidly develop or customize electronic products for our own account or for others.

Digital Video/Audio Technology Platform

We have designed and developed a Digital Video/Audio Technology Platform based on our proprietary MicroOS™ core (see discussion below). Our Digital Video/Audio Platform accommodates various third party video compression encoded material, proprietary security measures and allows for other customizable options. The DVAP supports screen sizes from 2.5” to 10.4” and is capable of achieving better than DVD (digital video disc or digital versatile disc) quality video.

Our proprietary DVAP is flexible and we believe we can address markets beyond IFE with products customized for niche customers for travel and leisure, medical, education, government and military use. We are modifying our DVAP technology to incorporate the latest LCD (liquid crystal display) screen, media storage, video processing, battery and other components to address specific needs of the medical and travel and leisure segments of the market. We also seek to make improvements and component and model changes from time to time to be competitive.

Proprietary DVAP Technology Elements

MicroOS™
Our proprietary MicroOS operating system serves as the software foundation for our DVAP Platform. MicroOS was originally developed by us for use in digital voice recorder technology, but because of its inherent flexibility, has grown and been adapted to support audio and video storage and playback and wireless utilities. MicroOS is compact, efficient and dynamic, responding to a variety of user interfaces. MicroOS manages the volume and equalizer functions, the LCD drivers and interfaces, decodes a wide variety of audio and video files, interacts with a variety of digital rights management schemes and supports today’s most popular media storage formats including hard disk drives, compact and embedded flash and others.

MicroOS efficiently manages multiple functions within a single device, utilizing less power, space and operating capacity than many alternative solutions. The life cycle of consumer electronics products is very short and continues to accelerate. With MicroOS we believe we are able to complete new product design and development projects faster and more economical than competitors. The use of MicroOS shortens the development cycle and the flexibility of MicroOS provides the same lead time benefits to subsequent generations of each MicroOS or DVAP based product.

Content Protection Technology
We have designed and developed a family of proprietary hardware and software encryption, digital rights management (DRM), key management and data obscuration technology for content protection. This technology has been employed in our prior MP3 player products and in our current DVAP products. Our latest product eVU incorporates an implementation of this family of technology and has been tested and approved by major Hollywood movie studios. We currently have a U.S. patent application pending for security technology and a provisional U.S. patent application for our family of security technology.

Wireless Technology
We have experience in developing wireless solutions for business customers and our DVAP has applications for wireless technology. Wireless communications between devices and hosts will benefit consumers’ abilities to manage and procure content. We are also integrating 802.11 (Wi-Fi) technology as an option for our DVAP. We have a separate Wireless Technology Platform that can also be applied to other electronic products. We expect to support and integrate other, new wireless technologies into our DVAP or our Wireless Technology Platform, including WiMax, UWB and others.

DVAP Products and Services

We market and sell our eVU portable mobile entertainment device to customers directly and through VARs. Generally each batch sale includes logo customization on the device (for example an airline logo) and an initial content load with a customized graphical user interface or GUI (for example the airline logo appearing on startup, then a listing of content for selection by the end user). While marketing and sales of eVUs is currently targeted primarily to the airline industry, we believe it has applications in the healthcare, military, and other travel and leisure markets.

We have developed and sell accessory products to our customers and VARs allowing them to operate a mobile entertainment business. These accessories include e.Digital Battery Charging Stations to charge, maintain and refresh batteries and e.Digital Content Loading Stations to upload graphical interfaces and content to multiple players at one time. Customers also may order spare batteries depending on their requirements.

We also provide content services to our customers and VARs that includes encoding content (purchased by us or provided by the customer), integrating the content with our proprietary GUI software to produce a master content file (containing content and the customized GUI interface) for rapid uploading to multiple players. Our GUI allows ease of use and can accommodate multiple languages. Our tested and Hollywood studio approved encryption methods protect content from being pirated. These services allow protected content on eVU players to be periodically updated through e.Digital Content Loading Stations by our customers or VARs or others on their behalf.

We also offer extended maintenance and replacement services for customers.

We expect to offer new player models in the future and add features as required to remain a leader in the portable mobile entertainment field.

Markets for DVAP Products and Services

Industry Background
Digital video players including DVD players and related content are increasing in popularity with consumers. According to the Digital Entertainment Group, consumer spending on DVD increased from $12 billion in 1999 to over $24 billion in 2006.

Video compression formats such as MPEG-4 and DivX allow the compression and transmission of digital video files over the Internet. They also allow consumers to download and store on their personal computer’s hard drive full-length, two-hour, motion picture files in as little as 500 MB of storage space. There is also a developing market for streaming delivery of video content on the Internet. Corporations or video production companies may use streaming video to deliver information and entertainment to users.

We believe demand will grow for portable hardware systems that allow consumers to select and download movies over the Internet in digital form, then download them to a portable player capable of feeding the video and audio signals through a home entertainment system or built-in viewing screen and speakers. While our current focus is on our closed secure system offering high content protection in multiple use environments, we also see future opportunities to develop devices to meet the emerging need for digital download and portability.

We believe there are applications for our DVAP in broad aspects of the travel and leisure, medical, educational, consumer, government and military markets and that these are growing markets.

In-Flight Entertainment
IFE encompasses music, news, television programming, and motion pictures presented through audio/video systems typically embedded into an aircraft. Certain airlines are also beginning to incorporate satellite programming and/or wireless Internet access for their passengers through extensive built-in hardware in certain aircraft on certain routes. According to a Frost and Sullivan 2005 survey, airlines worldwide spend approximately $2 billion a year on entertainment with rapid growth predicted for portable and personal IFE devices.

Because the costs to retrofit an aircraft with IFE equipment can be prohibitive, we pioneered and developed an alternative IFE system. Our portable IFE player, based upon our DVAP, is smaller than a typical laptop computer and has a high-quality color screen and stereo headphones and long battery life unattainable by computer based devices. Although passengers may rent or purchase portable DVD players from outside entities, we created the first portable video players that can be rented to passengers by the airline. We believe this type of system is attractive to airlines and other travel-related entities because of its revenue potential, variety of content, long battery life, content security and inexpensive implementation.

The top 20 worldwide air carriers have over 7,400 aircraft many not equipped with IFE systems. There are approximately 1,500 airlines worldwide representing a substantial market for portable IFE devices. Some of our initial eVU customers include Lufthansa, Air France, Malaysia Airlines, Alitalia as well as small short-haul low cost carriers seeking to provide entertainment to their customers.

Other Markets
During fiscal 2006 (year ended March 31, 2006) we completed two successful trials in two major city hospitals using eVU in a variety of settings but primarily for patient waiting areas. Results indicate high satisfaction by users and hospital employees. We believe the approximately 6,000 hospitals and the many outpatient and other medical facilities in the U.S. provide a substantial market opportunity.

We believe the travel and leisure market also provides a significant market opportunity. This includes over 120 cruise ships operating internationally and over 40,000 hotels with under 150 rooms with many that do not offer in-room movies. Rail, bus, ferries and other modes of transportation also represent markets for eVU.

We also believe there is a market for eVU devices in the military on aircraft carriers and in other settings where personnel have down time and seek entertainment from a robust device with wide content variety without DVDs or tape.

Flash-R Patent Portfolio

Our Flash-R patent portfolio covers certain aspects of the use of flash memory, addressing today's large and growing portable electronic products market. In 1993, we unveiled and began marketing the first digital voice recorder with removable flash memory, powered by MicroOS. In 1996, we produced and began marketing the first digital voice recorder interface for downloading and managing voice recordings on the personal computer. The Flash-R portfolio is protected through the years 2014 – 2016 and includes the following U.S. patents:

▪	US5491774: Handheld record and playback device with flash memory
▪	US5742737: Method for recording voice messages on flash memory in a hand held recorder
▪	US5787445: Operating system including improved file management for use in devices utilizing flash memory as main memory
▪	US5839108: Flash memory file system in a handheld record and playback device
▪	US5842170: Method for editing in hand held recorder

We have retained the international legal firm Duane Morris LLP to handle certain patent enforcement matters on a contingent fee basis. Duane Morris is one of the 100 largest law firms in the world. We are pursuing patent enforcement claims vigorously but we are in the early stage and there is no assurance of future license fees or recovery. Although most fees, costs and expenses of the litigation are covered under our contingent fee arrangement with Duane Morris, we incur support and related expenses for this litigation. In addition to support from our management team, we currently have one outside consultant assigned to assist, monitor and support Duane Morris in our intellectual property litigation activities.

Our Business Strategy

We are leveraging and building on a leadership position in the portable IFE market to market our eVU device to airlines and expand eVU distribution to the healthcare, military, and other travel and leisure markets. Our objective is to have our products play a significant role in the IFE and other related markets. We intend to expand our business by obtaining new IFE airline customers and customers in the healthcare, military, and other travel and leisure industries. We intend to use both direct and VAR sales domestically and internationally to grow our business.

We also intend to monetize our portfolio of patents related to the use of flash memory in portable devices. In October 2007 we announced we had commenced enforcement action with respect to our patent portfolio. In March 2008, we filed a complaint against Avid Technology, Casio America, LG Electronics USA, Nikon, Olympus America, Samsung Electronics America, and Sanyo North America in the U.S. District Court for the Eastern District of Texas asserting that products made by the companies infringe four of our U.S. patents covering the use of flash memory technology. In September 2007 we had filed a similar suit in the same jurisdiction against Vivitar, a wholly-owned subsidiary of Syntax-Brillian. We expect to bring additional patent enforcement actions in the current fiscal year. There can be no assurance we can generate revenues from this activity.

Manufacturing

In the past we have employed nonexclusive relationships with manufacturers with facilities in Asia and the United States. These manufacturers either have performed or are qualified to perform manufacturing, assembly, and related services for us and for our customers and licensees. We have expertise in developing, performing and overseeing manufacturing processes.

In fiscal 2008 (year ended March 31, 2008) we purchased primary components from various suppliers with three suppliers accounting for 61%, 14% and 10%, respectively of total purchases for the fiscal year. In fiscal 2007 (year ended March 31, 2007) one manufacturer accounted for 73% of total purchases. Our manufacturers purchase major electronic components from a limited number of suppliers.

We have developed a turnkey domestic manufacturing relationship with a qualified contract electronic manufacturer for our eVU product and believe we can continue to deliver product timely to future customers. We expect substantial fiscal 2009 (year ending March 31, 2009) purchases to be from this contract manufacturer. The loss of this manufacturer or the disruption in supply from the manufacturer or in the supply of components by its and our suppliers could have a material adverse effect on our financial condition, results of operations and cash flows.

Marketing, Sales and Distribution

Marketing and sales are performed primarily by our Vice President of Business Development, our President/Chief Technical Officer, outside sales representatives, and various technical personnel who are involved in the sales process.  Our initial focus has been on international and regional airlines directly and through a VAR.

We also intend to use VARs in the airline and other target markets. A VAR offers the ability to provide entertainment (movie, television, music, informational, and/or educational content), supply, content refreshment and logistic services (recharging and maintenance) and related services for customers not able or willing to provide such services. In May 2006 we entered into an VAR agreement with London based Mezzo Movies Ltd. providing them exclusive rights to certain customers in the low-cost short-haul airline market primarily in Europe. Although the exclusive rights have expired, we are continuing to work and ship product to Mezzo as a VAR customer.

We expect to add additional VARs in the airline and in our other target markets as we expand distribution. For some customers we may expand our business to provide the support services typically provided by our larger customers or VARs.

We also intend to seek joint ventures or revenue sharing arrangements for deployment of eVU products in select applications.

We market our product and services through our strategic and industry relationships and technical articles in trade and business journals. We also participate in industry trade shows, either directly or in conjunction with customers and/or strategic partners. In the last twelve months we have devoted significant resources to creating enhanced marketing materials that supplement custom marketing presentations to key prospects. We may in the future employ limited and selected advertising in targeted industry publications.

Sales to three major customers comprised approximately 30%, 20% and 13% of our fiscal 2008 revenues. Two major customers comprised approximately 53% and 39% of our revenues in fiscal 2007. Historically, our revenues have relied on a few major customers. There is no assurance we will obtain any revenues from existing customers in fiscal 2009. We are seeking to expand our customer base and reduce reliance on a few customers in future periods. Currently the loss of any customer could have a material adverse effect on our financial condition, results of operations and cash flows.

Our backlog fluctuates due to the timing of large orders and other factors. Our products are manufactured with lead times of generally less than three months. Our backlog at March 31, 2008 was $400,000 and at March 31, 2007 it was $1,725,000. Our order backlog does not necessarily indicate future sales trends. Backlog orders are subject to modification, cancellation or rescheduling by our customers. Future shipments may also be delayed due to production delays, component shortages and other production and delivery related issues.

Research and Development Costs

For the years ended March 31, 2008 and 2007, we spent $1,006,037 and $1,474,540, respectively, on research and development. We anticipate that we will continue to devote substantial resources to research and development activities.

Intellectual Property

We have five issued U.S. patents covering our MicroOS file management software and certain technology related to the use of flash memory in portable digital devices. Our software is also protected by copyrights. We rely primarily on a combination of patents, copyright and trade secret protection together with licensing arrangements and nondisclosure and confidentiality agreements to establish and protect our proprietary rights.

We have designed and developed proprietary hardware encryption technology for content protection. This technology has been used in the digEplayer and eVU products and has been tested and approved by major Hollywood movie studios. We currently have a patent application pending with the U.S. Patent Office for this technology.

The patent position of any item for which we have filed a patent application is uncertain and may involve complex legal and factual issues. Although we are currently pursuing trademark applications with the U.S. Patent and Trademark Office and also have filed certain U.S. and international patent applications, we do not know whether any of these applications will result in the issuance of patents or trademarks, or, for any patents already issued or issued in the future, whether they will provide significant proprietary protection or will be circumvented or invalidated. Additionally, since an issued patent does not guarantee the right to practice the claimed invention, there can be no assurance others will not obtain patents that we would need to license or design around in order to practice our patented technologies, or that licenses that might be required would be available on reasonable terms. Further there can be no assurance that any unpatented manufacture, use, or sale of our technology or products will not infringe on patents or proprietary rights of others. We have made reasonable efforts in the design and development of our products not to infringe on other known patents.

We also rely on trade secret laws for protection of our intellectual property, but there can be no assurance others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets or disclose such technology, or that we can protect our rights to unpatented trade secrets.

We have also filed a number of trademark applications with the U.S. Patent and Trademark Office. We have received notification of allowance from the United States Patent Office for use of e.Digital™, MicroOS™, Smart Solutions for a Digital World (Service Mark), VoiceNav®, Music Explorer®, MXP™, Flashback®, Hold That Thought®, Fumble Free® and SoundClip® as registered trade names. We intend to make every reasonable effort to protect our proprietary rights to make it difficult for competitors to market equivalent competing products without being required to conduct the same lengthy testing and development conducted by us and not to use any of our innovative and novel solutions to overcome the many technical obstacles involved in developing portable devices using flash memory and other portable storage formats.

Competition

Many large manufacturers currently market various forms of component or handheld digital video players, including Panasonic, Sony, Samsung, Hitachi, RCA, Audiovox, Philips, Daewoo, General Electric, and Toshiba. Other manufacturers may announce products in the future.

Competition in the IFE industry comes from portable DVD hardware manufactured by companies such as Sony, Samsung, Panasonic, or Audiovox, who may sell such products to travelers or airlines or rental outfits and custom portable IFE hardware specifically targeted for airline use. We compete with digEcor, a former customer that offers a competing product; The IMS Company, with their Fujitsu-based PEA (personal entertainment appliance) product and other products supplied by French consumer electronics manufacturer, Archos; European producers, AIRVOD Entertainment Systems and Bluebox Avionics, advertise portable IFE products that may become competitive to eVU. Panasonic and other electronic companies have or have announced products and may become more active in the portable IFE industry.  The airline industry may also continue to opt for embedded IFE systems offered by Panasonic, Thales and others.  Motion picture studios or others could contract competing hardware developers to create new portable products for the IFE industry.  Although our system was designed as a portable IFE device and has unique features and the support of content providers, there can be no assurance that other manufacturers will not create and introduce new competing portable IFE products.

Barriers to entry by new competitors are not significant and new competitors in consumer electronics are continually commencing operations. The technology of electronics and electronic components, features and capabilities is also rapidly changing, in many cases causing rapid obsolescence of existing products and technologies.

We believe we have developed a leading low-level real time operating system and comprehensive file management system capable of customization for individual customer requirements. Other companies offering file management systems include M-Systems Flash Disk Pioneers Ltd. (acquired in 2006 by SanDisk Corporation), Intel Corporation, PortalPlayer Inc., I/O Magic, and Datalight Inc. In addition to licensing file management systems, some companies develop their own file management systems for a particular product, either in total or by adapting from one of the competitive vendors. While this self-development is common in simple memory management devices, we offer a system attractive for complex applications. Our technology competes with other solutions; however, we focus on markets requiring advanced features and a robust file management system. Although we were successful in competing against other systems in our selection by Bang & Olufsen, Hewlett-Packard, and others, there is no assurance we can continue to compete against other providers of digital recording solutions, many of whom have substantially greater resources.

We believe our existing know-how, contracts, patents, copyrights, trade secrets and potential future patents and copyrights, will be significant in enabling us to compete successfully in the field of portable digital entertainment products and systems.

Seasonality

Our current business is not seasonal.

Executive Officers

The following table sets forth the name, age and position of each of our executive officers as of May 15, 2008:
Name	Age	Position
Alex Diaz	42	Chairman of the Board
William Blakeley	51	President and Chief Technical Officer
Robert Putnam	49	Senior Vice President, Interim Chief Accounting Officer and Secretary

Alex Diaz –Mr. Diaz joined the Board in July 2002 and was appointed Chairman in November 2002. Mr. Diaz is Executive Vice President of Califormula Radio Group in San Diego, where he oversees the wide area network (WAN) linking audio, production studios, and transmitter sites, all of which he designed. He also established a Web presence for several of Califormula's San Diego radio stations, including Jammin' Z90, Radio Latina, and classical music station
XLNC1. Before joining Califormula, Mr. Diaz worked at Radio Computing Services in New York. Mr. Diaz holds bachelor's degrees in mathematics and computer science from University of California, San Diego.

William Blakeley–Mr. Blakeley was appointed President and Chief Technical Officer in November 2005. Mr. Blakeley has served as a Principal Systems Engineer and Manager for Northrop Grumman Radio Systems since August 2002. Mr. Blakeley also served as an independent consultant (program management) for two venture backed start-ups from January 2002 until August 2002. He also served as Vice President of Engineering for Aegis Broadband Inc. from January 1999 until January 2002. He has also served as President of SDCOMM Technologies, Inc. from 1997 to 1999. From 1988 to 1997, Mr. Blakeley held various management positions with Scientific Atlanta, Inc. Mr. Blakeley obtained a Bachelor of Science degree in Applied Mathematics from San Diego State University in 1983 and a Master of Science degree in electrical engineering from San Diego State University in 1988.

Robert Putnam - Mr. Putnam was appointed Senior Vice President in April 1993. He was appointed a Director of the Company in 1995. In May 2005, Mr. Putnam assumed the additional responsibilities of Interim Chief Accounting Officer and Corporate Secretary. Mr. Putnam served as Secretary of the Company from March 1998 until December 2001. He served as a Director of American Technology Corporation from 1984 to September 1997 and served as Secretary/Treasurer until February 1994, President and Chief Executive Officer from February 1994 to September 1997 and currently serves as Investor Relations of American Technology Corporation. He also served as Secretary/Treasurer of Patriot Scientific from 1989 until December 2000 and was a director from 1989 to March 1998. Mr. Putnam obtained a B.A. degree in mass communications/advertising from Brigham Young University in 1983. Mr. Putnam devotes only part-time services to the Company, approximately twenty hours per week.

Employees

As of May 31, 2008, we employed approximately 14 full-time employees and one part-time employee of whom two were in production and testing, seven were in research, development and engineering, four were in sales, general and administrative and two are executive officers. None of our employees are represented by a labor union, and we are not aware of any current efforts to unionize the employees. Management considers the relationship between the Company and its employees to be good.

We also engage consultants or lease engineering personnel on a temporary basis from time to time and use other outside consultants for various services.

Environmental Compliance and Government Regulation

Our operations are subject to various foreign, federal, state and local regulatory requirements relating to environmental, waste management, health and safety matters and there can be no assurance that material costs and liabilities will not be incurred or that past or future operations will not result in exposure or injury or claims of injury by employees or the public. Some risk of costs and liabilities related to these matters are inherent in our business, as with many similar businesses. Management believes its business is operated in substantial compliance with applicable environmental, waste management, health and safety regulations, the violation of which could have a material adverse effect on our operations. In the event of violation, these requirements provide for civil and criminal fines, injunctions and other sanctions and, in certain instances, allow third parties to sue to enforce compliance. In addition, new, modified or more stringent requirements or enforcement policies could be adopted which could adversely affect our operations.

Portable electronic devices must comply with various regulations related to electronics and radiated emissions. Devices for operation on aircraft must comply with additional emission regulations. RTCA, Inc., a global organization comprised of industry and government representatives, develops standards to assure the safety and reliability of all Airborne Electronics (Avionics). Manufacturers of aircraft electronic equipment selling their products in the United States, Europe, and around the globe must meet RTCA requirements, including RTCA/DO-160D. Our eVU is DO-160D-certified for conducted and radiated emissions. DO-160D is the standard procedures and environmental test criteria for testing airborne equipment for the entire spectrum of aircraft from light general aviation aircraft and helicopters through large commercial jets. eVU is also U.S. FCC and European CE compliant.

In 2006, the electronics industry became subject to the European Union’s Restrictions of Hazardous Substances, or RoHS, and Waste Electrical and Electronic Equipment, or WEEE, directives. Beginning January 1, 2007 the State of California put into effect a similar measure under the Electronic Waste Recycling Act of 2003 which requires the California Department of Toxic Substances Control to adopt regulations to prohibit the sale of electronic devices if they are prohibited from sale in the European Union because they contain certain heavy metals. Parallel initiatives are being proposed in other jurisdictions, including several other states in the United States and in the People’s Republic of China. RoHS prohibits the use of lead, mercury and certain other specified substances in electronics products and WEEE requires industry OEMs to assume responsibility for the collection, recycling and management of waste electronic products and components. We believe we produce RoHS compliant products. In the case of WEEE, the compliance responsibility rests primarily with OEMs, distributors or users of our products, however such parties may turn to product suppliers for assistance in meeting their WEEE obligations.

Available Information

Our Internet website address is www.edigital.com. Our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (“the Exchange Act”) are available free of charge through our Company’s website as soon as reasonably practical after those reports are electronically filed with, or furnished to, the Securities and Exchange Commission.

ITEM 1A. RISK FACTORS

Cautionary Note on Forward Looking Statements

In addition to the other information in this annual report the factors listed below should be considered in evaluating our business and prospects. This annual report contains a number of forward-looking statements that reflect our current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below and elsewhere herein, that could cause actual results to differ materially from historical results or those anticipated. In this report, the words “anticipates,” “believes,” “expects,” “intends,” “future” and similar expressions identify forward-looking statements. Readers are cautioned to consider the specific factors described below and not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. We undertake no obligation to publicly revise these forward-looking statements, to reflect events or circumstances that may arise after the date hereof.

Financial Risks

We Have a History of Losses and May Incur Future Losses. We have incurred significant operating losses in prior fiscal years and at March 31, 2008 we had an accumulated deficit of $82 million. We had losses of approximately $1.7 million and $3.1 million in fiscal years 2008 and 2007, respectively. To date, we have not achieved profitability and given the level of operating expenditures and the uncertainty of revenues and margins, we will continue to incur losses and negative cash flows in future periods. The failure to obtain sufficient revenues and margins to support operating expenses could harm our business.

Unless We Obtain Adequate Financing and Increase Our Revenues We May Be Unable to Continue as a Going Concern. Our Company has suffered recurring losses from operations. This factor, in combination with (i) reliance upon debt and new equity financing to fund the continuing losses from operations and cash flow deficits, (ii) material net losses and cash flow deficits from operations during fiscal year 2008 and in prior years and (iii) the possibility that we may be unable to meet our debts as they come due, raise substantial doubt about our ability to continue as a going concern. Our Company’s ability to continue as a going concern is dependent upon our ability to obtain adequate financing and achieve a level of revenues, adequate to support our capital and operating requirements, as to which no assurance can be given. In the event we are unable to continue as a going concern, we may elect or be required to seek protection from our creditors by filing a voluntary petition in bankruptcy or may be subject to an involuntary petition in bankruptcy. To date, management has not considered this alternative, nor does management view it as a likely occurrence. Our auditors have included in their report an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern.

We Need to Obtain Additional Financing to Continue Operating our Business. We had an operating cash flow deficit of $1.4 million for fiscal 2008 and $2.5 million for fiscal 2007. We believe that cash on hand and proceeds from existing development and production contracts and product sales, are not sufficient to meet cash requirements for the next twelve months. We anticipate the need to raise additional funds to:

•	Finance working capital requirements
•	Pay for operating expenses or shortfalls in anticipated revenues
•	Fund research and development costs
•	Develop new technology, products or services
•	Respond to competitive pressures
•	Support strategic and industry relationships
•	Fund the production and marketing of our products and services
•	Meet our debt obligations as they become due

We cannot guarantee that the common stock purchase agreement with Fusion Capital Fund II, LLC (“Fusion Capital”) will be sufficient or available to fund our ongoing operations. We only have the right to receive $80,000 every four business days under the agreement with Fusion Capital unless our stock price equals or exceeds $0.10, in which case we can sell greater amounts to Fusion Capital as the price of our common stock increases. Fusion Capital does not have the right, nor the obligation, to purchase any shares of our common stock on any business day that the market price of our common stock is less than $0.08. We registered 19,166,666 shares for sale by Fusion Capital from time to time. We sold 4,166,666 shares to Fusion Capital in January 2007 for proceeds of $500,000 and an additional 6,283,275 shares through March 31, 2008 for additional proceeds of $960,000. Accordingly, the selling price of the common stock that may be sold to Fusion to the term of the common stock purchase agreement will have to average at least $0.81 per share for us to receive the maximum remaining proceeds of $7.0 million. Assuming a purchase price of $0.16 per share (the closing sale price of the common stock on March 31, 2008) and the purchase by Fusion of the remaining shares under the common stock purchase agreement at that date, proceeds to us would be an additional $1.4 million.

The extent we rely on Fusion Capital as a source of funding will depend on a number of factors including, the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources, such as through the sale of our products or services or the licensing of our intellectual property. Specifically, Fusion Capital does not have the right nor the obligation to purchase any shares of our common stock on any business days that the market price of our common stock is less than $0.08. If obtaining sufficient financing from Fusion Capital was to prove unavailable or prohibitively dilutive and if we are unable to raise additional funds through the sale of our products or services or the licensing of our intellectual property, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we are able to access the sufficient financing under the common stock purchase agreement with Fusion Capital, we may still need additional capital to fully implement our business, operating and development plans.

We cannot assure you that such additional financing will be available on terms favorable to us, or at all. If adequate funds are not available to us then we may not be able to continue operations or take advantage of opportunities. If we raise additional funds through the sale of equity, including common stock, the percentage ownership of our stockholders will be reduced.

We Expect Our Operating Results to Fluctuate Significantly - Our quarterly and annual operating results have fluctuated significantly in the past and we expect that they will continue to fluctuate in the future. This fluctuation is a result of a variety of factors, including the following:

•	Unpredictable demand and pricing for our products and services
•	Market acceptance of our products by our customers and their end users
•	Uncertainties with respect to future customer product orders, their timing and the margins to be received, if any
•	Fluctuations in product costs and operating costs
•	Changes in research and development costs
•	Changes in general economic conditions
•	Risks and costs of warranty claims
•	Changes in technology
•	Short product lifecycles and possible obsolescence of inventory and materials

We May Experience Product Delays, Cost Overruns and Errors Which Could Adversely Affect our Operating Performance and Ability to Remain Competitive. We have experienced development delays and cost overruns associated with product development and provision of services to our customers in the past. We may experience additional delays and cost overruns on current or future projects. Future delays and cost overruns could adversely affect our financial results and could affect our ability to respond to technological changes, evolving industry standards, competitive developments or customer requirements. Our technology, products and services could contain errors that could cause delays, order cancellations, contract terminations, adverse publicity, reduced market acceptance of products, or lawsuits by our customers or others who have acquired our products.

We do not Anticipate Paying Dividends. We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain any future earnings to fund the development and growth of our business. An investment in our common stock, therefore, may be more suitable for an investor that is seeking capital appreciation rather than current yield and, as a consequence, may be more speculative. Accordingly, investors should not purchase our common stock with an expectation of receiving regular dividends.

Risks Related to Sales, Marketing and Competition

We May Be Unable to Successfully Compete in the Electronic Products Market Which is Highly Competitive and Subject to Rapid Technological Change. We compete in the market for electronics products that is intensely competitive and subject to rapid technological change. The market is also impacted by evolving industry standards, rapid price changes and rapid product obsolescence. Our competitors include a number of large foreign companies with U.S. operations and a number of domestic companies, many of which have substantially greater financial, marketing, personnel and other resources. Our current competitors or new market entrants could introduce new or enhanced technologies or products with features that render our technology or products obsolete or less marketable, or could develop means of producing competitive products at a lower cost. Our ability to compete successfully will depend in large measure on our ability to maintain our capabilities in connection with upgrading products and quality control procedures and to adapt to technological changes and advances in the industry. Competition could result in price reductions, reduced margins, and loss of contracts, any of which could harm our business. There can be no assurance that we will be able to keep pace with the technological demands of the marketplace or successfully enhance our products or develop new products that are compatible with the products of the electronics industry.

We Rely on a Limited Number of Customers from One Industry for Revenue. Historically, a substantial portion of our revenues has been derived primarily from a limited number of customers and revenues during fiscal 2007 and 2008 were derived from one industry, the airline industry. Three customers accounted for 63% of our revenues for the year ended March 31, 2008 and two customers accounted for 92% of revenues in the year ended March 31, 2007. The failure to receive orders for and produce products or a decline in the economic prospects of the airline industry or our customers or the products we may produce for sale may have a material adverse effect on our operations. The airline industry is facing a variety of economic challenges that may adversely affect the prospects for new orders of portable IFE systems and adversely affecting future operating results.

Customer Litigation. In May 2006, our company and certain of our current and former officers were sued by former customer digEcor. We are unable to determine at this time the impact this litigation and matter may have on our financial position or results of operations. An adverse ruling by the court could have a material adverse effect on our financial position and results of operations. See “Legal Proceedings.”

If We Are Unsuccessful in Achieving Market Acceptance of Our Products, It Could Harm Our Business. Sales and marketing strategy contemplates sales of our products to the IFE and other markets. Any failure to penetrate our targeted markets would have a material adverse effect upon our operations and prospects. Market acceptance of our products by our customers and their end users will depend in part upon our ability to demonstrate and maintain the advantages of our technology over competing products.

We Have Limited Marketing Capabilities and Resources Which Makes It Difficult For Us to Create Awareness of and Demand for Our Products and Technology. We have limited marketing capabilities and resources and are primarily dependent upon in-house executives for the marketing of our products, as well as our licensing business. Selling products and attracting new business customers requires ongoing marketing and sales efforts and expenditure of funds to create awareness of and demand for our technology. We cannot assure that our marketing efforts will be successful or result in future development contracts or other revenues.

The Success of Our Business Depends on Emerging Markets and New Products.  In order for demand for our technology, services and products to grow, the markets for portable digital devices, such as digital recorders and digital video/music players and other portable consumer devices must develop and grow. If sales for these products do not grow, our revenues could decline. To remain competitive, we intend to develop new applications for our technology and develop new technology and products. If new applications or target markets fail to develop, or if our technology, services and products are not accepted by the market, our business, financial condition and results of operations could suffer.

Development of New or Improved Products, Processes or Technologies May Render Our Technology Obsolete and Hurt Our Business. The electronics, contract manufacturing and computer software markets are characterized by extensive research and development and rapid technological change resulting in very short product life cycles. Development of new or improved products, processes or technologies may render our technology and developed products obsolete or less competitive. We will be required to devote substantial efforts and financial resources to enhance our existing products and methods of manufacture and to develop new products and methods. There can be no assurance we will succeed with these efforts. Moreover, there can be no assurance that other products will not be developed which may render our technology and products obsolete.

Risks Related to Operations

We Depend On a Limited Number of Contract Manufacturers and Suppliers and Our Business Will Be Harmed By Any Interruption of Supply or Failure of Performance. We rely on one major supplier for manufacturing our eVU product. We depend on our contract manufacturer to (i) allocate sufficient capacity to our manufacturing needs, (ii) produce acceptable quality products at agreed pricing and (iii) deliver on a timely basis. If a manufacturer is unable to satisfy these requirements, our business, financial condition and operating results may be materially and adversely affected. Any failure in performance by our manufacturer for any reason could have a material adverse affect on our business. Production and pricing by such manufacturer is subject to the risk of price fluctuations and periodic shortages of components. We have no supply agreements with component suppliers and, accordingly, we are dependent on the future ability of our manufacturer to purchase components. Failure or delay by suppliers in supplying necessary components could adversely affect our ability to deliver products on a timely and competitive basis in the future.

If We Lose Key Personnel or Are Unable to Attract and Retain Additional Highly Skilled Personnel Required For the Expansion of Our Activities Our Business Will Suffer. Our future success depends to a significant extent on the continued service of our key technical, sales and senior management personnel and their ability to execute our strategy. The loss of the services of any of our senior level management, or certain other key employees, may harm our business. Our future success also depends on our ability to attract, retain and motivate highly skilled employees. Competition for employees in our industry is intense. We may be unable to retain our key employees or to attract, assimilate and retain other highly qualified employees in the future. We have from time to time in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications.

Because Some of Our Management are Part-Time and Have Certain Conflicts of Interest, Our Business Could Be Harmed. Our Senior Vice President, Robert Putnam, also performs investor relations for American Technology Corporation. As a result of his involvement with American Technology Corporation, Mr. Putnam has in the past, and is expected in the future to devote a substantial portion of his time to other endeavors and only part-time services to e.Digital. Certain conflicts of interest now exist and will continue to exist between e.Digital and Mr. Putnam due to the fact that he has other employment or business interests to which he devotes some attention and he is expected to continue to do so. It is conceivable that the respective areas of interest of e.Digital and American Technology Corporation could overlap or conflict.

Risks Related to our Patent Enforcement Strategy

Enforcement of Our Patented Technologies is Untested and We Face Uncertain Revenue Prospects or Market Value. Our portfolio of flash memory patents and technologies have yet to be licensed nor have they been the subject of any patent enforcement litigation. The licensing demand for our patent portfolio is untested and is subject to fluctuation based upon the rate at which target infringers agree to pay royalties or settle enforcement actions, if any. There can be no assurance of revenues from our strategy of enforcing our flash memory patent portfolio.

Our Fee Arrangement with Patent Enforcement Counsel Subjects Us to Certain Risks and Substantial Costs and Fees Could Limit Our Net Proceeds From Any Successful Patent Enforcement Actions. Our agreement for legal services and a contingent fee arrangement with Duane Morris LLP provides that Duane Morris is our exclusive legal counsel in connection with the assertion of our flash memory related patents against infringers (“Patent Enforcement Matters’). Duane Morris is advancing certain costs and expenses including travel expenses, court costs and expert fees. We have agreed to pay Duane Morris a fee equal to 40% of any license or litigation recovery related to Patent Enforcement Matters, after recovery of expenses, and 50% of recovery if appeal is necessary. We are not in control of the timing, costs and fees, which could be substantial and could limit our share of proceeds, if any, from future patent enforcement actions. There can be no assurance Duane Morris will diligently and timely pursue patent enforcement actions on our behalf. In the event we are acquired or sold or we elect to sell the covered patents or upon certain other corporate events or in the event we terminate the agreement with Duane Morris for any reason, then Duane Morris shall be entitled to collect accrued costs and a fee equal to three times overall time and expenses and a fee of 15% of a good faith estimate of the overall value of the covered patents. We have provided Duane Morris a lien and a security interest in the covered patents to secure this obligation. Should any of the aforementioned events occur, the fees and costs owed to Duane Morris could be substantial and limit our revenues.

New Legislation, Regulations or Rules Related to Enforcing Patents Could Significantly Decrease Our Prospect for Revenue and Increase the Time and Costs Associated with Patent Enforcement.  If new legislation, regulations or rules are implemented either by Congress, the United States Patent and Trademark Office, or the courts that impact the patent application process, the patent enforcement process or the rights of patent holders, these changes could negatively affect our revenue prospects and increase the costs of enforcement. For example, new rules regarding the burden of proof in patent enforcement actions could significantly increase the cost of our enforcement actions, and any new standards or limitations on liability for patent infringement could negatively impact revenue derived from such enforcement actions. While we are not aware that any such changes are likely to occur in the foreseeable future that impact our current patents, we cannot assure that such changes will not occur.

Should Litigation Be Required to Enforce Our Patents, Trial Judges and Juries Often Find It Difficult to Understand Complex Patent Enforcement Litigation, and as a Result, We May Need to Appeal Adverse Decisions By Lower Courts In Order to Successfully Enforce Our Patents. It is difficult to predict the outcome of patent enforcement litigation at the trial level. It is often difficult for juries and trial judges to understand complex, patented technologies, and as a result, there is a higher rate of successful appeals in patent enforcement litigation than more standard business litigation. Such appeals are expensive and time consuming, resulting in increased costs and delayed revenue. Although we intend to diligently pursue enforcement litigation if necessary to monetize our patents, we cannot predict with significant reliability the decisions made by juries and trial courts.

Federal Courts are Becoming More Crowded, and as a Result, Patent Enforcement Litigation is Taking Longer. Any patent enforcement actions we may be required to take to monetize our patents will most likely be prosecuted in federal court. Federal trial courts that hear patent enforcement actions also hear other cases that may take priority over any actions we may take. As a result, it is difficult to predict the length of time it will take to complete any enforcement actions.

As Patent Enforcement Litigation Becomes More Prevalent, It May Become More Difficult for Us to Voluntarily License Our Patents. We believe that the more prevalent patent enforcement actions become, the more difficult it will be for us to voluntarily license our patents to major electronic firms. As a result, we may need to increase the number of our patent enforcement actions to cause infringing companies to license our patents or pay damages for lost royalties. This may increase the risks associated with an investment in our Company.

Risks Related to Intellectual Property and Government Regulation

Failing to Protect Our Proprietary Rights to Our Technology Could Harm Our Ability to Compete, as well as Our Results of Our Operations. Our success and ability to compete substantially depends on our internally developed software, technologies and trademarks, which we protect through a combination of patent, copyright, trade secret and trademark laws. Patent applications or trademark registrations may not be approved. Even when they are approved, our patents or trademarks may be successfully challenged by others or invalidated. If our trademark registrations are not approved because third parties own such trademarks, our use of these trademarks would be restricted unless we enter into arrangements with the third-party owners, which may not be possible on commercially reasonable terms or at all. We generally enter into confidentiality or license agreements with our employees, consultants and strategic and industry partners, and generally control access to and distribution of our software, technologies, documentation and other proprietary information. Despite our efforts to protect our proprietary rights from unauthorized use or disclosure, parties may attempt to disclose, obtain or use our solutions or technologies. The steps we have taken may not prevent misappropriation of our solutions or technologies, particularly in foreign countries where laws or law enforcement practices may not protect our proprietary rights as fully as in the United States. We have licensed, and we may license in the future, certain proprietary rights to third parties. While we attempt to ensure that our business partners maintain the quality of our brand, they may take actions that could impair the value of our proprietary rights or our reputation. In addition, these business partners may not take the same steps we have taken to prevent misappropriation of our solutions or technologies.

We May Face Intellectual Property Infringement Claims That May Be Difficult to Defend and Costly to Resolve, Which Could Harm Our Business. Although we do not believe we infringe the proprietary rights of any third parties, we cannot assure you that third parties will not assert such claims against us in the future or that such claims will not be successful. We could incur substantial costs and diversion of management resources to defend any claims relating to proprietary rights, which could harm our business. In addition, we are obligated under certain agreements to indemnify the other party for claims that we infringe on the proprietary rights of third parties. If we are required to indemnify parties under these agreements, our business could be harmed. If someone asserts a claim relating to proprietary technology or information against us, we may seek licenses to this intellectual property. We may not be able to obtain licenses on commercially reasonable terms, or at all. The failure to obtain the necessary licenses or other rights may harm our business.

Risks Related to Government Regulation, Content and Intellectual Property Government Regulation May Subject Us to Liability and Require Us to Change the Way We Do Business. Our business is subject to rapidly changing laws and regulations. Although our operations are currently based in California, the United States government and the governments of other states and foreign countries have attempted to regulate activities on the Internet. Evolving areas of law that are relevant to our business include privacy law, copyright law, proposed encryption laws, content regulation and import/export regulations. Because of this rapidly evolving and uncertain regulatory environment, we cannot predict how these laws and regulations might affect our business. In addition, these uncertainties make it difficult to ensure compliance with the laws and regulations governing the Internet. These laws and regulations could harm us by subjecting us to liability or forcing us to change how we do business. We are also subject to regulations for portable electronic devices in various countries and for the emissions of such devices in aircraft. Failure to comply with these many regulations could harm our business or require us to repurchase products from customers.

Compliance With Current And Future Environmental Regulations May Be Costly, Which Could Impact Our Future Earnings. We are subject to environmental and other regulations due to our production and marketing of products in certain states and countries. We also face increasing complexity in our product design and procurement operations as we adjust to new and upcoming requirements relating to the materials composition of our products, including the restrictions on lead and certain other substances in electronics that apply to specified electronics products put on the market in the European Union as of July 1, 2006 (Restriction of Hazardous Substances in Electrical and Electronic Equipment Directive (EU RoHS)). The European Union has also finalized the Waste Electrical and Electronic Equipment Directive (WEEE), which makes producers of electrical goods financially responsible for specified collection, recycling, treatment and disposal of past and future covered products. Other countries, such as the United States, China and Japan, have enacted or may enact laws or regulations similar to the EU RoHS or WEEE Legislation. These and other environmental regulations may require us to reengineer certain of our existing products to comply with environmental regulations.

We May Incur Liability from Our Requirement to Indemnify Certain Customers Regarding Current Litigation and Certain Intellectual Property Matters. Our contracts with major airlines are subject to future performance by us and product warranties and intellectual property indemnifications including certain remedies, ranging from modification to product substitution or refund. We are also required to provide similar indemnification for adverse consequences of the litigation described below in “Legal Proceedings.” Should our products be deemed to infringe on the intellectual property of others the costs of modification, substitution or refund could be material and could harm our business and adversely impact our operations.

Our Internal Control Over Financial Reporting Is Not Adequate And May Result In Financial Statements That Are Incomplete Or Subject To Restatement. Section 404 of the Sarbanes Oxley Act of 2002 requires significant procedures and review processes of our system of internal controls. Section 404 requires that we evaluate and report on our system of internal control over financial reporting beginning with this Annual Report on Form 10-K for the year ended March 31, 2008. In addition, our independent registered public accounting firm will be required to report on our internal controls over financial reporting for the year ending March 31, 2009. The additional costs associated with this process may be significant.

After documenting and testing our system, we have identified material weaknesses in our accounting and financial functions due to a lack of oversight by an independent audit committee and ineffective controls over the period ending closing process. As a result, our internal control over financial reporting is not effective. As a result of our internal control over financial reporting being ineffective, investors could lose confidence in our financial reports, and our stock price might be adversely affected. In addition, remedying this or any future material weaknesses that we or our independent registered public accounting firm might identify, could require us to incur significant costs and expend significant time and management resources. We cannot assure you that any of the measures we might implement to remedy any such deficiencies would effectively mitigate or remedy such deficiencies.

Risks Related to Trading in Our Common Stock

The Sale of our Common Stock to Fusion Capital May Cause Dilution and the Sale of the Shares of Common Stock Acquired by Fusion Capital Could Cause the Price of our Common Stock to Decline. In connection with entering into the common stock purchase agreement, we authorized the sale to Fusion Capital of up to 19,166,666 shares of our common stock. The number of shares ultimately offered for sale by Fusion Capital is dependent upon the number of shares purchased by Fusion Capital under the common stock purchase agreement. The purchase price for the common stock to be sold to Fusion Capital pursuant to the common stock purchase agreement will fluctuate based on the price of our common stock. All of the 19,166,666 shares in the offering are expected to be freely tradable. It is anticipated that the shares registered that may not have been previously sold to date may be sold over the next seven months. Depending upon market liquidity at the time, a sale of shares under the offering at any given time could cause the trading price of our common stock to decline. Fusion Capital may ultimately purchase all, some or none of the 8,716,725 shares of common stock not issued at March 31, 2008. After it has acquired the shares, it may sell all, some or none of the shares. Therefore, sales to Fusion Capital by us under the agreement may result in substantial dilution to the interests of other holders of our common stock. The sale of a substantial number of shares of our common stock under this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. However, we have the right to control the timing and amount of any sales of our shares to Fusion Capital and the common stock purchase agreement may be terminated by us at any time at our discretion without any cost to us.

Investing in a Technology Stock (Such as Ours) May Involve Greater Risk Than Other Investments Due to Market Conditions, Stock Price Volatility and Other Factors. The trading price of our common stock has been subject to significant fluctuations to date, and will likely be subject to wide fluctuations in the future due to:

•	Quarter-to-quarter variations in operating results
•	Announcements of technological innovations by us, our customers or competitors
•	New products or significant design achievements by us or our competitors
•	General conditions in the markets for the our products or in the electronics industry
•	The price and availability of products and components
•	Changes in operating factors including delays of shipments, orders or cancellations
•	General financial market conditions
•	Market conditions for technology stocks
•	Litigation or changes in operating results or estimates by analysts or others
•	Or other events or factors

In addition, potential dilutive effects of future sales of shares of common stock by stockholders and by the Company, including Fusion Capital and subsequent sale of common stock by the holders of warrants and options could have an adverse effect on the market price of our shares.

We do not endorse and accept any responsibility for the estimates or recommendations issued by stock research analysts or others from time to time or comments on any electronic chat boards. The public stock markets in general, and technology stocks in particular, have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many high technology companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock in the future.

Low-Price Stocks and Stocks Traded on the OTC Electronic Bulletin Board are Subject to Special Regulations and may have Increased Risk. Our shares of common stock are traded on the OTC Electronic Bulletin Board, an electronic, screen-based trading system operated by the National Association of Securities Dealers, Inc. (“NASD”). Securities traded on the OTC Electronic Bulletin Board are, for the most part, thinly traded and are subject to special regulations not imposed on securities listed or traded on the NASDAQ system or on a national securities exchange. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our common stock. Sales of substantial amounts of our outstanding common stock in the public market could materially adversely affect the market price of our common stock. To date, the price of our common stock has been extremely volatile with the sale price fluctuating from a low of $0.11 to a high of $0.23 in the last twelve months. In addition, our common stock is subject to Rules 15g-1-15g-6 promulgated under the Exchange Act that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally, a person with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with his or her spouse). For transactions covered by this rule, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company’s securities and may affect the ability of investors to sell their securities in the secondary market. The Securities and Exchange Commission has also adopted regulations which define a “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the regulations require the delivery, prior to the transaction, of a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer must also disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock in the account and information on the limited market in penny stocks.

Important Factors Related to Forward-Looking Statements and Associated Risks. This prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and we intend that such forward-looking statements be subject to the safe harbors created thereby. These forward-looking statements include our plans and objectives of management for future operations, including plans and objectives relating to the products and our future economic performance. The forward-looking statements included herein are based upon current expectations that involve a number of risks and uncertainties. These forward-looking statements are based upon assumptions that we will design, manufacture, market and ship new products on a timely basis, that competitive conditions within the computer and electronic markets will not change materially or adversely, that the computer and electronic markets will continue to experience growth, that demand for the our products will increase, that we will obtain and/or retain existing development partners and key management personnel, that future inventory risks due to shifts in market demand will be minimized, that our forecasts will accurately anticipate market demand and that there will be no material adverse change in our operations or business. Assumptions relating to the foregoing involve judgments with respect, among other things, to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking information will be realized. In addition, as disclosed above, our business and operations are subject to substantial risks which increase the uncertainty inherent in such forward-looking statements. Any of the other factors disclosed above could cause our net sales or net income (or loss), or our growth in net sales or net income (or loss), to differ materially from prior results. Growth in absolute amounts of costs of sales and selling and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated in the forward-looking statements. Budgeting and other management decisions are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and business developments, the impact of which may cause us to alter our marketing, capital expenditure or other budgets, which may in turn affect our results of operations. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

ITEM 1B. UNRESOLVED STAFF COMMENTS

None

ITEM 2. PROPERTIES

In March 2006, we entered into a sixty-two month lease, commencing June 1, 2006, for approximately 4,800 square feet at 16770 West Bernardo Drive, San Diego, California with a current aggregate monthly payment of $5,980 excluding utilities and costs. The aggregate payments adjust annually with maximum aggregate payments totaling $6,535 in the fifty-first through the sixty-second month.

We believe this facility is adequate to meet our needs for the next twelve months given current plans. However should we expand our operations, we may be required to obtain additional space or alternative space. We believe there is adequate availability of office space in the general vicinity to meet our future needs.

ITEM 3. LEGAL PROCEEDINGS

Business Litigation
In May 2006, we announced that a complaint had been filed against our Company and certain of our officers and employees by digEcor, Inc. in the Third Judicial District Court of Utah, County of Salt Lake. The complaint alleged breaches of contract, unjust enrichment, breaches of good faith and fair dealing, fraud, negligent misrepresentation, and interference with prospective economic relations. digEcor sought, among other things, an injunction to prevent our Company from selling or licensing certain digital rights management technology and “from engaging in any competition with digEcor until after 2009.” digEcor also sought “actual damages” of $793,750 and “consequential damages...not less than an additional $1,000,000.” This action was related to a purchase order we placed for this customer in the normal course of business on November 11, 2005 for 1,250 digEplayers™ with our contract manufacturer, Maycom Co., Ltd.. Maycom was paid in full for the order by both e.Digital and digEcor by March 2006, but Maycom failed to timely deliver the order. We recorded an impairment charge of $603,750 in March 2006 for deposits paid to Maycom due to the uncertainty of obtaining future delivery. In October 2006 we received delivery from Maycom of the delayed 1,250-unit digEplayer order and delivered the order to digEcor. We recognized $713,750 of revenue from this order and reversed an impairment charge of $603,750 in our third fiscal 2007 quarter.

We have answered the complaint and are pursuing certain counterclaims. The case is currently in the discovery phase. In January 2007, the Court ruled on certain motions of the parties. In its ruling, the Court dismissed digEcor’s unjust enrichment, fraud, negligent misrepresentation, tortious interference and punitive damage claims. The Court further acknowledged the delivery of the 1,250-unit order and a partial settlement between the parties reducing digEcor’s claim for purchase-price or actual damages from $793,750 to $94,846 with such amount still being disputed by e.Digital. digEcor’s contract and damages claims remain in dispute, and the Court provided some interpretation of the contracts at issue in its ruling. digEcor subsequently amended its Complaint to assert an alternative breach of contract claim, and claims for federal, state and common law unfair competition, and sought an injunction prohibiting us “from engaging in any competition with digEcor until after 2013.” In April 2007 digEcor filed a motion for summary judgment seeking enforcement of an alleged noncompete provision and an injunction prohibiting us from competing with digEcor. In October 2007 the Court denied, without prejudice, digEcor’s motion for partial summary judgment and a request for injunction. The foregoing and other findings of the Court may be subject to appeal by either party.

We believe we have substantive and multiple defenses and intend to vigorously challenge the remaining matters and pursue existing and possible additional counterclaims. Due to the uncertainties inherent in any litigation, however, there can be no assurance whether we will or will not prevail in our defense against digEcor’s remaining claims. We are also unable to determine at this time the impact this complaint and matter may have on our financial position or results of operations. We have an accrual of $80,000 as an estimate of our obligation related to the remaining general damage claim and we intend to seek restitution from Maycom for any damages we may incur but recovery from Maycom is not assured. Maycom is not involved in the design, tooling or production of our proprietary eVU mobile product. Moreover, we do not presently plan or expect to produce or sell digEplayer models to digEcor or other customers in the future.

In April 2007 we filed a second amended counterclaim in the United States District Court of Utah seeking a declaratory judgment confirming the status of prior agreements between the parties, alleging breach of our confidential information and trade secrets by digEcor, seeking an injunction against digEcor’s manufacture and sale of a portable product based on our technology, alleging breach of duty to negotiate regarding revenue sharing dollars we believe we have the right to receive and tortious interference by digEcor in our contracts with third parties. We intend to vigorously prosecute these counterclaims. There can be no assurance, however, that we will prevail on any of our counterclaims.

Intellectual Property Litigation
In March 2008, we filed a complaint against Avid Technology, Casio America, LG Electronics USA, Nikon, Olympus America, Samsung Electronics America, and Sanyo North America in the U.S. District Court for the Eastern District of Texas asserting that products made by the listed companies infringe four of our U.S. patents covering the use of flash memory technology. These patents are part of our Flash-R patent portfolio. In September 2007 we filed a similar suit in the same jurisdiction against Vivitar, a wholly-owned subsidiary of Syntax-Brillian. We intend to pursue our claims vigorously but the litigation is in the early stage and there is no assurance of recovery. Although most fees, costs and expenses of the litigation are covered under our contingent fee arrangement with Duane Morris LLP, we may incur support and related expenses for this litigation that may become material.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None

PART II

ITEM 5. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

Our common stock trades in the over-the-counter market on the OTC Electronic Bulletin Board. The following table sets forth, for the periods indicated, the high and low closing bid prices for our common stock, as reported by the National Quotation Bureau, for the quarters presented. Bid prices represent inter-dealer quotations without adjustment for markups, markdowns, and commissions.

Fiscal year ended March 31, 2007
First quarter	$0.16	$0.08
Second quarter	$0.20	$0.12
Third quarter	$0.20	$0.15
Fourth quarter	$0.28	$0.16

Fiscal year ended March 31, 2008
First quarter	$0.23	$0.17
Second quarter	$0.22	$0.16
Third quarter	$0.11	$0.18
Fourth quarter	$0.11	$0.15

Holders

At May 31, 2008 there were 275,227,941 shares of common stock outstanding and approximately 2,861 stockholders of record.

Dividends

We have never paid any dividends to our common stockholders. Future cash dividends or special payments of cash, stock or other distributions, if any, will be dependent upon our earnings, financial condition and other relevant factors. The Board of Directors does not intend to pay or declare any dividends on our common stock in the foreseeable future, but instead intends to have the Company retain all earnings, if any, for use in the business.

Equity Compensation Plan Information
The following table sets forth information as of March 31, 2008, with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance, aggregated as follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	9,147,167	$0.16	3,630,833
Equity compensation plans not approved by security holders (1)	1,750,000	$0.12	-0-
Total	10,897,167	$0.16	3,630,833

(1) Includes (a) 1,000,000 shares of common stock subject to inducement stock options granted to an executive officer in connection with employment and 250,000 shares granted subsequently with an aggregate weighted average exercise price of $0.10 per share, (b) 250,000 shares of common stock subject to inducement stock options granted to an employee with an exercise price of $0.145 per share, and (c) 250,000 shares of common stock granted to a consultant vesting on a performance basis with an exercise price of $0.16 per share.

Recent Sales of Unregistered Securities

The following common shares were issued during the fiscal year and not previously reported in a Quarterly Report on Form 10-Q or Current Report on Form 8-K:

▪
On January 2 and 4, 2008 the Company issued an aggregate of 237,717 shares of common stock to Davric Corporation in consideration of a $30,000 monthly payment on its 7.5% term note. No commissions were paid and a restrictive legend was placed on the shares issued.

▪
On January 18, 2008 the Company issued 69,965 shares of common stock to ASI Technology Corporation in consideration of a $9,000 finance fee related to renewal of a short-term note. No commissions were paid and a restrictive legend was placed on the shares issued.

▪
On January 31, 2008 the Company issued 238,473 shares of common stock to Davric Corporation in consideration of a $30,000 monthly payment on its 7.5% term note. No commissions were paid and a restrictive legend was placed on the shares issued.

▪
On February 29, 2008 the Company issued 260,416 shares of common stock to Davric Corporation in consideration of a $30,000 monthly payment on its 7.5% term note. No commissions were paid and a restrictive legend was placed on the shares issued.

▪
On March 31, 2008 the Company issued 214,285 shares of common stock to Davric Corporation in consideration of a $30,000 monthly payment on its 7.5% term note. No commissions were paid and a restrictive legend was placed on the shares issued.

Issuer Purchases of Equity Securities

Not applicable.

ITEM 6. SELECTED CONSOLIDATED FINANCIAL DATA

Not applicable.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our consolidated financial statements and the notes thereto and includes forward-looking statements with respect to the company’s future financial performance. Actual results may differ materially from those currently anticipated and from historical results depending upon a variety of factors, including those described elsewhere in this Annual Report and under the sub-heading, “Risk Factors - Important Factors Related to Forward-Looking Statements and Associated Risks.”

General
We are a holding company incorporated under the laws of Delaware that operates through a wholly-owned California subsidiary of the same name. We have innovated a proprietary secure digital video/audio technology platform (“DVAP”) that can be applied to produce complex portable electronic products. In February 2006 we introduced a new and improved DVAP device, the eVU™ mobile entertainment device targeted at the IFE and additional markets. We commenced eVU customer trials in the late 2006 and commercial shipments to customers in the third quarter of fiscal 2007.

Our strategy is to market our eVU products and services to a growing base of U.S. and international companies in the airline, healthcare, military, and other travel and leisure industries that desire to market eVU to consumers at their facilities. We employ both direct sales to customers and sales through value added distributors (VARs) that provide marketing, logistic and/or content services to customers. We also intend to aggressively pursue enforcement and licensing of our Flash-R patent portfolio.

Our revenue is derived from the sale of DVAP products and accessories to customers, warranty and technical support services and content fees and related services. We also anticipate that we can obtain license revenue in the future from our Flash-R patent portfolio.

Our business and technology is high risk in nature. There can be no assurance we can achieve sufficient eVU revenues to become profitable or produce future revenues from our patent portfolio or from new products or services. We continue to be subject to the risks normally associated with any new business activity, including unforeseeable expenses, delays and complications. Accordingly, there is no guarantee that we can or will report operating profits in the future.

Overall Performance and Trends
We have incurred significant operating losses and negative cash flow from operations in the current period and in each of the last three fiscal years and these losses have been material. We have an accumulated deficit of $82 million and a working capital deficit of $1,292,292 at March 31, 2008. Our operating plans require additional funds that may take the form of debt or equity financings. There can be no assurance that any additional funds will be available to our company on satisfactory terms and conditions, if at all. Our company’s ability to continue as a going concern is in substantial doubt and is dependent upon achieving a profitable level of operations and obtaining additional financing.

Management has undertaken steps as part of a plan to improve operations with the goal of sustaining operations for the next twelve months and beyond. These steps include (a) expanding sales and marketing to new customers and new markets; (b) monetizing the Flash-R patent portfolio; (c) controlling overhead and expenses; and (c) raising additional capital and/or obtaining financing. We obtained $960,000 of equity proceeds pursuant to a common stock purchase agreement with Fusion Capital Fund II, LLC (“Fusion”) during the year ended March 31, 2008. We may have access to up to $1.4 million of additional funding pursuant to this agreement (or a maximum of $7 million at higher stock prices). Future availability under the Fusion agreement is subject to many conditions, some of which are predicated on events that are not within our control. The availability of additional funding under the Fusion agreement is subject to many conditions, some of which are predicated on events that are not within our control. There can be no assurance this capital resource will be available or be sufficient.

For the year ended March 31, 2008:

•
Our revenues were $5.6 million a 206% increase over the prior year. During fiscal 2007 we were transitioning to our new product and had no significant revenues until the third fiscal quarter. Sales to three customers accounted for 30%, 20% and 13% of our revenues and our recent results have been dependent on the timing and quantity of eVU orders by a limited number of customers. We expect future results to be dependent on eVU orders from a limited number of customers although we seek to expand and diversify our customer base both in the IFE space and other markets. The failure to obtain eVU orders or delays of orders or production delays could have a material adverse impact on our operations.

•
We recorded a gross profit of $1.5 million in fiscal 2008 compared to a gross profit of $1.0 million for fiscal 2007. Gross profit in fiscal 2007 included a $603,750 reduction in costs due to the reversal of an impairment cost recorded in cost of sales in the prior year. Future gross profit margins are dependent on prices charged, volume of orders and product mix and costs.

•
Operating expenses were $3.0 million, a decrease from $3.1 million for fiscal 2007. Selling and administrative expenses increased while research and development costs declined as a result of the completion of the eVU model in fiscal 2007 and the resulting emphasis on sales, marketing and customer support.

•
Other income and expenses for fiscal 2008 were a net expense of $0.3 million consisting primarily of interest and financing royalties. Other income and expenses for fiscal 2007 were a net expense of $1.1 million consisting primarily of $1.4 million of interest expense (including non-cash interest of $1.1 million primarily related to amortization of warrants issued with converted debt), $0.2 million of warrant inducement expense, reduced by $0.5 million of gain on debt settlement.

•	Our net loss was $1.7 million for fiscal 2008 compared to $3.1 million for fiscal 2007.

We recently commenced enforcement actions of our Flash-R patent portfolio. Our international legal firm Duane Morris LLP is handling our patent enforcement matters on a contingent fee basis. It is too early to evaluate the likelihood of success or timing of results of our enforcement actions.

Our monthly cash operating costs have been on average approximately $235,000 per month for the period ending March 31, 2008. However, we may increase expenditure levels in future periods to support and expand our revenue opportunities and continue advanced product and technology research and development. Accordingly, our losses are expected to continue until such time as we are able to realize revenues and margins sufficient to cover our costs of operations. We may also face unanticipated technical or manufacturing obstacles and face warranty and other risks in our business. See “Risk Factors.”

Management faces significant challenges in fiscal 2009 to execute its plan to grow sales, monetize the Flash-R patent portfolio, control costs and obtain financing to retire existing debt and fund any operating losses or other capital requirements. Our ability to continue as a going concern is in substantial doubt and is dependent upon obtaining additional financing and achieving a profitable level of operations. In the event we are unable to continue as a going concern, we may elect or be required to seek protection from creditors by filing a voluntary petition in bankruptcy or may be subject to an involuntary petition in bankruptcy. To date, we have not considered this alternative, nor does management view it as a likely occurrence.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to product returns, bad debts, inventory valuation, intangible assets, financing operations, warranty obligations, estimated costs to complete research contracts, contingencies and litigation. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Revenue Recognition
We recognize product revenue upon shipment of a product to the customer, FOB shipping point, or upon acceptance by the customer depending on the specific contract terms, if a signed contract exists, the fee is fixed and determinable, collection of resulting receivables is probable and there are no resulting obligations. Research and development contract revenues on short-term projects or service revenue is recognized once the services or product has been delivered, the fee is fixed and determinable, collection of the resulting receivable is probable and there are no resulting obligations. If all of the service or product has been delivered and there is one element that is more than perfunctory to the services or product that has not been delivered, revenue will be deferred and recognized evenly over the remaining term of the undelivered element.

During fiscal 2008 service revenues included revenue from coding, encrypting and integrating content for periodic uploading to hardware players. Revenue is recognized upon acceptance of the content master file by the customer if the fee is fixed and determinable, collection of the resulting receivables is probable and there are no resulting obligations.

In accordance with Staff Accounting Bulletin (“SAB”) No. 104 “Revenue Recognition” (“SAB 104”) and Emerging Issues Task Force (“EITF”) Issue 00-21 “Revenue Arrangements with Multiple Deliverables” (“EITF 00-21”), when an arrangement contains multiple elements with standalone value, such as hardware and content or other services, revenue is allocated based on the fair value of each element as evidenced by vendor specific objective evidence. Such evidence consists primarily of pricing of multiple elements as if sold as separate products or services. We defer revenue for any undelivered elements, and recognize revenue when the product is delivered or over the period in which the service is performed, in accordance with our revenue recognition policy for such element. If we cannot objectively determine the fair value of any undelivered element included in a multiple-element arrangement, revenue is deferred until all elements are delivered and/or services have been performed, or until we can objectively determine the fair value of all remaining undelivered elements.

Revenue from separately priced extended warranty or product replacement arrangements is deferred and recognized to income on a straight-line basis over the contract period. We evaluate these arrangements to determine if there are excess costs greater than future revenues to be recorded as a loss.

Funds received in advance of meeting the criteria for revenue recognition are deferred and are recorded as revenue as they are earned. Any amounts related to periods beyond twelve months are considered long-term deferred revenue.

Estimates and Allowances
We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. We also review deposits with manufacturers and others for impairment.

We establish a warranty reserve based on anticipated warranty claims at the time product revenue is recognized. Factors affecting warranty reserve levels include the number of units sold and anticipated cost of warranty repairs and anticipated rates of warranty claims. We evaluate the adequacy of the provision for warranty costs each reporting period.

Income Taxes
We adopted the provisions of Financial Accounting Standards Board interpretation No. 48 “Accounting for Uncertainty in Income Taxes” (“FIN 48”) an interpretation of FASB Statement No. 109 (“SFAS 109”) on April 1, 2007. As a result of the implementation of FIN 48, we recognized no adjustment for uncertain tax provisions and the total amount of unrecognized tax benefits as of April 1, 2007 was $-0-. At the adoption date of April 1, 2007, deferred tax assets were fully reserved by a valuation allowance to reduce the deferred tax assets to zero, the amount that more likely than not is expected to be realized.

We have provided a full valuation reserve related to our net deferred tax assets for each period. In the future, if sufficient evidence of our ability to generate sufficient future taxable income in certain tax jurisdictions becomes apparent, we may be required to reduce our valuation allowances, resulting in income tax benefits in our consolidated statement of operations. We evaluate the realizability of the deferred tax assets and assess the need for valuation allowance quarterly.

We have experienced various ownership changes as a result of past financings and could experience future ownership changes. Our ability to utilize our net operating loss carryforwards may be significantly limited. Additionally, because U.S. tax laws limit the time during which these carryforwards may be applied against future taxes, we may not be able to take full advantage of these reduced attributes for federal income tax purposes. We have not performed an analysis of our deferred tax assets for net operating losses or any possible research and development credits. Accordingly, the deferred tax assets related to net operating losses and the offsetting valuation allowance have been removed from deferred tax assets (footnote only due to full valuation allowance) until such an analysis is documented.

Stock-Based Compensation
We adopted SFAS No. 123 (R), “Share Based Payment”, effective April 1, 2006 using a modified prospective application. Under the modified prospective application, prior periods are not revised for comparative purposes. The valuation provisions of SFAS 123(R) apply to new awards and to awards that are outstanding on the effective date and subsequently modified or cancelled. Estimated compensation expense for awards outstanding at the effective date is recognized over the remaining service period using the compensation cost calculated for pro forma disclosure purposes under FASB Statement No. 123, “Accounting for Stock-Based Compensation” (SFAS 123).

Options or stock awards issued to non-employees who are not directors of the Company are recorded at their estimated fair value at the measurement date in accordance with SFAS No. 123(R) and EITF Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services,” and are periodically revalued as the options vest and are recognized as expense over the related service period on a graded vesting method. Stock options issued to consultants with performance conditions are measured and recognized when the performance is complete. We make certain assumptions and estimates to value stock-based compensation expense for employees and consultants.

We account for the value of warrants and the intrinsic value of beneficial conversion rights arising from convertible instruments pursuant to the interpretative guidance of FASB Statement No. 133 “Accounting for Derivative Instruments and Hedging Activities”, EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, Accounting Principles Board Opinion No. 14 “Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants”, EITF 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, and EITF 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments” and associated pronouncements related to the classification and measurement of warrants and instruments with embedded conversion features. We make certain assumptions and estimates to value any derivative liabilities. Factors affecting these liabilities and values include changes in the stock price and other assumptions.

Indemnities and Litigation
Under our bylaws, we have agreed to indemnify our officers and directors for certain events. We also enter into certain litigation and intellectual property and other indemnification agreements in the normal course of our business. We have no liabilities recorded for such indemnities.

We are currently involved in certain legal proceedings. For any legal proceedings we are involved in, we estimate the range of liability relating to pending litigation, where the amount and range of loss can be estimated. We record our best estimate of a loss when a loss is considered probable. As additional information becomes available, we assess the potential liability related to pending litigation and will revise estimates. At March 31, 2008 we had a loss accrual of $80,000 as an estimate of our obligation related to the remaining general damage claim.

Our legal firm Duane Morris is handling Patent Enforcement Matters and certain related appeals on our Flash-R patent portfolio on a contingent fee basis. Duane Morris also has agreed to advance certain costs and expenses including travel expenses, court costs and expert fees. We are not obligated to pay these costs except out of future proceeds or as provided in the following paragraph. We have agreed to pay Duane Morris a fee equal to 40% of any license or litigation recovery related to Patent Enforcement Matters, after recovery of expenses, and 50% of recovery if appeal is necessary.

In the event we are acquired or sold or elect to sell the covered patents or upon certain other corporate events or in the event we terminate the agreement for any reason, then Duane Morris shall be entitled to collect accrued costs and a fee equal to three times overall time and expenses accrued in connection with the agreement and a fee of 15% of a good faith estimate of the overall value of the covered patents. Duane Morris has a lien and a security interest in the covered patents to secure its obligations under the agreement. We have not recorded any liability for this contingent obligation.

Other
We do not have off-balance sheet transactions, arrangements or obligations. Inflation has not had any significant impact on our business.

Recently Issued Accounting Standards

In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 157, “Fair Value Measurements”. This standard defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America, and expands disclosure about fair value measurements. In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”, which will permit the option of choosing to measure certain eligible items at fair value at specified election dates and report unrealized gains and losses in earnings. SFAS Nos. 157 and 159 will become effective for us for fiscal year 2009, and interim periods within those fiscal years. We are currently evaluating the requirements of SFAS Nos. 157 and 159, and have not yet determined the likely, if any, impact on our future financial statements.

In December 2007, the Financial Accounting Standards Board (“ FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 141(R), “Business Combinations” (“SFAS No. 141R”). SFAS 141R retains the fundamental requirements in SFAS 141 that the acquisition method of accounting (which SFAS 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R also establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) improves the completeness of the information reported about a business combination by changing the requirements for recognizing assets acquired and liabilities assumed arising from contingencies; (c) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (d) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 (for acquisitions closed on or after April 1, 2009 for the Company). Early application is not permitted. We have not yet determined the impact, if any, SFAS No. 141R will have on our consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, “Non-Controlling Interests in Consolidated Financial Statements an amendment of ARB No. 51” (“SFAS 160”). SFAS 160 establishes new standards for the accounting for and reporting of non-controlling interests (formerly minority interests) and for the loss of control of partially owned and consolidated subsidiaries. SFAS 160 does not change the criteria for consolidating a partially owned entity. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The provisions of SFAS 160 will be applied prospectively upon adoption except for the presentation and disclosure requirements which will be applied retrospectively. We do not expect the adoption of SFAS 160 will have a material impact on our consolidated financial statements.

On March 19, 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133 (“SFAS No. 161”). SFAS No. 161 requires enhanced disclosures about an entity’s derivative and hedging activities. These enhanced disclosures will discuss (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. We have not determined the impact, if any SFAS No. 161 will have on our consolidated financial statements.

Other accounting standards have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date and are not expected to have a material impact on our consolidated financial statements upon adoption.

Results of Operations

Year ended March 31, 2008 Compared to Year ended March 31, 2007

	Year Ended March 31,
	2008	% of	2007	% of	Change
	Dollars	Revenue	Dollars	Revenue	Dollars	%
Revenues:
Product revenues	4,841,855	87%	1,815,014	100%	3,026,841	167%
Service revenues	710,766	13%	-	0%	710,766
	5,552,621	100%	1,815,014	100%	3,737,607	206%
Gross Profit:
Product gross profit	986,914	18%	1,025,241	56%	(38,327)	(4)%
Service gross profit	557,094	10%	-	0%	557,094
	1,544,008	28%	1,025,241	56%	518,767	51%
Operating Expenses:
Selling and administrative	1,980,451	36%	1,618,973	89%	361,478	22%
Research and related	1,006,037	18%	1,474,540	81%	(468,503)	(32)%
	2,986,488	54%	3,093,513	170%	(107,025)	(3)%
Other expenses	(276,587)	(5)%	(1,061,001)	-58%	784,414	(74)%

Loss and comprehensive loss	(1,719,067)	(31)%	(3,129,273)	(172%)	1,410,206	(45)%

Revenues:
Revenues increased 206% to $5,552,621 for fiscal 2008 compared to $1,815,014 for the comparable prior year. Product revenues were $4,841,855 from selling eVU players and related equipment for use by airline customers. Content and support service revenues for the year were $710,766. The increase resulted from a full year of eVU product sales. There were limited revenues in the prior year prior to the third fiscal quarter introduction of eVU. We also began recognizing content and support service revenues during fiscal 2008 with no comparable revenues in the prior year.

We are reliant on a limited number of customers with three customers accounting for 30%, 20% and 13% of our fiscal 2008 revenues. Our revenues are dependent on the timing and quantity of eVU orders by a limited number of airline customers. We have not yet developed a sufficient customer base to provide a consistent order flow. The failure to obtain future eVU orders or delays of future orders could have a material impact on our operations and we expect our future quarterly results will vary significantly due to the timing and amount of order deliveries.

Gross Profit:
Gross profit for fiscal 2008 was $1,544,008 or 28% of revenues. The gross profit for the prior year was 56% including a $603,750 impairment reversal benefit described above or 23% on an adjusted comparable basis. The timing and amount of orders and the amount of customer support required can dramatically affect future gross margins and current results are not indicative of future quarters. Management’s goal is to improve gross margins over time from higher revenues, improved economies of scale and improvements in customer support activities.

Operating Expenses:
Total operating expenses (consisting of selling and administrative expenses and research and related expenditures) were $3.0 million and $3.1 million for fiscal year 2008 and 2007, respectively.

Selling and Administrative: For the year ended March 31, 2008, selling and administrative costs were $2.0 million compared to $1.6 million for the comparable prior year. The $361,478 increase in selling and administrative costs consisted primarily of $93,000 of increased compensation costs from increased staffing to support revenue growth, a $103,000 increase in outside commissions and related expenses, an $80,000 increase in audit related costs, a $140,000 increase in legal and legal support costs for business and intellectual property litigation and a $25,000 increase in trade show and advertising costs offset by a $40,000 reduction in depreciation expense. Recent quarterly selling and administrative expenses have been relatively constant as we maintained staffing levels and had no significant outside selling costs. However in the future we may incur additional legal costs associated with current litigation and additional costs to comply with Section 404 of the Sarbanes-Oxley Act. Otherwise we anticipate quarterly selling and administrative expenses to be relatively constant as we are focused on business customer opportunities with existing staffing.

Research and Development: For the year ended March 31, 2008, research and development expenditures were $1.0 million as compared to year ended March 31, 2007 of $1.5 million. The decrease of $486,503 consisted primarily of $268,000 reduction in compensation costs including a $33,000 reduction of stock-based compensation expense resulting from staffing reductions in the current year due to the completion of eVU development and also the transfer of certain personnel to service customers. Outside engineering, contractor and preproduction costs decreased by $199,000 as a result of expenditures in the prior year on eVU development.

Research and development costs are subject to significant quarterly variations depending on the use of outside services, the assignment of engineers to development projects and the availability of financial resources.

We reported an operating loss of $1.4 million and $2.1 million for the year ended March 31, 2008 and 2007, respectively. The decrease in the operating loss in fiscal 2008 resulted from the increased gross profit. The timing and amount of product sales and the recognition of service revenues impact our operating losses. Accordingly, there is uncertainty about future operating results and the results for the year ended March 31, 2008 are not necessarily reflective of operating results for future periods.

Other Income and Expenses:
We reported interest expense of $237,020 and $1,357,029 for the years ended March 31, 2008 and 2007, respectively. The interest expense in 2007 included $1.1 million of non-cash interest related to the amortization of warrants and warrant repricing associated with convertible debt. Interest expense in 2008 included $127,467 of non-cash interest related paid in stock directly and paid as financing fees amortized over the term of related debt. Other expense in fiscal 2008 included $78,860 of financing royalties (2007 - $15,280). Other income of $283,000 in fiscal 2007 was comprised of $0.5 million of gain on debt settlement reduced by $0.2 million of warrant inducement expense.

We reported a loss of $1.7 million and $3.1 million in fiscal year 2008 and 2007, respectively. The net loss available to common stockholders for fiscal year 2008 was increased in computing loss per share by accrued dividends of $81,975 on Series D stock and in 2007 by accrued dividends of $123,000 on Series D and EE stock. No shares of preferred stock remained outstanding at March 31, 2008.

Liquidity and Capital Resources

	2007	2008	2007 to 2008 variance in $'s	2007 to 2008 variance in %'s
	(in thousands, except percentages)
Working capital (deficit)	$(1,347)	$(1,292)	$55	4%
Cash and cash equivalents	$695	$122	$(573)	(82)%
Total assets	$1,757	$861	$(896)	(51)%

	2007	2008	2007 to 2008 variance in $'s	2007 to 2008 variance in %'s
	(in thousands, except percentages)
Net cash provided by (used in)
Operating activities	$(2,456)	$(1,442)	$1,014	41%
Investing activities	$(27)	$(17)	$10	37%
Financing activities	$2,120	$886	$(1,234)	(58)%

At March 31, 2008, we had a working capital deficit of $1.3 million comparable to the prior year. We had $175,000 and $37,000 of working capital invested in accounts receivable at March 31, 2008 and 2007, respectively. Our terms to customers vary but we often require payment prior to shipment of product and any such payments are recorded as deposits. We expect certain airline customers to demand commercial terms such as 30 or 60 days in the future and this could increase our need for working capital.

For the year ended March 31, 2008, net cash decreased by $573,000. Cash used in operating activities was $1,442,000. The major components using cash were a loss of $1.7 million reduced by $127,000 of non-cash interest, $13,000 of depreciation and amortization, a $166,000 warranty provision and $159,000 of stock-based compensation. Cash used in operating activities was also impacted by an increase of $149,000 in accounts payable, $16,000 decrease in prepaids and a $102,500 increase in deferred revenue. The major changes in assets and liabilities using operating cash was a $138,000 increase in accounts receivable, a $180,000 increase in inventory, $97,000 in warranty costs and a decrease of $39,000 in customer deposits.

At March 31, 2008, we had cash on hand of $122,000. For the year ended March 31, 2008, cash provided by financing activities was $886,000. We obtained a net of $960,000 from the issuance of common stock, $11,000 from exercise of stock options and $214,000 from the exercise of warrants. We made cash payments on promissory notes of $300,000.

Debt and Other Commitments
We currently have a secured note for $450,000 due on June 23, 2008 and an unsecured convertible term debt with a principal amount of $780,065. We made $240,000 of term note principal and interest payments through the issuance of common shares during fiscal 2008. Minimum term note payments in fiscal 2009 are $440,000. Our plans are to make such term note payments with shares of common stock, subject to maintaining the $0.10 minimum share price and other covenants of the term loan.

At March 31, 2008 we were committed to approximately $374,000 as purchase commitments for product and components. These orders are generally subject to modification as to timing, quantities and scheduling and in certain instances may be cancelable without penalty.

We are also committed for our office lease and for royalties on eVU product sales as more fully described in Note 14 to our financial statements.

Cash Requirement
Other than cash on hand, accounts receivable and the Fusion Capital financing commitment, we have no material unused sources of liquidity at this time. Based on our cash position at March 31, 2008 assuming (a) continuation of existing business customer arrangements, and (b) current planned expenditures and level of operation, we believe we will require approximately $1.2 million of additional capital resources for the next twelve months. Actual results could differ significantly from management plans. We believe we may be able to obtain some additional funds from future product margins from product sales but actual future margins to be realized, if any, and the timing of shipments and the amount and quantities of shipments, orders and reorders are subject to many factors and risks, many outside our control. Accordingly we will need equity or debt financing in the next twelve months for working capital and we may need equity or debt financing for payment of existing debt obligations and other obligations reflected on our balance sheet.

Our operating plans require additional funds and should additional funds not be available, we may be required to curtail or scale back staffing or operations. Failure to obtain additional financings will have a material adverse affect on our Company. Our Company’s ability to continue as a going concern is in substantial doubt and is dependent upon achieving a profitable level of operations and until then obtaining additional financing. Potential sources of such funds in addition to our common stock purchase agreement with Fusion Capital include exercise of outstanding warrants and options, or debt financing or additional equity offerings. However, there is no guarantee that warrants and options will be exercised or that debt or equity financing will be available when needed. Any future financing may be dilutive to existing stockholders.

In the future, if our operations increase significantly, we may require additional funds. We also may require additional capital to finance future developments, acquisitions or expansion of facilities. We currently have no plans, arrangements or understandings regarding any acquisitions.

Selected Quarterly Financial Information

The following table sets forth unaudited income statement data for each of our last eight quarters. The two quarters ended September 30, 2007 and December 31, 2007 have been restated with comparisons to the results as previously reported. The restatement was due to an overstatement of both sales and cost of sales of $104,000 and $62,400 for the quarter ended September 30, 2007 and December 31, 2007, respectively, due to a misclassification of supplier material transfers with no effect on gross profit, operating loss or net loss in either quarter or for the fiscal year ended March 31, 2008.

The unaudited quarterly financial information as restated has been prepared on the same basis as the annual information presented elsewhere in the Form 10-K and, in the opinion of management, reflects all adjustments (consisting of normal recurring entries) necessary for a fair presentation of the information presented. The operating results for any quarter are not necessarily indicative of results for any future period.

	As Reported
	6/30/2007	9/30/2007	12/31/2007
Revenues	$1,304,634	$2,419,781	$1,253,247
Gross profit	246,115	597,398	396,351
Loss for the period	(593,406)	(157,740)	(397,371)
Operating profit (loss)	(505,294)	(90,532)	(331,246)
Loss attributable to common shareholders	(620,631)	(185,265)	(424,596)
Basic earnings per common share	$(0.00)	$(0.00)	$(0.00)
Weighted average shares outstanding	244,411,088	246,361,041	249,097,860

		As Restated(*)
	6/30/2007	9/30/2007	12/31/2007	3/31/2008	FYE 2008
Revenues	$1,304,634	$2,315,781	$1,190,847	$741,359	$5,552,621
Gross profit	246,115	597,398	396,351	304,144	1,544,008
Loss for the period	(593,406)	(157,740)	(397,371)	(570,550)	(1,719,067)
Operating profit (loss)	(505,294)	(90,532)	(331,246)	(515,408)	(1,442,480)
Loss attributable to common shareholders	(620,631)	(185,265)	(424,596)	(570,550)	(1,801,042)
Basic earnings per common share	$(0.00)	$(0.00)	$(0.00)	$(0.00)	$(0.01)
Weighted average shares outstanding	244,411,088	246,361,041	249,097,860	270,974,359	252,683,865

	6/30/2006	9/30/2006	12/31/2006	3/31/2007	FYE 2007
Revenues	$21,105	$13,017	$1,302,312	$478,580	$1,815,014
Gross profit	4,493	419	939,544	80,785	1,025,241
Loss for the period	(1,123,576)	(1,605,462)	(156,433)	(243,802)	(3,129,273)
Operating profit (loss)	(683,685)	(878,706)	226,003	(731,884)	(2,068,272)
Loss attributable to common shareholders	(1,157,284)	(1,638,388)	(185,746)	(270,728)	(3,252,146)
Basic earnings per common share	$(0.01)	$(0.01)	$(0.00)	$(0.00)	$(0.01)
Weighted average shares outstanding	200,431,000	205,997,409	220,870,444	242,537,926	217,130,347

* As restated applies only to the two fiscal quarters ended September 30, 2007 and December 31, 2007. No other quarter of either fiscal 2007 or 2008 has been restated.

The gross profit for the quarter ended December 31, 2006 benefited from inclusion of a $603,750 reduction in cost of sales due to the reversal of an impairment cost recorded in cost of sales in the prior fiscal year.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The Consolidated Financial Statements of the Company required to be included in this Item 8 are incorporated herein by reference and are set forth in a separate section of this report following Item 15 (page 35) commencing on Page F-1.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

ITEM 9A(T). CONTROLS & PROCEDURES

Attached as exhibits to this Form 10-K are certifications of our President (“Principal Executive Officer” or “PEO”) and Interim Chief Accounting Officer (“Principal Financial Officer” or “PFO”) that are required in accordance with Rule 13a-14 of the Exchange Act. This “Controls and Procedures” section includes information concerning the controls and controls evaluation referred to in the certifications.

Evaluation of Disclosure Controls and Procedures
We maintain disclosure controls (as defined in Rule 13a-15(e) of the Exchange Act) and procedures that are designed to ensure that information required to be disclosed in our Exchange Act reports is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our PEO and PFO, as appropriate, to allow timely decisions regarding required disclosure. Management necessarily applied its judgment in assessing the costs and benefits of such controls and procedures, which, by their nature, can provide only reasonable assurance regarding management’s control objectives.

At the conclusion of the period ended March 31, 2008, we carried out an evaluation, under the supervision and with the participation of our management, including the PEO and PFO, of the effectiveness of the design and operation of our disclosure controls and procedures. Based upon that evaluation, the PEO and PFO concluded that our disclosure controls and procedures, as defined in Rule 13a-15(e) of the Exchange Act, were not effective due to the existence of a material weakness in our internal control over financial reporting, discussed below.

Management’s Report on Internal Control Over Financial Reporting
Management is responsible for establishing and maintaining adequate internal control over financial reporting for our company. We maintain internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States of America. Internal control over financial reposting includes those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of e.Digital; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with authorizations of management and directors of e.Digital; and (iii) provide reasonable assurance regarding prevention and timely detection of unauthorized acquisition, use, or disposition of e.Digital’s assets that could have a material effect on the financial statements.

Management conducted an assessment of the effectiveness of our internal control over financial reporting as of March 31, 2008 using criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). This assessment included evaluation of elements such as the design and operating effectiveness of key financial reporting controls, process documentation, accounting policies, and our overall control environment. Management’s assessment is supported by testing and monitoring performed by certain of our finance and accounting personnel of the operational effectiveness of our internal control.

Based on this assessment, management identified two material weaknesses in our internal control over financial reporting: (i) the lack of independent oversight by an audit committee of independent members of the Board of Directors, and (ii) ineffective controls over the period ending closing process that failed to identify a misclassification of supplier material transfers during the second and third quarter of fiscal 2008. While these material weaknesses did not have an effect on our reported results or any related disclosure, they nevertheless constituted deficiencies in our controls. In light of these material weaknesses management concluded that our internal control over financial reporting needs improvement and was not effective. Due to our small size and limited financial resources we rely on part-time personnel to assist in the closing process with limited knowledge of daily operations. Also due to our size and limited resources it is difficult to attract qualified independent directors and qualified audit committee members. Management has concluded that with certain management oversight controls that are in place, the risks associated with the use of part-time personnel in the closing process and the lack of independent audit committee oversight are not sufficient to justify the costs of adding personnel, additional directors and independent audit committee members at this time. Management will periodically reevaluate this situation. If we secure sufficient capital or improve our operating results it is our intention to hire additional full-time accounting and reporting personnel and change the composition and/or size of the Board of Directors with emphasis on recruiting qualified independent audit committee members.

This annual report does not include an attestation report of our independent registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our independent registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit us to provide only management’s report in this annual report.

Inherent Limitations on Effectiveness of Controls
Our management, including the PEO and PFO, does not expect that our disclosure controls and procedures or our internal control over financial reporting will prevent or detect all error and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. The design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Further, because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Controls can also be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls. The design of any system of controls is based in part on certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Projections of any evaluation of controls effectiveness to future periods are subject to risks. Over time, controls may become inadequate because of changes in conditions of deterioration in the degree of compliance with policies or procedures.

Changes In Internal Control Over Financial Reporting
No change in our internal controls over financial reporting occurred during our last fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

ITEM 9B. OTHER INFORMATION

None

PART III

Certain information required by this Part III is omitted from this report and is incorporated by reference to our Definitive Proxy Statement to be filed with the Securities and Exchange Commission in connection with the Annual Meeting of Stockholders to be held in 2008 (the Proxy Statement).

Item 10. Directors, Executive Officers and Corporate Governance.

We have adopted a Code of Conduct Policy applicable to all our employees, including our principal executive officer, principal financial officer and principal accounting officer. We will provide any person, without charge, a copy of our Code of Conduct Policy upon written request to Investor Relations, e.Digital Corporation, 16770 West Bernardo Drive, San Diego, California 92127. We also post on our website a copy of or Code of Conduct Policy at www.edigital.com.

The remainder of the response required by this item is incorporated by reference to the Proxy Statement.

Item 11. Executive Compensation.

The information required by this item is incorporated by reference to the Proxy Statement.

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The information required by this item is incorporated by reference to the Proxy Statement.

Item 13. Certain Relationships and Related Transactions and Director Independence.

The information required by this item is incorporated by reference to the Proxy Statement.

Item 14. Principal Accounting Fees and Services.

The information required by this item is incorporated by reference to the Proxy Statement.

 PART IV

ITEM 15. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following documents are filed as part of this Annual Report on Form 10-K:

(a) Consolidated Financial Statements
See “Index to Consolidated Financial Statements” on page F-1.

(b) Exhibits
Each exhibit marked with an asterisk is filed with this Annual Report on Form 10-K. Each exhibit not marked with an asterisk is incorporated by reference to the exhibit of the same number (unless otherwise indicated) previously filed by the company as indicated below.

Exhibit
Number	Sequential Description

2.1	Plan of Reorganization and Agreement of Merger, dated July 1996 and filed as Exhibit A to the Company’s July 3, 1996 Proxy Statement.

3.1	Certificate of Incorporation of Norris Communications, Inc. (as amended through May 28, 1996) and filed as Exhibit B to the Company’s July 3, 1996 Proxy Statement.

3.1.1
Certificate of Amendment of Certificate of Incorporation of Norris Communications, Inc. filed with the State of Delaware on January 14, 1998 and filed as Exhibit 3.1.1 to the Company’s Quarterly Report on Form 10-QSB for the quarter ended December 31, 1997.

3.1.2
Certificate of Amendment of Certificate of Incorporation of Norris Communications Inc. filed with the State of Delaware on January 13, 1999 and filed as Exhibit 3.1.2 to the Company’s Quarterly Report on Form 10-QSB for the quarter ended December 31, 1998.

3.2	Bylaws of the Company, filed as Exhibit C to the Company’s July 3, 1996 Proxy Statement.

3.3
Certificate of Designation of Preferences, Rights and Limitations of Series A Redeemable Convertible Preferred Stock filed with the State of Delaware on September 19, 1997 and filed as Exhibit 3.3 to the Company’s Current Report on Form 8-K dated October 3, 1997.

3.4
Certificate of Designation of Preferences, Rights and Limitations of Series B Redeemable Convertible Preferred Stock filed with the State of Delaware on June 24, 1999, and filed as Exhibit 3.4 to the Company’s Annual Report on Form 10-KSB dated March 31, 1999.

3.5
Certificate of Designation of Preferences, Rights and Limitations of Series C Redeemable Convertible Preferred Stock filed with the State of Delaware on October 4, 2000 and filed as Exhibit 3.5 to the Company’s Registration Statement on Form S-3 dated November 3, 2000.

3.6
Certificate of Designation of Preferences, Rights and Limitations of Series D preferred stock filed with the State of Delaware on December 23, 2002 and filed as Exhibit 3.6 to the Company’s Current Report on Form 8-K dated December 30, 2002.

3.7
Certificate of Designation of Preferences, Rights and Limitations of Series E preferred stock filed with the State of Delaware on November 19, 2003 and filed as Exhibit 3.7 to the Company’s Current Report on Form 8-K dated November 21, 2003.

3.8
Certificate of Designation of Preferences, Rights and Limitations of Series EE preferred stock filed with the State of Delaware on November 19, 2004 and filed as Exhibit 3.7 to the Company’s Current Report on Form 8-K dated November 19, 2004.

4.1
Form of Stock Purchase Warrant (Series EE Warrants) exercisable until November 2006 issued to seventeen accredited investors for an aggregate of 4,070,000 common shares (individual warrants differ only as to holder and number of shares) and filed as Exhibit 4.55 to the Company’s Current Report on Form 8-K dated November 19, 2004.

4.2
Form of 12% Subordinated Promissory Note and Warrant Purchase Agreement dated as of June 30, 2005 entered into with certain accredited investors in a maximum aggregate amount of $1,000,000 and filed as Exhibit 4.50 to the Company’s 2004 Form 10-K.

4.2.1
Form of First Amendment to 12% Subordinated Promissory Note dated as of June 30, 2005 between the company and certain accredited investors (individual amendments differ only as to name of Payee) filed as Exhibit 4.51.1 to Form 8-K dated July 13, 2005.

4.2.2
Form of Second Amendment to 12% Subordinated Promissory Note dated as of October 25, 2005 between the company and certain accredited investors (individual amendments differ only as to name of Payee) filed as Exhibit 4.50.2 to Form 8-K dated November 8, 2005.

4.2.3
Form of Amendment to 12% Subordinated Promissory Note and Warrant Purchase Agreement dated as of October 25, 2005 between the company and certain accredited investors (individual amendments differ only as to name of Purchaser) filed as Exhibit 4.50.1 to Form 8-K dated November 8, 2005.

4.3
Form of Stock Purchase Warrant exercisable until June 30, 2007 issued to certain accredited investors for up to an aggregate of 2,000,000 common shares (individual warrants differ only as to holder and number of shares) and filed as Exhibit 4.52 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004.

4.3.1
Form of First Amendment to Stock Purchase Warrant dated as of June 30, 2005 between the company and certain accredited investors (individual amendments differ only as to name of Holder) filed as Exhibit 4.51.2 to Form 8-K dated July 13, 2005.

4.4
Form of Restricted Common Stock Purchase Agreement, dated February 24, 2006 between the Company and certain accredited investors for purchase of 18,750,000 common shares (individual agreements differ only as to number of shares) and filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated February 27, 2006.

4.5
Form of Series “A” Warrant exercisable until February 28, 2009, issued February 24, 2006 to certain accredited investors for up to an aggregate of 4,687,500 common shares (individual warrants differ only as to holder and number of shares) and filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated February 27, 2006

4.6
Form of Series “B” Warrant exercisable until six months after the effectiveness of this Registration Statement or July 31, 2008 whichever is earlier, issued February 24, 2006 to certain accredited investors for up to an aggregate of 4,687,500 common shares (individual warrants differ only as to holder and number of shares) and filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K dated February 27, 2006.

4.7
Form of New Warrant issued to 29 investors in August and September 2006 for an aggregate of 2,331,572 common shares exercisable at $0.15 per share through August 31, 2009 filed as Exhibit 4.53 to Form 8-K dated August 28, 2006

4.8	Exchange Agreement between the Company and Davric Corporation dated December 1, 2006 filed as Exhibit 99.1 to Form 8-K dated December 12, 2006.

4.8.1	7.5% Convertible Subordinated Term Note issued by the Company to Davric Corporation dated December 1, 2006 filed as Exhibit 99.2 to Form 8-K dated December 12, 2006.

4.9	Common Stock Purchase Agreement, dated as of January 2, 2007, by and between e.Digital Corporation and Fusion Capital Fund II, LLC filed as Exhibit 10.1 to Form 8-K dated January 8, 2007.

4.10	Registration Rights Agreement, dated as of January 2, 2007, by and between e.Digital Corporation and Fusion Capital Fund II, LLC filed as Exhibit 10.2 to Form 8-K dated January 8, 2007.

10.1
Lease Agreement between the Company and LBA Industrial Fund – Holding Co. II, Inc. and Innsbruck Holdings, L.P. dated March 3, 2006 and filed as Exhibit 10.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006.

10.2
Agreement for Legal Services and Contingent Fee Arrangement dated March 23, 2007 between the Company and Duane Morris LLP filed as Exhibit 99.1 to Form 8-K dated March 28, 2007. (Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Exchange Act of 1934, as amended.)

10.3	Secured Promissory Note of the Company to ASI Capital Corporation dated March 23, 2007 filed as Exhibit 99.3 to Form 8-K dated March 28, 2007.

10.3.1	Loan Extension Agreement between the Company and ASI Capital Corporation dated as of September 28, 2007 and previously files as Exhibit 99.1 to Form 8-K dated October 15, 2007.

10.3.2	Secured Promissory Note of the Company to ASI Technology Corporation dated December 23, 2007 filed as Exhibit 99.1 to Form 8-K dated January 4, 2008.

10.4	Security Agreement between the Company and its subsidiary and ASI Capital Corporation dated March 23, 2007 filed as Exhibit 99.4 to Form 8-K dated March 28, 2007.

10.4.1	Security Agreement between the Company and its subsidiary and ASI Technology Corporation dated December 23, 2007 filed as Exhibit 99.2 to Form 8-K dated January 4, 2008.

10.5	Stock Option Plan adopted by the Company on September 29, 1994 ("1994 Plan"), filed as Exhibit 10.10 to the Company's 1995 Form 10-KSB.

10.5.1	First Amendment to Stock Option Plan adopted by the Company on January 26, 1996 and filed previously as Exhibit 10.14.1 to the Company's Annual Report on Form 10-KSB dated March 31, 1998.

10.5.2	Second Amendment to Stock Option Plan adopted by the Company on September 3, 1997 and filed previously as Exhibit 10.14.2 to the Company's Annual Report on Form 10-KSB dated March 31, 1998.

10.5.3	Third Amendment to Stock Option Plan adopted by the Company on November 9, 2000 and filed previously as Exhibit B to the Company's Annual Report on Schedule 14A dated September 22, 2000.

10.6	2005 Equity-Based Compensation Plan, filed as Exhibit B to the to the Company's July 12, 2005 Definitive Proxy Statement.

10.6.1	Form of Incentive Stock Option Agreement under the 2005 Equity-Based Compensation Plan and filed previously as Exhibit 10.6.1 to the Company’s Annual Report on Form 10-K dated March 31, 2007.

10.6.2	Form of Nonstatutory Stock Option Agreement under the 2005 Equity-Based Compensation Plan and filed previously as Exhibit 10.6.2 to the Company’s Annual Report on Form 10-K dated March 31, 2007.

10.7	Employment letter between the Company and William A. Blakeley dated October 20, 2005 filed as Exhibit 99.2 to Form 8-K dated October 27, 2005.

10.7.1
Inducement Stock Option Grant Notice and Inducement Stock Option Agreement for William A. Blakeley dated November 14, 2005 and filed previously as Exhibit 10.7.1 to the Company’s Annual Report on Form 10-K dated March 31, 2007.

10.7.2
Special Stock Option Grant Notice and Stock Option Agreement for William A. Blakeley dated March 30, 2006 and filed previously as Exhibit 10.7.2 to the Company’s Annual Report on Form 10-K dated March 31, 2007.

21.1	List of subsidiaries. *

23.1	Consent of Singer Lewak Greenbaum & Goldstein LLP, Independent Registered Public Accounting Firm.*

31.1	Certification pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, signed by William Blakeley, Chief Executive Officer.*

31.2	Certification pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, signed by Robert Putnam, Principal Accounting Officer.*

32.1
Certification pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, signed by William Blakeley, Chief Executive Officer and Robert Putnam, Principal Accounting Officer.*

* Filed concurrently herewith.

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

e.Digital Corporation

By:	/s/ WILLIAM BLAKELEY
President and Chief Technical Officer

Date: June 17, 2008

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Name	Position	Date

/s/ WILLIAM BLAKELEY	President and Chief Technical Officer	June 17, 2008
William Blakeley	(Principal Executive Officer)

/s/ ALEX DIAZ	Chairman of the Board and Director	June 17, 2008
Alex Diaz

/s/ ROBERT PUTNAM	Senior Vice President and Director	June 17, 2008
Robert Putnam	Interim Chief Accounting Officer and
Secretary (Principal Financial and Accounting Officer)

/s/ ALLEN COCUMELLI	Director	June 17, 2008
Allen Cocumelli

/s/ RENEE WARDEN	Director	June 17, 2008
Renee Warden

INDEX TO FINANCIAL STATEMENTS

Page

CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY AND SUBSIDIARY

REPORT OF SINGER LEWAK GREENBAUM & GOLDSTEIN LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-2

CONSOLIDATED BALANCE SHEETS AS OF MARCH 31, 2008 AND 2007	F-3

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED MARCH 31, 2008 AND 2007	F-4

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT FOR THE YEARS ENDED MARCH 31, 2008 AND 2007	F-5

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED MARCH 31, 2008 AND 2007	F-6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	F-7 to F-24

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
e.Digital Corporation
San Diego, CA

We have audited the consolidated balance sheets of e.Digital Corporation and subsidiary (the “Company”) as of March 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ deficit and cash flows for each of the two years in the period ended March 31, 2008. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2008 and 2007, and the results of their operations and their cash flows for each of the two years in the period ended March 31, 2008 in conformity with U.S. generally accepted accounting principles.

As discussed in Note 11 to the consolidated financial statements, the Company has adopted the provisions of Statement of Financial Accounting Standards Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109” on April 1, 2007.

As discussed in Note 2 to the consolidated financial statements, the Company has adopted the provisions of Statement of Financial Accounting Standards No. 123 (R), “Share-Based Payment” on April 1, 2006.

We were not engaged to examine management's assertion about the effectiveness of the Company's internal control over financial reporting as of March 31, 2008 included in the accompanying Management’s Report on Internal Control Over Financial Reporting and, accordingly, we do not express an opinion thereon.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations, and its total liabilities exceeds its total assets. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Singer Lewak Greenbaum & Goldstein LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Irvine, CA
June 17, 2008

e.Digital Corporation and subsidiary

CONSOLIDATED BALANCE SHEETS
[See Note 1 - Nature of Operations and Basis of Presentation]

	As of March 31
	2008	2007
	$	$
ASSETS
Current
Cash and cash equivalents	122,116	694,757
Accounts receivable, trade	174,905	37,029
Inventory	489,238	309,392
Deposits and prepaid expenses	34,717	50,999
Total current assets	820,976	1,092,177
Property and equipment, net of accumulated depreciation of $485,037 and $472,063, respectively	40,061	36,206
Prepaid transaction costs	-	628,584
Total assets	861,037	1,756,967
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current
Accounts payable, trade	836,217	687,132
Other accounts payable and accrued liabilities	198,210	131,107
Accrued employee benefits	149,483	149,528
Customer deposits	80,000	118,850
Deferred revenue	36,500	-
Dividends	-	464,025
Current maturity of convertible term note, net of $25,842 and $34,000 of debt discount	366,989	138,902
Secured promissory note, net of $4,131 and $-0- for debt discount	445,869	750,000
Total current liabilities	2,113,268	2,439,544
Long-term convertible term note, net of $6,141 and $31,983 of debt discount	381,093	748,082
Deferred revenue - long term	72,000	6,000
Total long-term liabilities	453,093	754,082
Total liabilities	2,566,361	3,193,626

Commitments and Contingencies

Stockholders' deficit
Preferred stock, $0.001 par value; 5,000,000 shares authorized
Series D Convertible Preferred stock 250,000 shares designated: -0- and 91,000 issued and outstanding, respectively. Liquidation preference of $-0- and $1,347,099, respectively	-	910,000
Common stock, $0.001 par value, authorized 300,000,000, 272,494,867 and 243,453,037 shares issued and outstanding, respectively	272,495	243,453
Additional paid-in capital	80,103,769	78,236,434
Dividends	-	(464,025)
Accumulated deficit	(82,081,588)	(80,362,521)
Total stockholders' deficit	(1,705,324)	(1,436,659)

Total liabilities and stockholders' deficit	861,037	1,756,967

See accompanying notes to consolidated financial statements

e.Digital Corporation and subsidiary

CONSOLIDATED STATEMENTS OF OPERATIONS
[See Note 1 - Nature of Operations and Basis of Presentation]

	For the year ended March 31
	2008 $	2007 $
Revenues:
Products	4,841,855	1,815,014
Services	710,766	-
	5,552,621	1,815,014

Cost of revenues:
Products	3,854,941	789,773
Services	153,672	-
	4,008,613	789,773
Gross profit	1,544,008	1,025,241

Operating expenses:
Selling and administrative	1,980,451	1,618,973
Research and related expenditures	1,006,037	1,474,540
Total operating expenses	2,986,488	3,093,513

Operating loss	(1,442,480)	(2,068,272)

Other income (expense):
Interest and other income	41,114	12,729
Interest expense	(237,020)	(1,357,029)
Other	(80,681)	283,299
Other expense	(276,587)	(1,061,001)

Loss and comprehensive loss for the period	(1,719,067)	(3,129,273)
Accrued dividends on the Series D and EE Preferred stock	(81,975)	(122,873)
Loss attributable to common stockholders	(1,801,042)	(3,252,146)
Loss per common share - basic and diluted	(0.01)	(0.01)

Weighted average common shares outstanding	252,683,865	217,130,347

See accompanying notes to consolidated financial statements

e.Digital Corporation and subsidiary

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT
[See Note 1 – Nature of Operations and Basis of Presentation]

	Preferred stock	Common stock		Additional		Accumulated
	Amount	Shares	Amount	paid-in capital	Dividends	deficit
Balance, March 31, 2006	1,210,000	200,431,000	200,431	73,710,110	(402,305)	(77,172,095)
Stock-based compensation	-	-	-	254,275	-	-
Shares issued for conversion of Series D preferred stock	(50,000)	907,123	907	71,664	22,570	(22,570)
Shares issued for conversion of Series EE preferred stock	(250,000)	3,607,289	3,607	284,976	38,583	(38,583)
Dividends on Series D and EE preferred stock	-	-	-	-	(122,873)	-
Value assigned to inducement warrants	-	-	-	230,709	-	-
Shares issued upon exercise of warrants	-	11,236,500	11,236	1,028,291	-	-
Shares issued upon conversion of notes	-	18,750,000	18,750	1,481,250	-	-
Shares issued for note refinancing	-	500,000	500	77,000	-	-
Shares issued for term debt payments	-	154,459	155	29,845	-	-
Shares issued for services	-	200,000	200	33,800	-	-
Shares issued for financing commitment	-	3,500,000	3,500	591,500	-	-
Proceeds from sale of common stock at $0.12 per share	-	4,166,666	4,167	495,833	-	-
Offering costs on sale of common stock	-	-	-	(52,819)	-	-
Loss and comprehensive loss	-	-	-	-	-	(3,129,273)
Balance, March 31, 2007	910,000	243,453,037	243,453	78,236,434	(464,025)	(80,362,521)
Dividends on Series D preferred stock	-	-	-	-	(81,975)	-
Shares issued for conversion of Series D preferred stock	(910,000)	18,200,000	18,200	891,800	546,000	-
Shares issued upon exercise of options	-	76,166	76	11,234	-	-
Shares issued upon exercise of warrants	-	2,681,000	2,681	211,799	-	-
Shares issued for term debt payments	-	1,623,808	1,624	238,376	-	-
Shares issued for debt financing fees	-	177,581	178	30,322	-	-
Proceeds from sale of common stock net of $628,584 of prepaid transaction costs	-	6,283,275	6,283	325,133	-	-
Stock-based compensation	-	-	-	158,671	-	-
Loss and comprehensive loss	-	-	-	-	-	(1,719,067)
Balance, March 31, 2008	-	272,494,867	272,495	80,103,769	-	(82,081,588)

See accompanying notes to consolidated financial statements

e.Digital Corporation and subsidiary

CONSOLIDATED STATEMENTS OF CASH FLOWS
[See Note 1 - Nature of Operations and Basis of Presentation]

	For the year ended March 31
	2008	2007
	$	$
OPERATING ACTIVITIES
Loss for the period	(1,719,067)	(3,129,273)
Adjustments to reconcile loss to net cash used in operating activities:
Depreciation and amortization	12,974	53,757
Accrued interest related to unsecured promissory notes	-	72,332
Value assigned to inducement warrants	-	230,709
Non-cash interest from note payments paid with stock and amortization of debt discount	127,467	1,126,628
Write-off of accrued lease liability	-	(515,000)
Warranty provision	166,126	24,283
Stock-based compensation	158,671	254,275
Changes in assets and liabilities:
Accounts receivable, trade	(137,876)	(34,359)
Inventory	(179,846)	(309,392)
Prepaid expenses and other	16,282	(19,332)
Accounts payable, trade	149,085	425,936
Other accounts payable and accrued liabilities	(1,963)	5,679
Customer deposits	(38,850)	(674,900)
Accrued employee benefits	(45)	32,420
Warranty reserve	(97,060)	-
Deferred revenue	102,500	-
Cash used in operating activities	(1,441,602)	(2,456,237)

INVESTING ACTIVITIES
Purchase of property and equipment	(16,829)	(27,455)
Cash used in investing activities	(16,829)	(27,455)

FINANCING ACTIVITIES
Payments on promissory notes	(300,000)	(12,337)
Proceeds from promissory notes	-	750,000
Proceeds from sale of common stock	960,000	500,000
Payment for stock offering costs	-	(18,819)
Proceeds from exercise of warrants	214,480	934,466
Payment of prepaid transaction costs	-	(33,584)
Proceeds from exercise of stock options	11,310	-
Cash provided by financing activities	885,790	2,119,726
Net decrease in cash and cash equivalents	(572,641)	(363,966)
Cash and cash equivalents, beginning of period	694,757	1,058,723
Cash and cash equivalents, end of period	122,116	694,757

See accompanying notes to consolidated financial statements

e.Digital Corporation
Notes to Consolidated Financial Statements
March 31, 2008

1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION
e.Digital Corporation is a holding company incorporated under the laws of Delaware that operates through a wholly-owned California subsidiary of the same name. The Company has innovated a proprietary secure digital video/audio technology platform ("DVAP") and markets the eVU™ mobile entertainment device for the travel and recreational industries. The Company also owns its Flash-R™ portfolio of patents related to the use of flash memory in portable devices and has commenced activities to license the portfolio.

The consolidated financial statements have been prepared, by management, in accordance with accounting principles generally accepted in the United States on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

The Company has incurred significant losses and negative cash flow from operations in each of the last two years and has an accumulated deficit of $82,081,588 at March 31, 2008 (2007 - $80,362,521). At March 31, 2008, the Company had a working capital deficiency of $1,292,292. Substantial portions of the losses are attributable to marketing costs of the Company’s products and expenditures on research and development of technologies. The Company’s operating plans require additional funds that may take the form of debt or equity financings. There can be no assurance that any additional funds will be available. The Company’s ability to continue as a going concern is in substantial doubt and is dependent upon obtaining additional financing and achieving a profitable level of operations.

Management has undertaken steps as part of a plan to improve operations with the goal of sustaining operations for the next twelve months and beyond. These steps include (a) expanding sales and marketing to new customers and new markets; (b) executing a strategy to monetize the Flash-R patent portfolio; (c) controlling overhead and expenses; and (c) raising additional capital and/or obtaining financing. The Company obtained $960,000 of equity proceeds pursuant to a common stock purchase agreement with Fusion Capital Fund II, LLC (“Fusion”) during the year ended March 31, 2008. At March 31, 2008 the Company could access an estimated $1.4 million of additional funding pursuant to this agreement (or a maximum of up to $7 million at higher stock prices). Future availability under the Fusion agreement is subject to many conditions, some of which are predicated on events that are not within the Company’s control. There can be no assurance this capital resource will be available or be sufficient.

There can be no assurance the Company will achieve a profitable level of operations and obtain additional financing pursuant to the Fusion financing agreement or otherwise. There can be no assurance that any additional financings will be available to the Company on satisfactory terms and conditions, if at all.

In the event the Company is unable to continue as a going concern, it may elect or be required to seek protection from creditors by filing a voluntary petition in bankruptcy or may be subject to an involuntary petition in bankruptcy. To date, management has not considered this alternative, nor does management view it as a likely occurrence.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These consolidated financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying consolidated financial statements.

e.Digital Corporation
Notes to Consolidated Financial Statements
March 31, 2008

2. SIGNIFICANT ACCOUNTING POLICIES
The following is a summary of significant accounting policies used in the preparation of these consolidated financial statements:

Principles of consolidation
These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, e.Digital Corporation (a company incorporated in the State of California). All significant intercompany accounts and transactions have been eliminated.

Use of estimates
The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Fair value of financial instruments
The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable trade, other accounts payable and accrued liabilities, preferred stock and promissory notes. Management has determined that the carrying value of cash and cash equivalent, accounts receivable, accounts payable trade and other accounts payable and accrued liabilities and accrued employee benefits approximate their fair value due to their short term nature. Management has determined that the carrying value of the preferred stock and promissory notes approximates its fair value based on discounted cash flows at market rates.

Translation of foreign currencies
Monetary assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the rate in effect at the balance sheet date. Other balance sheet items and revenues and expenses are translated into U.S. dollars at the rates prevailing on the respective transaction dates. Gains and losses on foreign currency transactions, which have not been material, are reflected in the consolidated statements of operations.

Loss per share
Basic loss per share is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the year. Diluted loss per share reflects the potential dilution of securities that could share in the loss of an entity. At March 31, 2008, stock options, warrants and notes exercisable into 15,828,957 shares of common stock were outstanding (2007 – 36,564,110). These securities were not included in the computation of diluted loss per share because they are antidilutive, but they could potentially dilute earnings (loss) per share in future years.

The provisions of each of the Company’s former series D and EE of preferred stock provided for a 12% and 8% per annum accretion, respectively in the conversion value (similar to a dividend). These amounts increased the net loss available to common stockholders. All such shares of preferred stock had been converted into common stock by March 31, 2008. Net loss available to common stockholders is computed as follows:

Years ended March 31,	2008	2007
Net loss	$(1,719,067)	$(3,129,273)
Accretion on preferred stock:
Series D preferred stock, 12% stated rate	(81,975)	(112,364)
Series EE preferred stock, 8% stated rate	-	(10,509)
Net loss available to common stockholders	$(1,801,042)	$(3,252,146)

Guarantees and indemnifications
In November 2002, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation (“FIN”) No. 45 “Guarantor’s Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others -- an interpretation of FASB Statements No. 5, 57 and 107 and rescission of FIN 34.” The following is a summary of the Company’s agreements that the Company has determined are within the scope of FIN No. 45:

e.Digital Corporation
Notes to Consolidated Financial Statements
March 31, 2008

The Company provides a one year limited warranty for most of its products. See “Warranty Liabilities.”

Some of the Company’s product sales and services agreements include a limited indemnification provision for claims from third parties relating to the Company’s intellectual property. Such indemnification provisions are accounted for in accordance with SFAS No. 5, ‘‘Accounting for Contingencies.’’ The indemnification is generally limited to the amount paid by the customer. To date, there have been no claims under such indemnification provisions.

Revenue recognition
The Company recognizes product revenue upon shipment of a product to the customer, FOB shipping point, or upon acceptance by the customer depending on the specific contract terms, if a signed contract exists, the fee is fixed and determinable, collection of resulting receivables is probable and there are no resulting obligations. Research and development contract revenues on short-term projects or service revenue is recognized once the services or product has been delivered, the fee is fixed and determinable, collection of the resulting receivable is probable and there are no resulting obligations. If all of the service or product has been delivered and there is one element that is more than perfunctory to the services or product that has not been delivered, revenue will be deferred and recognized evenly over the remaining term of the undelivered element.

During fiscal 2008 service revenues included revenue from coding, encrypting and integrating content for periodic uploading to hardware players. Revenue is recognized upon acceptance of the content master file by the customer if the fee is fixed and determinable, collection of the resulting receivables is probable and there are no resulting obligations.

In accordance with Staff Accounting Bulletin (“SAB”) No. 104 “Revenue Recognition” (“SAB 104”) and Emerging Issues Task Force (“EITF”) Issue 00-21 “Revenue Arrangements with Multiple Deliverables” (“EITF 00-21”), when an arrangement contains multiple elements with standalone value, such as hardware and content or other services, revenue is allocated based on the fair value of each element as evidenced by vendor specific objective evidence. Such evidence consists primarily of pricing of multiple elements as if sold as separate products or services. The Company defers revenue for any undelivered elements, and recognizes revenue when the product is delivered or over the period in which the service is performed, in accordance with the Company’s revenue recognition policy for such element. If the Company cannot objectively determine the fair value of any undelivered element included in a multiple-element arrangement, revenue is deferred until all elements are delivered and/or services have been performed, or until the Company can objectively determine the fair value of all remaining undelivered elements.

Revenue from separately priced extended warranty or product replacement arrangements is deferred and recognized to income on a straight-line basis over the contract period. The Company evaluates these arrangements to determine if there are excess costs greater than future revenues to be recorded as a loss.

Funds received in advance of meeting the criteria for revenue recognition are deferred and are recorded as revenue as they are earned. Any amounts related to periods beyond twelve months are considered long-term deferred revenue.

Foreign currency translation
The Company’s functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows: (i) monetary items at the rate prevailing at the balance sheet date, and (ii) revenue and expenses at the average rate in effect during the applicable accounting period. Exchange gains or losses are included in other income (expense) for the reporting period. To date foreign currency transactions are primarily undertaken in European countries. Foreign currency gain for the year ended March 31, 2008 was $20,515 (2007-$-0-).

Deferred revenue and deposits
Deferred revenue and deposits relates primarily to prepaid extended warranty arrangements and product sales or services paid but not delivered at period end. The Company has certain customer arrangements providing for multiple year content services. To the extent deferred services are to be provided beyond twelve months they are treated as long-term.

e.Digital Corporation
Notes to Consolidated Financial Statements
March 31, 2008

Shipping and handling costs and sales taxes
Amounts paid by customers for shipping and handling and for sales taxes are included in product revenues. Actual shipping and handling costs and sales taxes are included in product cost of revenues.

Cash equivalents
Cash equivalents are highly liquid investments with insignificant interest rate risk and maturities of three months or less at the date of purchase and are recorded at cost, which approximates fair value. Cash equivalents consist principally of investments in short-term money market instruments.

Deposits and prepaid expenses
Deposits and prepaid expenses are recorded at amounts paid to suppliers or others. Amounts recorded are evaluated for impairment each reporting period. During fiscal 2007 a contract manufacturer delivered to the Company products against a $603,750 deposit that had been previously considered impaired and the impairment charge was reversed at the time of recognition of revenue to the customer (fiscal 2007). Cost of revenues for fiscal 2007 was reduced by the reversal of this charge upon delivery of products to the Company’s customer.

Inventory
Inventory is recorded at the lower of cost and net realizable value. Cost is determined on a first-in, first-out basis. Carrying value of inventory is periodically reviewed and impairments, if any, are recognized when the expected benefit is less than carrying value.

Due to the use of a turn-key contract manufacturers for major products and accessories, the Company does not generally take title until receipt of finished goods and accordingly does not normally maintain significant inventories of raw materials or assemblies. See Note 14 for purchase commitments.

Property and equipment
Property and equipment are recorded at cost. Depreciation and amortization are provided on the straight-line method over the estimated useful lives of the related assets, ranging from 3 to 7 years or, in the case of leasehold improvements, over the lesser of the useful life of the related asset or the lease term. When assets are sold or retired, the cost and accumulated depreciation are removed from the respective accounts and any gain or loss on the disposition is credited or charged to income. Maintenance and repair costs are charged to operations when incurred.

Intangible assets
Intangible assets include third party costs relating to obtaining patents, which are deferred when management is reasonably certain the patent will be granted. Such costs are amortized to operations over the life of the patent. If management determines that development of products to which patent costs relate is not reasonably certain, or that deferred patent costs exceed net recoverable value, such costs are charged to operations. Intangible assets also include website development costs incurred during the application development stage of the Company’s website which have been capitalized and were amortized over a two year period on the straight-line method. All other patent and website related costs are charged to operations when incurred. Amounts recorded are evaluated for impairment each reporting period.

Advertising
Advertising costs are charged to expense as incurred. The Company expensed $37,503 and $1,020 for the years ending March 31, 2008 and 2007, respectively.

Research and development costs
Research and development costs are expensed as incurred.

Warranty liability
The Company warrants its products to be free from defects in materials and workmanship for a period ranging up to one year from the date of purchase, depending on the product. The warranty is generally a limited warranty, and in some instances imposes certain shipping costs on the customer. The Company currently provides warranty service directly and through subcontractors. Some agreements with customers require certain quantities of product be made available for use as warranty replacements. International market warranties are generally similar to the U.S. market.

e.Digital Corporation
Notes to Consolidated Financial Statements
March 31, 2008

The Company establishes a warranty reserve based on anticipated warranty claims at the time product revenue is recognized. Factors affecting warranty reserve levels include the number of units sold and anticipated cost of warranty repairs and anticipated rates of warranty claims. The Company evaluates the adequacy of the provision for warranty costs each reporting period. See Note 10 for additional information regarding warranties.

Other income (expense)
Interest and other income for the year ended March 31, 2008 includes interest income of $599 (2007 - $12,729), a total of $20,000 (2007 - $-0-) from the sale of trademark rights and $20,515 (2007 - $-0-) of foreign exchange income.

Interest expense includes interest expense and non-cash amortization of debt discounts.

The other category includes financing related royalty expense of $78,860 for the year ended March 31, 2008 (2007 - $15,280) and for the year ended March 31, 2007 includes $230,709 of warrant inducement expense and also in 2007 a $515,345 gain from a debt settlement. The warrant inducement expense represented the fair value of 2,331,572 warrants issued as an inducement for early exercise of 9,442,750 outstanding warrants resulting in proceeds of $893,701. The debt settlement gain arose from the reversal of a lease termination liability deemed extinguished under Accounting Principles Board Opinion No. 26, “Early Extinguishment of Debt”as a result of the tolling of the statute of limitations on recovery by the lessor.

Leases
Leases entered into are classified as either capital or operating leases. Leases, which substantially transfer all benefits and risks of ownership of property to the Company, are accounted for as capital leases. At the time a capital lease is entered into, an asset is recorded together with its related long-term obligation to reflect the purchase and financing. Rental payments under operating leases are expensed as incurred.

Income taxes
The Company accounts for income taxes using the asset and liability method described in SFAS No. 109, "Accounting For Income Taxes," the objective of which is to establish deferred tax assets and liabilities for the temporary differences between the amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards at enacted tax rates expected to be in effect when such amounts are realized or settled. A valuation allowance related to deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company provides a full valuation reserve related to its net deferred tax assets. In the future, if sufficient evidence of an ability to generate sufficient future taxable income in certain tax jurisdictions becomes apparent, the Company may be required to reduce the valuation allowances, resulting in income tax benefits in the consolidated statement of operations. The Company evaluates the realizability of the deferred tax assets and assesses the need for valuation allowance quarterly. The utilization of the net operating loss carry forwards could be substantially limited due to restrictions imposed under federal and state laws upon a change in ownership.

The Company adopted the provisions of Financial Accounting Standards Board interpretation No. 48 “Accounting for Uncertainty in Income Taxes” (“FIN 48”) an interpretation of FASB Statement No. 109 (“SFAS 109”) on April 1, 2007. As a result of the implementation of FIN 48, the Company recognized no adjustment for uncertain tax provisions and the total amount of unrecognized tax benefits as of April 1, 2007 was $-0-. At the adoption date of April 1, 2007, deferred tax assets were fully reserved by a valuation allowance to reduce the deferred tax assets to zero, the amount that more likely than not is expected to be realized. The Tax Reform Act of 1986 (the Act) provides pursuant to Internal Revenue Code Sections 382 and 383 for a limitation of the annual use of net operating loss and research and development tax credit carryforwards (following certain ownership changes, as defined by the Act) that could significantly limit the Company's ability to utilize these carryforwards. The Company has experienced various ownership changes as a result of past financings and could experience future ownership changes. The Company has not performed an analysis of its deferred tax assets for net operating losses or any possible research and development credits. Accordingly, the deferred tax assets related to net operating losses and the offsetting valuation allowance have been removed from deferred tax assets until such an analysis is documented.

 e.Digital Corporation
Notes to Consolidated Financial Statements
March 31, 2008

The Company recognizes interest and penalties related to uncertain tax positions as part of the provision for income taxes. As of March 31, 2008, the Company had not recorded any provisions for accrued interest and penalties related to uncertain tax positions.

The tax years 2003 through 2007 remain open under the statue of limitations to examination by the major tax jurisdictions to which we are subject. However, due to net operating loss carryforwards (NOL) from prior periods, the Internal Revenue Service (IRS) could potentially review the losses related to NOL-generating years back to 1992.

Stock based compensation
The Company has adopted stock plans as summarized in Note 13 below. The Company adopted SFAS No. 123 (R), “Share Based Payment”, effective April 1, 2006 using a modified prospective application, which provides for certain changes to the method for valuing share-based compensation. Under the modified prospective application, prior periods are not revised for comparative purposes. The valuation provisions of SFAS 123(R) apply to new awards and to awards that are outstanding on the effective date and subsequently modified or cancelled. Estimated compensation expense for awards outstanding at the effective date is recognized over the remaining service period using the compensation cost calculated for pro forma disclosure purposes under FASB Statement No. 123, “Accounting for Stock-Based Compensation” (SFAS 123). Prior to April 1, 2006 the Company followed the Accounting Principles Board (“APB”) Opinion 25, “Accounting for Stock Issued to Employees”, and related interpretations for stock compensation.

Options or stock awards issued to non-employees who are not directors of the Company are recorded at their estimated fair value at the measurement date in accordance with SFAS No. 123(R) and EITF Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services,” and are periodically revalued as the options vest and are recognized as expense over the related service period on a graded vesting method. Stock options issued to consultants with performance conditions are measured and recognized when the performance is complete.

The Company recorded $158,671 and $254,275 of stock compensation expense for the years ended March 31, 2008 and 2007, respectively. The amounts of stock-based compensation expense are classified in the consolidated statements of operations as follows:

Year ended March 31,	2008 $	2007 $
Cost of revenues	14,411	-
Research and development	33,785	66,833
Selling and administrative	110,475	187,442
Total stock-based compensation expense	158,671	254,275

Comprehensive loss
Comprehensive loss is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. For the years ended March 31, 2008 and 2007, there were no material differences between comprehensive loss and net loss for the year.

Impairment of long-lived assets
Long-lived assets and identifiable intangibles held for use are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of undiscounted expected future cash flows is less than the carrying amount of the asset or if changes in facts and circumstances indicate, an impairment loss is recognized and measured using the asset’s fair value.

Segment information

The Company identifies its operating segments based on how management internally evaluates separate financial information (if available), business activities and management responsibility. The Company believes it operates in a single business segment, the development, manufacture and marketing of electronic technology and products for portable digital devices.

e.Digital Corporation
Notes to Consolidated Financial Statements
March 31, 2008

Common stock issued for services or payments
The Company records compensation expense for common stock issued for services based on the estimated fair market value. Estimated fair market value is determined based on the quoted closing-bid stock price on the day of issuance or the market price defined in any underlying agreement as long as such price closely approximates market price.

Derivative instruments
The Company values derivative instruments in accordance with the interpretative guidance of FASB Statement No. 133 “Accounting for Derivative Instruments and Hedging Activities”, EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, Accounting Principles Board Opinion No. 14 “Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants”, EITF 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, and EITF 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments” and associated pronouncements related to the classification and measurement of warrants and instruments with embedded conversion features. The Company makes certain assumptions and estimates to value its derivative liabilities. Factors affecting these liabilities and values include changes in the stock price and other assumptions.

Reclassifications and Quarterly Restatement
Certain amounts included in the prior year financial statements have been reclassified to conform to the current year’s presentation. These reclassifications have no affect on the reported net loss. The Company has also restated the results for the two quarters ended September 30, 2007 and December 31, 2007 to correct for a misclassification of supplier material transfers that overstated both revenues and cost of sales in the two quarters but did not impact operating loss or net loss for any previously reported period. See Note 15.

Recent accounting pronouncements
In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 157, “Fair Value Measurements”. This standard defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America, and expands disclosure about fair value measurements. In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”, which will permit the option of choosing to measure certain eligible items at fair value at specified election dates and report unrealized gains and losses in earnings. SFAS Nos. 157 and 159 will become effective for us for fiscal year 2009, and interim periods within those fiscal years. The Company is currently evaluating the requirements of SFAS Nos. 157 and 159, and has not yet determined the likely, if any, impact on its future financial statements.

In December 2007, the Financial Accounting Standards Board (“ FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 141(R), “Business Combinations” (“SFAS No. 141R”). SFAS 141R retains the fundamental requirements in SFAS 141 that the acquisition method of accounting (which SFAS 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R also establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) improves the completeness of the information reported about a business combination by changing the requirements for recognizing assets acquired and liabilities assumed arising from contingencies; (c) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (d) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 (for acquisitions closed on or after April 1, 2009 for the Company). Early application is not permitted. The Company has not yet determined the impact, if any, SFAS No. 141R will have on its consolidated financial statements.

e.Digital Corporation
Notes to Consolidated Financial Statements
March 31, 2008

In December 2007, the FASB issued SFAS No. 160, “Non-Controlling Interests in Consolidated Financial Statements an amendment of ARB No. 51” (“SFAS 160”). SFAS 160 establishes new standards for the accounting for and reporting of non-controlling interests (formerly minority interests) and for the loss of control of partially owned and consolidated subsidiaries. SFAS 160 does not change the criteria for consolidating a partially owned entity. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The provisions of SFAS 160 will be applied prospectively upon adoption except for the presentation and disclosure requirements which will be applied retrospectively. The Company does not expect the adoption of SFAS 160 will have a material impact on its consolidated financial statements.

On March 19, 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133 (“SFAS No. 161”). SFAS No. 161 requires enhanced disclosures about an entity’s derivative and hedging activities. These enhanced disclosures will discuss (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company has not determined the impact, if any SFAS No. 161 will have on its consolidated financial statements.

3. CREDIT RISK
Financial instruments totaling $233,349 (2007 - $655,798) that potentially subject the Company to concentrations of credit risk, consist principally of cash and cash equivalents and accounts receivable. The Company maintains cash and cash equivalents with two financial institutions. The Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses which, when realized, have been within the range of management’s expectations.

Amounts due from three customers comprised approximately 32%, 24% and 22% of accounts receivable at March 31, 2008 (2007- one customer comprised 86%).

4. MAJOR CUSTOMERS AND SUPPLIERS
The Company operates in one major line of business, the development, manufacture and marketing of electronic products. Sales to three customers comprised approximately 30%, 20% and 13% of revenues respectively in fiscal 2008 (2007 - two customers comprised approximately 53% and 39%). The Company purchases its primary components from three suppliers accounting for 61%, 14% and 10% of total purchases respectively for fiscal 2008. Purchased from one supplier accounted for 73% of total purchases for fiscal 2007. The provision for doubtful accounts receivable at March 31, 2008 and 2007 was $-0-.

5. STATEMENT OF CASH FLOWS
The Company had non-cash operating and financing activities and made cash payments as follows:

	For the year ended March 31,
	2008 $	2007 $
Non-cash financing activities:
Common stock issued on conversion of preferred stock	1,456,000	361,154
Shares issued on conversion of debt	—	1,500,000
Shares issued for term debt payments	240,000	17,920
Shares issued for financing commitment	—	595,000
Shares issued for financing fees	30,500	77,500
Note principal applied to exercise of warrants	—	105,062
Value assigned to common shares issued for placement costs	—	34,000
Accrued dividends on preferred stock	81,975	122,873
Value assigned to inducement warrants for early exercise of warrants	—	230,709
Cash payments for interest were as follows:
Interest	109,553	153,063

e.Digital Corporation
Notes to Consolidated Financial Statements
March 31, 2008

6. INVENTORIES
Inventories consist of the following:

	March 31,
	2008 $	2007 $
Raw materials	41,354	558
Work in process	217,820	-
Finished goods	230,064	308,834
	489,238	309,392

7. PROPERTY AND EQUIPMENT

	Cost $	Accumulated depreciation and amortization $	Net book value $
March 31, 2008
Computer hardware and software	107,117	84,493	22,624
Furniture and equipment	26,499	26,499	—
Machinery and equipment	82,912	79,933	2,979
Leasehold improvements	1,639	328	1,311
Tooling	224,372	211,225	13,147
	442,539	402,478	40,061

March 31, 2007
Computer hardware and software	91,927	80,832	11,095
Furniture and equipment	26,499	26,499	—
Machinery and equipment	82,912	77,521	5,391
Tooling	224,372	204,652	19,720
	425,710	389,504	36,206

8. INTANGIBLE ASSETS

	Cost $	Accumulated amortization $	Net book value $
March 31, 2008
Website development costs	43,150	43,150	—
Patents and licenses	39,409	39,409	—
	82,559	82,559	—
March 31, 2007
Website development costs	43,150	43,150	—
Patents and licenses	39,409	39,409	—
	82,559	82,559	—

9. PROMISSORY NOTES

7.5% Convertible Subordinated Term Note

	March 31, 2008	March 31, 2007
7.5% Convertible Subordinated Term Note	$780,065	$952,967
Less unamortized debt discount	(31,983)	(65,983)
Less long-term portion – net of related unamortized debt discount	(381,093)	(748,082)
Short term portion of Convertible Subordinated Term Note	$366,989	$138,902

e.Digital Corporation
Notes to Consolidated Financial Statements
March 31, 2008

On December 12, 2006 the Company exchanged the balance of two short-term 15% Unsecured Promissory Notes due December 31, 2006 for (i) a new 7.5% Convertible Subordinated Term Note, with principal and interest payable monthly, in the principal amount of $970,752 due November 30, 2009 and (ii) 500,000 shares of common stock representing consideration for extending the maturity date and reducing the interest rate from 15% to 7.5%. As a consequence of the exchange, the previously outstanding 15% Unsecured Promissory Notes due December 31, 2006 were cancelled.

The Company evaluated the note exchange under FASB No. 15 “Accounting by Debtors and Creditors for Troubled Debt Restructurings” and determined that no gain or loss should be recorded as a result of the exchange. The fair value of the 500,000 shares issued of $77,500 is a debt discount being amortized over the term of the note using the interest method.

The 7.5% Convertible Subordinated Term Note provided for monthly principal and interest installments of $6,000 starting December 2006, increased to $15,000 in February 2007, increased to $30,000 starting in December 2007 and $50,000 in December 2008 with maturity November 30, 2009. Commencing with the February 2007 installment payment, the Company had the option, subject to certain limitations, to elect to make such installment payments either in cash or in shares of common stock (“Monthly Installment Shares”). Monthly Installment Shares are valued at the arithmetic average of the closing prices for the last five trading days of the applicable month without discount. Installment note payments must be paid in cash if the computed average price is less than $0.10 per share. Subject to certain notice periods and other limitations, the balance of the note is convertible by the holder at $0.30 per common share and the Company may elect to call the note for mandatory conversion if the closing sale price of the Company’s common stock is at least $0.40 per share for ten consecutive trading days. The Company may also prepay the note in full or in minimum payments of $50,000 on ten-day notice. The note may be subordinate to certain future senior indebtedness.

The Company made note payments in February and March 2007 (fiscal 2007 - $30,000 representing 154,459 shares of common stock) and April 2007 through March 2008 (fiscal 2008 - $240,000 representing 1,623,808 shares of common stock) in shares of common stock. Subsequent to March 31, 2008 through May 31, 2008 the Company made two monthly note payments aggregating $60,000 through the issuance of 511,083 shares of common stock.

18% Secured Promissory Note

	March 31, 2008	March 31, 2007
18% Secured Promissory Note	$450,000	$750,000
Less unamortized debt discount	(4,131)	-
Net	$445,869	$750,000

In March 2007 the Company obtained $750,000 in short-term purchase order financing from a commercial lender pursuant to an 18% secured promissory note with interest payable monthly for any full or partial month the principal is outstanding subject to a security agreement providing a security interest in substantially all of the Company’s assets. The Company has made principal reductions of $300,000. Effective with the latest amendment dated December 23, 2007, the remaining $450,000 balance of the note was extended to June 23, 2008. The note, as amended and restated, contains no prepayment fee and provides customary late payment penalties and default provisions. On April 2, 2007 the Company paid a $15,000 finance charge by issuing 73,385 restricted shares of common stock with such finance charge being amortized over the original note term. On October 9, 2007 the Company paid an additional $6,500 finance charge by issuing 34,537 restricted shares of common stock. Upon the December 23, 2007 amendment the Company paid an additional $9,000 finance charge by issuing 69,659 restricted shares of common stock.

e.Digital Corporation
Notes to Consolidated Financial Statements
March 31, 2008

12% Convertible Subordinated Promissory Notes and Related Royalty Obligation
During the period September through December 2006 an aggregate of $1,500,000 of previously issued 12% Convertible Subordinated Promissory notes were converted into 18,750,000 common shares and related remaining debt discount (arising from the value of warrants issued with the debt and conversion price and warrant exercise price antidilution adjustments) was charged as non-cash interest expense. Noteholders that acquired $500,000 of 12% Subordinated Promissory Notes are entitled to receive a royalty (in lieu of the warrants granted to original purchasers of such notes) equal to (i) the principal of the notes purchased divided by (ii) $500,000 multiplied by (iii) Twenty Dollars ($20.00) for each entertainment device sold during the calendar years of 2006, 2007 and 2008.

The Company recorded in other income and expenses royalty expense related to the $500,000 of notes as described above of $78,860 for the year ended March 31, 2008 (2007 - $15,280).

10. WARRANTY RESERVE
Details of the estimated warranty liability are as follows:

	Year Ended March 31,
	2008 $	2007 $
Beginning balance	40,072	15,789
Warranty provision	166,126	24,283
Warranty usage	(97,060)	-
Ending balance	109,138	40,072

11. INCOME TAXES
There is no net provision for income taxes in 2008 and 2007 as the Company incurred losses in each year. Our federal statutory tax rate is 35% while our effective tax rate is 0%. Differences between the federal statutory and effective tax rates result from the establishment of a valuation allowance to reduce the carrying value of deferred tax assets to zero.

The Company has U.S. federal net operating loss carryforwards available at March 31, 2008 of approximately $58,700,000 (2007 - $57,400,000) that will begin to expire in 2008. The Company has state net operating loss carryforwards of $18,600,000 (2007 - $17,240,000) that will begin to expire in 2010. The difference between federal and state net operating loss carryforwards is due to certain percentage limitations of California loss carryforwards and to expired California carryforwards.

The Company adopted the provisions of FIN 48 on April 1, 2007 and commenced analyzing filing positions in the jurisdictions where we are required to file income tax returns. As a result of the implementation of FIN 48, the Company recognized no adjustment for uncertain tax provisions and the total amount of unrecognized tax benefits as of April 1, 2007 was $-0-. The Tax Reform Act of 1986 (the Act) provides pursuant to Internal Revenue Code Sections 382 and 383 for a limitation of the annual use of NOL and research and development tax credit carryforwards (following certain ownership changes, as defined by the Act) that could significantly limit the Company's ability to utilize these carryforwards. The Company has experienced various ownership changes as a result of past financings and could experience future ownership changes. The Company's ability to utilize the aforementioned carryforwards may therefore be significantly limited. Additionally, because U.S. tax laws limit the time during which these carryforwards may be applied against future taxes, the Company may not be able to take full advantage of these reduced attributes for federal income tax purposes. The Company has not performed an analysis of its deferred tax assets for net operating losses or any possible research and development credits sufficient to meet the more likely than not threshold required by FIN 48. Accordingly, the deferred tax assets related to net operating losses and the offsetting valuation allowance were removed from deferred tax assets at April 1, 2007 until such an analysis is documented.

The Company’s deferred tax liabilities were $36,000 and $580,000 at March 31, 2008 and 2007, respectively. As discussed above, as of April 1, 2007, the Company removed its net operating losses from deferred tax assets and the offsetting valuation allowance until documented by a Section 382 analysis. The remaining deferred tax assets at March 31, 2008 were $210,000 and deferred tax assets at March 31, 2007 were $21,820,000 including the net operating losses. A full valuation allowance of $174,000 and $21,240,000 was established to offset the net deferred tax assets at March 31, 2008 and 2007, respectively, as realization of these assets is uncertain. As of March 31, 2008, management believes that it is more likely than not that the net deferred tax assets will not be realized based on future operations and reversal of deferred tax liabilities. Accordingly, the Company has provided a full valuation allowance against its net deferred tax assets and no tax benefit has been recognized relative to its pretax losses.

e.Digital Corporation
Notes to Consolidated Financial Statements
March 31, 2008

12. CAPITAL STOCK
Authorized capital
The authorized capital of the Company consists of 300,000,000 common shares with a par value of $.001 per share and 5,000,000 preferred shares with a par value of $10.00 per share.

Common stock
The issued common stock of the Company consisted of 272,494,867 and 243,453,037 common shares as of March 31, 2008 and 2007, respectively.

Preferred stock
On December 30, 2002, the Company issued 205,000 shares of 12% Series D non-redeemable convertible preferred stock (the "Series D Stock") with a stated value of $10 per share in exchange for an aggregate amount of $2,050,000 of notes payable. During the year ended March 31, 2008 the remaining 91,000 preferred shares were converted into 18,200,000 shares of common stock (2007 – 5,000 preferred shares converted to 907,123 shares of common stock) and no preferred shares remained outstanding at March 31, 2008.

On November 30, 2004, the Company issued 18,500 shares of 8% Series EE Convertible Preferred Stock (the "Series EE Stock") at a per share price of $100 for an aggregate amount of $1,850,000. During the year ended March 31, 2007 the remaining 2,500 preferred shares were converted into 3,607,289 shares of common stock and no preferred shares remained outstanding at March 31, 2007 or 2008.

The accretion (similar to a dividend) on the Series D and Series EE Stock was recorded as a liability and a reduction of stockholders equity until conversion. At March 31, 2007 the dividend liability was $464,025 (March 31, 2008 - $-0-, as all preferred stock had been converted to common stock).

Fusion Capital Equity Purchase Agreement
On January 2, 2007, the Company entered into an agreement with Fusion Capital Fund II, LLC (“Fusion”) pursuant to which the Company (a) sold 4,166,666 common shares for $500,000 cash at $0.12 per share, and (b) has the right, subject to certain conditions and limitations, to sell to Fusion up to $8.0 million worth of additional common stock, at the Company’s election, over a two year period at prices determined based upon the market price of the Company’s common stock at the time of each sale, without any fixed discount to the market price as defined in the agreement. Common stock may be sold in $80,000 increments every fourth business day, with additional $100,000 increments available every third business day if the market price of the common stock is $0.10 or higher. This $100,000 increment may be further increased at graduated levels up to $1.0 million if the market price increases from $0.10 to $0.80. If the price of the stock is below $0.08 per share, no sales shall be made under the agreement.

Under the terms of the agreement, the Company issued 3,500,000 shares of common stock to Fusion for no consideration as a commitment fee and 200,000 shares of common stock as an expense reimbursement fee. The fair value of the 3,700,000 shares was $629,000 and recorded as offering costs along with legal and related direct costs of $52,403. A total of $52,819 of these costs were associated with the January 2007 sale of common stock and $628,584 (balance at March 31, 2007) was recorded as prepaid transaction costs and then discounted against subsequent stock sales during fiscal 2008.

A total of 15,000,000 shares were registered for sale under a related registration rights agreement declared effective on February 9, 2007, accordingly the Company was limited to selling the lesser of 15,000,000 shares or $8 million. The Company is required to maintain effectiveness of the registration statement until the earlier of the date that Fusion may sell the shares without restriction pursuant to Rule 144(k) or the date that Fusion has sold all registered shares and no available unpurchased shares remain under the agreement. Upon occurrence of certain events of default as defined, including lapse of effectiveness of the registration statement for 10 or more consecutive business days or for 30 or more business days within a 365-day period, suspension of trading for 3 consecutive business days, delisting of the shares from the principal market on which they are traded, failure by the stock transfer agent to issue shares within 5 business days, or other material breaches, Fusion may terminate the stock purchase agreement. The Company may terminate the agreement at any time.

e.Digital Corporation
Notes to Consolidated Financial Statements
March 31, 2008

During the year ended March 31, 2008, the Company sold 6,283,275 common shares to Fusion under the agreement for cash of $960,000. Assuming a purchase price of $0.16 per share (the closing sale price of the common stock on March 31, 2008) the maximum remaining under the common stock purchase agreement was an additional $1.4 million. Subsequent to March 31, 2008 during the period to May 31, 2008, the Company sold an additional 2,181,991 common shares to Fusion under the agreement for cash of $260,000.

Share warrants
A summary of warrant activity during the years ended March 31, 2007 and 2008 is presented below:

	Number	Average Purchase Price Per Share $
Shares purchasable under outstanding warrants at March 31, 2006	14,082,500	0.09
Stock purchase warrants issued	2,331,572	0.15
Stock purchase warrants exercised	(11,236,500)	0.09
Shares purchasable under outstanding warrants at March 31, 2007	5,177,572	0.11
Stock purchase warrants issued	-	-
Stock purchase warrants exercised	(2,681,000)	0.08
Stock purchase warrants expired	(165,000)	0.08
Shares purchasable under outstanding warrants at March 31, 2008	2,331,572	0.15

In August and September 2006, as an inducement for early warrant exercise, the Company offered to holders of outstanding “A” and “B” Warrants (issued in connection with a common stock offering in February 2006) a new warrant exercisable for 25% of the shares issued exercisable at $.15 per share through August 31, 2009 (“New Warrant”). A total of 9,218,750 warrants were exercised for cash proceeds of $786,719 and debt reduction of $89,062 and the Company issued 2,304,692 New Warrants. Two officers exercised 500,000 warrants for cash of $47,500 and were granted 125,000 New Warrants on the same terms as other investors.

In August and September 2006, as an inducement for early warrant exercise of Series EE Warrants, the Company offered holders a New Warrant equal to 12% of the shares issued upon exercise. A total of 224,000 warrants were exercised for cash proceeds of $17,920 and the Company issued 26,880 New Warrants.

The Company recorded a non-cash other expense in the statement of operations for $230,709 during fiscal 2007 representing the fair value of the 2,331,572 New Warrants issued as an inducement for early exercise. Fair value was determine using the Black-Scholes option pricing model assuming no expected dividends, 120% volatility, expected life of 3 years and a risk-free interest rate of 4.85%.

During the year ended March 31, 2007 a total of 1,793,750 other warrants were exercised for cash proceeds of $129,844 and debt reduction of $16,000. During the year ended March 31, 2008 a total of 2,681,000 warrants were exercised for cash proceeds of $214,480. No inducement was granted in connection with these warrant exercises.

At March 31, 2008 the Company had 2,331,572 outstanding share warrants exercisable through August 31, 2009, entitling the holders to purchase one common share at $0.15 per common share for each warrant held (subject to certain future antidilution price protection):

e.Digital Corporation
Notes to Consolidated Financial Statements
March 31, 2008

13. BENEFIT PLANS AND STOCK-BASED COMPENSATION

Stock Option Plans
The Company has stock options outstanding under two stock option plans. The 1994 Stock Option Plan entitled certain directors, key employees and consultants of the Company to purchase common shares of the Company. The 1994 Plan covered a maximum aggregate of 14,000,000 shares, as amended and expired on August 18, 2004. At March 31, 2008 there were options outstanding on 2,827,500 common shares pursuant to the 1994 Plan.

The 2005 Equity-Based Compensation Plan was approved by the stockholders on August 5, 2005 and covers a maximum of 10,000,000 common shares. The Company may grant incentive options, nonstatutory options, stock appreciation rights or restricted stock awards to employees, directors or consultants. At March 31, 2008 there were options outstanding on 6,319,667 common shares pursuant to the 2005 Plan with options on 3,630,833 shares available for future grant under the 2005 Plan.

The Company has granted options outside the above plans as inducements to new employees and for the continued service of key employees. At March 31, 2008 there were options outstanding on 1,750,000 common shares from grants outside the stock option plans.

Stock-Based Compensation Information Under SFAS No. 123R)
The following table sets forth the weighted-average key assumptions and fair value results for stock options granted during the years ended March 31, 2008 and 2007 (annualized percentages):

	Year Ended March 31,
	2008	2007
Volatility	78%	82%-91%
Risk-free interest rate	4.1%-5.0%	4.4%-4.7%
Forfeiture rate	5.0%	0.0%
Dividend yield	0.0%	0.0%
Expected life in years	3	4
Weighted-average fair value of options granted	$0.10	$0.11

The dividend yield of zero is based on the fact that the Company has never paid cash dividends and has no present intention to pay cash dividends. Expected volatility is based on the historical volatility of the common stock over the period commensurate with the expected life of the options. The Company has a small number or option grants and limited exercise history and accordingly has for all new option grants applied the simplified method prescribed by SEC Staff Accounting Bulletin 110, “Share-Based Payment: Certain Assumptions Used in Valuation Methods - Expected Term,” to estimate expected life (computed as vesting term plus contractual term divided by two). The expected forfeiture rate is estimated based on historical experience. Additional expense is recorded when the actual forfeiture rates are lower than estimated and a recovery of prior expense will be recorded if the actual forfeitures are higher than estimated.

Since the Company has a net operating loss carryforward as of March 31, 2008, no excess tax benefit for the tax deductions related to stock-based awards was recognized for the year ended March 31, 2008. Additionally, no incremental tax benefits were recognized from stock options exercised during the year ended March 31, 2008 that would have resulted in a reclassification to reduce net cash provided by operating activities with an offsetting increase in net cash provided by financing activities.

As of March 31, 2008 total estimated compensation cost of options granted but not yet vested was approximately $55,257 and is expected to be recognized over the weighted average period of 1.2 years.

e.Digital Corporation
Notes to Consolidated Financial Statements
March 31, 2008

Stock Option Summary Information
During 2008, 880,000 (2007 – 973,000) options were granted at exercise prices ranging from $0.18 to $0.185 (2007 - $0.145 to $0.23) per share. The following table summarizes stock option transactions:

	Shares #	Weighted average exercise price $	Aggregate Intrinsic Value $
Outstanding March 31, 2006	11,071,666	0.19
Fiscal 2007
Granted	973,000	0.16
Canceled/expired	(1,010,000)	0.31
Outstanding March 31, 2007	11,034,666	0.17	900,904
Exercisable at March 31, 2007	8,015,835	0.18	634,241
Fiscal 2008
Granted	880,000	0.18
Exercised	(76,166)	0.15
Canceled/expired	(941,333)	0.54
Outstanding March 31, 2008	10,897,167	0.16	183,813
Exercisable at March 31, 2008	9,769,916	0.15	183,813

The following table summarizes the number of options exercisable at March 31, 2008 and the weighted average exercise prices and remaining contractual lives of the options.

Range of exercise prices	Number outstanding at March 31, 2008	Number exercisable at March 31, 2008	Weighted Average exercise price	Weighted average remaining contractual life	Weighted average Exercise price of options exercisable at March 31, 2008
$	#	#	$	Years	$
$0.09	1,500,000	1,500,000	0.09	2.6	0.09
$0.145-$0.16	6,779,167	6,279,167	0.15	1.6	0.15
$0.18-$0.28	2,568,000	1,940,749	0.21	1.5	0.22
$0.42-$0.55	50,000	50,000	0.44	0.8	0.44

The options generally vest over a period of two to three years. Options on 500,000 shares are subject to and vest based on future performance conditions.

Subsequent to March 31, 2008 and through May 31, 2008 the Company granted options to employees and consultants on 700,000 shares exercisable at $.11 per share and options on an aggregate of 1,304,167 shares expired or were forfeited.

14. COMMITMENTS AND CONTINGENCIES

Legal Matters

Business Litigation
In May 2006, the Company announced that a complaint had been filed against the Company and certain of its officers and employees by digEcor, Inc. in the Third Judicial District Court of Utah, County of Salt Lake. The complaint alleged breaches of contract, unjust enrichment, breaches of good faith and fair dealing, fraud, negligent misrepresentation, and interference with prospective economic relations. digEcor sought, among other things, an injunction to prevent the Company from selling or licensing certain digital rights management technology and “from engaging in any competition with digEcor until after 2009.” digEcor also sought “actual damages” of $793,750 and “consequential damages...not less than an additional $1,000,000.” This action was related to a purchase order the Company placed for this customer in the normal course of business on November 11, 2005 for 1,250 digEplayers™ with a contract manufacturer, Maycom Co., Ltd. Maycom was paid in full for the order by both e.Digital and digEcor by March 2006, but Maycom failed to timely deliver the order. The Company recorded an impairment charge of $603,750 in March 2006 for deposits paid to Maycom due to the uncertainty of obtaining future delivery. In October 2006 the Company received delivery from Maycom of the delayed 1,250-unit digEplayer order and delivered the order to digEcor. The Company recognized $713,750 of revenue from this order and reversed an impairment charge of $603,750 in its third fiscal 2007 quarter.

e.Digital Corporation
Notes to Consolidated Financial Statements
March 31, 2008

The Company has answered the complaint. The case is currently in the discovery phase. In January 2007, the Court ruled on certain motions of the parties. In its ruling, the Court dismissed digEcor’s unjust enrichment, fraud, negligent misrepresentation, tortuous interference and punitive damage claims. The Court further acknowledged the delivery of the 1,250-unit order and a partial settlement between the parties reducing digEcor’s claim for purchase-price or actual damages from $793,750 to $94,846 with such amount still being disputed by e.Digital. digEcor’s contract and damages claims remain in dispute, and the Court provided some interpretation of the contracts at issue in its ruling. digEcor subsequently amended its Complaint to assert an alternative breach of contract claim, and claims for federal, state and common law unfair competition, and sought an injunction prohibiting the Company “from engaging in any competition with digEcor until after 2013.”  In April 2007 digEcor filed a motion for summary judgment seeking enforcement of an alleged noncompete provision and an injunction prohibiting the Company from competing with digEcor. In October 2007 the Court denied, without prejudice, digEcor’s motion for partial summary judgment and a request for injunction. The foregoing and other findings of the Court may be subject to appeal by either party.

The Company believes it has substantive and multiple defenses and intends to vigorously challenge this matter. Due to the uncertainties inherent in any litigation, however, there can be no assurance whether the Company will or will not prevail in its defense against digEcor’s remaining claims. The Company is also unable to determine at this time the impact this complaint and matter may have on its financial position or results of operations. The Company has an accrual of $80,000 as an estimate of a deposit obligation related to the remaining general damage claim and the Company intends to seek restitution from Maycom for any damages it may incur but recovery from Maycom is not assured. Maycom is not involved in the design, tooling or production of the Company’s proprietary eVU mobile product. Moreover, the Company does not presently plan or expect to produce or sell digEplayer models to digEcor or other customers in the future.

In April 2007 the Company filed a second amended counterclaim in the United States District Court of Utah seeking a declaratory judgment confirming the status of prior agreements between the parties, alleging breach of e.Digital’s confidential information and trade secrets by digEcor, seeking an injunction against digEcor’s manufacture and sale of a portable product based on the Company’s technology, alleging breach of duty to negotiate regarding revenue sharing dollars the Company believes it has the right to receive and tortious interference by digEcor in the Company’s contracts with third parties. The Company intends to vigorously prosecute these counterclaims. There can be no assurance, however, that the Company will prevail on any of its counterclaims.

Intellectual Property Litigation
In March 2008, the Company filed a complaint against Avid Technology, Casio America, LG Electronics USA, Nikon, Olympus America, Samsung Electronics America, and Sanyo North America in the U.S. District Court for the Eastern District of Texas asserting that products made by the listed companies infringe four of the Company's U.S. patents covering the use of flash memory technology. These patents are part of the Company’s Flash-R™ patent portfolio. In September 2007 the Company filed a similar suit in the same jurisdiction against Vivitar, a wholly-owned subsidiary of Syntax-Brillian. The Company intends to pursue its claims vigorously but the litigation is in the early stage and there is no assurance of recovery. Although most fees, costs and expenses of the litigation are covered under the Company’s arrangement with Duane Morris LLP as described below, the Company may incur support and related expenses for this litigation that may become material.

Commitment Related to Intellectual Property Legal Services
On March 23, 2007 the Company entered into an agreement for legal services and a contingent fee arrangement with Duane Morris LLP. The agreement provides that Duane Morris will be the Company’s exclusive legal counsel in connection with the assertion of the Company’s flash memory related patents against infringers (“Patent Enforcement Matters’).

e.Digital Corporation
Notes to Consolidated Financial Statements
March 31, 2008

Duane Morris has agreed to handle the Company’s Patent Enforcement Matters and certain related appeals on a contingent fee basis. Duane Morris also has agreed to advance certain costs and expenses including travel expenses, court costs and expert fees. The Company has agreed to pay Duane Morris a fee equal to 40% of any license or litigation recovery related to Patent Enforcement Matters, after recovery of expenses, and 50% of recovery if appeal is necessary.

In the event the Company is acquired or sold or elects to sell the covered patents or upon certain other corporate events or in the event the Company terminates the agreement for any reason, then Duane Morris shall be entitled to collect accrued costs and a fee equal to three times overall time and expenses accrued in connection with the agreement and a fee of 15% of a good faith estimate of the overall value of the covered patents. The Company has provided Duane Morris a lien and a security interest in the covered patents to secure its obligations under the agreement.

Contract Manufacturers and Suppliers
The Company depends on contract manufacturers and suppliers to (i) allocate sufficient capacity to its manufacturing needs, (ii) produce acceptable quality products at agreed pricing and (iii) deliver on a timely basis. If a manufacturer is unable to satisfy these requirements, the Company's business, financial condition and operating results may be materially and adversely affected. Any failure in performance by either of these manufacturers for any reason could have a material adverse affect on the Company's business. Production and pricing by such manufacturers is subject to the risk of price fluctuations and periodic shortages of components. The Company does not have supply agreements with component suppliers and, accordingly, it is dependent on the future ability of its manufacturers to purchase components. Failure or delay by suppliers in supplying necessary components could adversely affect the Company's ability to deliver products on a timely and competitive basis in the future.

At March 31, 2008 the Company had outstanding unfilled purchase orders and was committed to a contract manufacturers and component suppliers for approximately $374,000 of future deliveries.

Facility Lease
In March 2006 the Company entered into a sixty-two month lease, commencing June 1, 2006, for approximately 4,800 square feet with an aggregate monthly payment of $5,980 excluding utilities and costs. The aggregate payments adjust annually with maximum aggregate payments totaling $6,535 in the fifty-first through the sixty-second month. Office rent expense recorded by the Company for the year ended March 31, 2008 was $86,397 (2007 - $91,932).

Royalties
In connection with a prior note financing (see Note 9), the Company is obligated to pay a royalty of $20.00 for each entertainment device sold through December 31, 2008.

15. QUARTERLY FINANCIAL INFORMATION (unaudited)

The following table sets forth unaudited income statement data for each of the Company’s last eight quarters. The two quarters ended September 30, 2007 and December 31, 2007 have been restated with comparisons to the results as previously reported. The restatement was due to an overstatement of both sales and cost of sales of $104,000 and $62,400 for the quarter ended September 30, 2007 and December 31, 2007, respectively, due to a misclassification of supplier material transfers with no effect on gross profit, operating loss or net loss in either quarter or for the fiscal year ended March 31, 2008.

	As Reported
	6/30/2007	9/30/2007	12/31/2007
Revenues	$1,304,634	$2,419,781	$1,253,247
Gross profit	246,115	597,398	396,351
Loss for the period	(593,406)	(157,740)	(397,371)
Operating profit (loss)	(505,294)	(90,532)	(331,246)
Loss attributable to common shareholders	(620,631)	(185,265)	(424,596)
Basic earnings per common share	$(0.00)	$(0.00)	$(0.00)
Weighted average shares outstanding	244,411,088	246,361,041	249,097,860

e.Digital Corporation
Notes to Consolidated Financial Statements
March 31, 2008

		As Restated(*)
	6/30/2007	9/30/2007	12/31/2007	3/31/2008	FYE 2008
Revenues	$1,304,634	$2,315,781	$1,190,847	$741,359	$5,552,621
Gross profit	246,115	597,398	396,351	304,144	1,544,008
Loss for the period	(593,406)	(157,740)	(397,371)	(570,550)	(1,719,067)
Operating profit (loss)	(505,294)	(90,532)	(331,246)	(515,408)	(1,442,480)
Loss attributable to common shareholders	(620,631)	(185,265)	(424,596)	(570,550)	(1,801,042)
Basic earnings per common share	$(0.00)	$(0.00)	$(0.00)	$(0.00)	$(0.01)
Weighted average shares outstanding	244,411,088	246,361,041	249,097,860	270,974,359	252,683,865

	6/30/2006	9/30/2006	12/31/2006	3/31/2007	FYE 2007
Revenues	$21,105	$13,017	$1,302,312	$478,580	$1,815,014
Gross profit	4,493	419	939,544	80,785	1,025,241
Loss for the period	(1,123,576)	(1,605,462)	(156,433)	(243,802)	(3,129,273)
Operating profit (loss)	(683,685)	(878,706)	226,003	(731,884)	(2,068,272)
Loss attributable to common shareholders	(1,157,284)	(1,638,388)	(185,746)	(270,728)	(3,252,146)
Basic earnings per common share	$(0.01)	$(0.01)	$(0.00)	$(0.00)	$(0.01)
Weighted average shares outstanding	200,431,000	205,997,409	220,870,444	242,537,926	217,130,347

* As restated applies only to the two fiscal quarters ended September 30, 2007 and December 31, 2007. No other quarter of either fiscal 2007 or 2008 has been restated.

The gross profit for the quarter ended December 31, 2006 benefited from inclusion of a $603,750 reduction in cost of sales due to the reversal of an impairment cost recorded in cost of sales in the prior fiscal year.

Exhibit 21.1

e.Digital Corporation
List of Subsidiaries

e.Digital Corporation
16770 West Bernardo Drive
San Diego, California 92127
(858) 304.3016
(A California Corporation)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements of e.Digital Corporation on (Form S-1 No. 333-140296, Form S-1 No. 333-136096, Form S-2 No. 333-121546, Form S-3 No. 333-111455, Form S-3 No. 333-82272, Form S-3 No. 333-54088, Form S-3 No. 333-49312, Form S-3 No. 333-83615, Form S-3 No. 333-46619, Form S-3 No. 333-07709, Form S-3 No. 33-81212, Form S-3 No. 33-92032, Form S-3 No. 33-92978, Form S-3 No. 333-4880, Form S-3 No. 333-62387, Form S-8 No. 333-13779, Form S-8 No. 333-76961, Form S-8 No. 333-136095 and Form S-8 No. 333-146333) of our report dated June 17, 2008, related to our audit of the consolidated financial statements which includes an emphasis paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern, which appear in this Annual Report on Form 10-K of e.Digital Corporation for the year ended March 31, 2008.

We were not engaged to examine management's assertion about the effectiveness of the Company's internal control over financial reporting as of March 31, 2008 included in the accompanying Management’s Report on Internal Control Over Financial Reporting and, accordingly, we do not express an opinion thereon.

/s/ Singer Lewak Greenbaum & Goldstein LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Irvine, CA
June 17, 2008

Exhibit 31.1
CERTIFICATION

I, William Blakely, certify that:

1.	I have reviewed this annual report on Form 10-K of e.Digital Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)
all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: June 17, 2008

/s/ William Blakeley
William Blakeley
President and Chief Technical Officer (Principal Executive Officer)

Exhibit 31.2
CERTIFICATION

I, Robert Putnam, certify that:

1.	I have reviewed this annual report on Form 10-K of e.Digital Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)
all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: June 17, 2008

/s/ Robert Putnam
Robert Putnam
Interim Chief Accounting Officer and Secretary (Principal Financial Officer)

Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his or her capacity as an officer of e.Digital Corporation (the "Company"), that, to his or her knowledge, the Annual Report of the Company on Form 10-K for the period ended March 31, 2008, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated: June 17, 2008

/s/ Robert Putnam

Robert Putnam,
Interim Chief Accounting Officer and Secretary (Principal Financial Officer)

Dated: June 17, 2008

/s/ William Blakeley

William Blakeley,
President and Chief Technical Officer, (Principal Executive Officer)

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

E.DIGITAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☑ No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(6)  Amount Previously Paid:

(7)  Form, Schedule or Registration Statement No:

(8)  Filing Party:

(9)  Date Filed:

E.DIGITAL CORPORATION
16770 West Bernardo Drive, San Diego, California 92127

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held September 17, 2008

TO THE STOCKHOLDERS OF
E.DIGITAL CORPORATION

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of e.Digital Corporation, a Delaware corporation (the “Company”), will be held at the offices of the Company, located at 16770 West Bernardo Drive, San Diego, California 92127, on September 17, 2008, beginning at 2:00 p.m. local time. The Annual Meeting will be held for the following purposes:

1. To elect directors of the Company to serve as directors until the annual meeting of stockholders to be held in 2009, and until such directors’ successor has been duly elected and qualified or until such directors have otherwise ceased to serve as directors.

2. To approve an amendment to the Company’s Certificate of Incorporation to increase the number of shares of common stock, $.001 par value, that the Company is authorized to issue from 300,000,000 to 350,000,000.

3. To ratify the appointment of Singer Lewak Greenbaum & Goldstein, LLP as independent accountants for the Company for the fiscal year ending March 31, 2009.

4. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

The Board of Directors has fixed July 21, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof, and only stockholders of record at the close of business on that date are entitled to such notice and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available at the offices of the Company for ten (10) days prior to the Annual Meeting.

We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Annual Meeting either by executing and returning the enclosed Proxy Card or by casting your vote in person at the Annual Meeting.

STOCKHOLDERS UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF A STOCKHOLDER RECEIVES MORE THAN ONE PROXY CARD BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

By Order of the Board of Directors

/s/ ROBERT PUTNAM
Robert Putnam
Secretary

San Diego, California	Telephone - (858) 304-3016
August 1, 2008	Facsimile - (858) 304-3023

TABLE OF CONTENTS

PROXY STATEMENT	1

RECORD DATE AND VOTING	1

ELECTION OF DIRECTORS (Proposal One)	2

CORPORATE GOVERNANCE	4

APPROVAL OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL AUTHORIZED SHARES OF COMMON STOCK (Proposal Two)	6

RATIFICATION OF INDEPENDENT AUDITOR (Proposal Three)	9

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	10

EQUITY COMPENSATION PLAN INFORMATION	11

EXECUTIVE COMPENSATION	12

AUDIT COMMITTEE REPORT	15

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	16

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934	18

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING	18

OTHER BUSINESS OF THE ANNUAL MEETING	18

MISCELLANEOUS	19

e.Digital Corporation
16770 West Bernardo Drive
San Diego, California 92127

ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 17, 2008

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of e.Digital Corporation, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 2:00 p.m., local time, on September 17, 2008, and any postponements or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting. The telephone number of the Company is (858) 304-3016 and its facsimile number is (858) 304-3023. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about August 1, 2008.

RECORD DATE AND VOTING

July 21, 2008 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, and any postponements or adjournments thereof. As of July 21, 2008, there were [276,527,941] shares of the Company’s common stock, $.001 par value per share (the “Common Stock”) and 75,000 shares of Series AA preferred stock (“Series AA Preferred Stock”) issued and outstanding. A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the meeting.

Except as provided below, on all matters to be voted upon at the Annual Meeting, each holder of record of Common Stock on the Record Date will be entitled to one vote for each share held, and each holder of Series AA Preferred Stock on the Record Date will be entitle to one hundred votes for each share held, or an aggregate of 7,500,000 votes for the Series AA Preferred Stock. With respect to all matters other then the election of directors and the proposed amendment to the Company’s Certificate of Incorporation, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the stockholders. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors. The matter of the proposed amendment to the Company’s Certificate of Incorporation, requires the affirmative vote of a majority of the outstanding shares of Common Stock on the record date. Abstentions will be treated as the equivalent of a negative vote for the purpose of determining whether a proposal has been adopted and will have no effect for the purpose of determining whether a director has been elected. Unless otherwise instructed, proxies solicited by the Company will be voted “FOR” the nominees named herein for election as directors, “FOR” the approval of an amendment to the Company’s Certificate of Incorporation to increase the number of shares of Common Stock, $.001 par value, that the Company is authorized to issue from 300,000,000 to 350,000,000 and “FOR” the ratification of the selection of Singer Lewak Greenbaum & Goldstein LLP to provide audit services to the Company for the fiscal year ending March 31, 2009.

New York Stock Exchange Rules (“NYSE Rules”) generally require that when shares are registered in street or nominee name, its member brokers must receive specific instructions from the beneficial owners in order to vote on certain proposals. However, the NYSE Rules do not require specific instructions in order for a broker to vote on the election of directors. If a member broker indicates on the proxy that such broker does not have discretionary authority as to certain shares to vote on any proposal that does require specific instructions, those shares will not be considered as present and entitled to vote with respect to that matter. Pursuant to Delaware law, a broker non-vote will not be treated as present or voting in person or by proxy on the proposal. A broker non-vote will have no effect for the purpose of determining whether a director has been elected.

A stockholder giving a proxy has the power to revoke it at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing a subsequent proxy, or by attending the Annual Meeting and voting in person. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with the specifications on the enclosed proxy card.

ELECTION OF DIRECTORS
(Proposal One)

General

The Company’s bylaws state that the Board of Directors shall consist of not less than four nor more than seven members. The specific number of Board members within this range is established by the Board of Directors and is set at four for this election. A Board of four directors, will be elected at the Annual Meeting. Unless otherwise instructed, proxy holders will vote the proxies received by them for the Company’s five nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders and such time as his or her successor is fully elected and qualified or until his or her earlier resignation, removal or death.

Directors and Nominees

The following sets forth certain information concerning our nominees as of July 21, 2008:

Name	Age	Position

Alex Diaz	41	Chairman of the Board and Director
Robert Putnam	49	Senior Vice President, Interim Chief Accounting
		Officer, Secretary and Director
Allen Cocumelli	53	Director
Renee Warden	43	Director

Biographical Information

Alex Diaz - Mr. Diaz joined the Board in July 2002 and was appointed Chairman in November 2002. Mr. Diaz is Executive Vice President of Califormula Radio Group in San Diego, where he oversees the wide area network (WAN) linking audio, production studios, and transmitter sites, all of which he designed. He also established a Web presence for several of Califormula’s San Diego radio stations, including Jammin’ Z90, Radio Latina, and classical music station XLNC1. Before joining Califormula, Mr. Diaz worked at Radio Computing Services in New York. Mr. Diaz holds bachelor’s degrees in mathematics and computer science from the University of California in San Diego.

Robert Putnam - Mr. Putnam was appointed Senior Vice President in April 1993. He was appointed a Director of e.Digital Corporation in 1995. In May 2005, Mr. Putnam assumed the additional responsibilities of Interim Chief Accounting Officer and Corporate Secretary. Mr. Putnam served as Secretary of e.Digital Corporation from March 1998 until December 2001. He served as a Director of American Technology Corporation (“ATC”) from 1984 to September 1997 and served as Secretary/Treasurer until February 1994, President and Chief Executive Officer from February 1994 to September 1997 and currently serves as investor relations of ATC. He also served as Secretary/Treasurer of Patriot Scientific (“Patriot”) from 1989 to 2000 and from 1989 to March 1998 was a Director of Patriot. Mr. Putnam obtained a B.A. degree in mass communications/advertising from Brigham Young University in 1983. Mr. Putnam devotes only part-time services to the company, approximately twenty hours per week.

2

Allen Cocumelli - Mr. Cocumelli was appointed to the Board of Directors on August 25, 1999 and served as Chairman of the Board from April 2000 until November 2002. Mr. Cocumelli has been Secretary and General Counsel of SimpleNet, Inc. since 2004. Prior thereto, Mr. Cocumelli was a Director of Website Services at Yahoo! Inc. from 2000 to 2004. Prior to joining Yahoo! Inc., Mr. Cocumelli was General Counsel of Simplenet Network Communications Inc. from 1996 and Chief Operating Officer of Simplenet Network Communications Inc. from November 1997 until 1999. Prior to joining Simplenet Network Communications Inc., Mr. Cocumelli was in the private practice of law. From 1978 to 1986 Mr. Cocumelli served as a manager in the Components Manufacturing Group and as Director of Corporate Training and Development at Intel. Mr. Cocumelli obtained a B.S. degree in Industrial Psychology from the University of California, Los Angeles in 1972 and a J.D. from Thomas Jefferson University in 1991. Mr. Cocumelli is a member of the California Bar Association.

Renee Warden - Ms. Warden was appointed to the Board of Directors on August 4, 2005. Ms. Warden has been Director of Accounting for Gratis Card Inc. since April 2006. Prior to its acquisition by Crown Castles in April 2006, Ms. Warden was Manager Special Projects/Collections for Global Signal, Inc. Prior to joining Global Signal, Inc. Ms. Warden was Vice President and Controller for Kintera, Inc. from May 2005 to May 2006. Prior to joining Kintera, Inc., Ms. Warden was an executive officer of e.Digital Corporation. Ms. Warden joined e.Digital Corporation in 1991 as Accounting Manager. In 1997 Ms. Warden was appointed Controller and Corporate Secretary for e.Digital Corporation and in 2003 was promoted to Chief Accounting Officer and Secretary until May 2005. From 1993 to 2003 Ms. Warden also held the positions of Chief Accounting Officer, Secretary and Director of Human Resources for American Technology Corporation. Ms. Warden obtained a B.S. degree in business accounting from the University of Phoenix in 1999.

The terms of all directors will expire at the next annual meeting of the Company’s stockholders, or when their successors are elected and qualified. Directors are elected each year, and all directors serve one-year terms. Officers serve at the pleasure of the Board of Directors. There are no arrangements or understandings between the Company and any other person pursuant to which he was or is to be selected as a director, executive officer or nominee. There are no other persons whose activities are material or are expected to be material to the Company’s affairs. For information concerning beneficial ownership of Common Stock by directors, nominees and executive officers, see “Security Ownership of Certain Beneficial Owners and Management” below.

Required Vote and Recommendation

The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, under Delaware law and the Company’s Certificate of Incorporation and Bylaws, abstentions and broker non-votes will not have any effect on the election of a particular director. Unless otherwise instructed or unless authority to vote is withheld, the enclosed Proxy will be voted for the election of the above Nominees.

The Board of Directors recommends that the stockholders vote “FOR” the election of the above Nominees.

3

CORPORATE GOVERNANCE

General

Pursuant to Delaware law and our bylaws, our business and affairs are managed by or under the direction of our Board of Directors. Members of the Board are kept informed of our business through discussions with our President and Chief Technical Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. Our Board has two standing committees:

•	The Audit Committee

•	The Compensation Committee

Copies of our Audit Committee Charter and our Compensation Committee Charter, as well as our Code of Ethics are available in print, free of charge, by writing to Investor Relations, e.Digital Corporation, 16770 West Bernardo Drive, San Diego, California 92127.

Director Independence

Our Board of Directors is comprised of four individuals, two of whom (Messrs. Diaz and Cocumelli) we have determined are independent under SEC rules. While Mr. Diaz, as Chairman of our Board of Directors, is technically considered as an executive officer under our bylaws, we do not believe that he meets the definition of an “executive officer” under Rule 16a-1(f) of the Exchange Act in that he does not perform any policy-making functions for our company, nor is he compensated for this position. Consequently, we consider Mr. Diaz as independent.

Board Committees and Meetings

The Board of Directors met 3 times during fiscal 2008 and acted by unanimous 6 times. During such fiscal year, each Board member attended 100% of the meetings of the Board held during the period for which he was a director.

The Company has an Audit Committee and a Compensation Committee. The Company does not have a Nominating Committee or a Corporate Governance Committee.

Audit Committee - The Audit Committee, currently consisting of Ms. Warden and Mr. Putnam, reviews the audit and control functions of the Company, the Company’s accounting principles, policies and practices and financial reporting, the scope of the audit conducted by our Company’s auditors, the fees and all non-audit services of the independent auditors and the independent auditors’ opinion and letter of comment to management and management’s response thereto. The Audit Committee is governed by a written charter adopted in 2000. The Audit Committee was designated on June 7, 2000 and held four meetings during the fiscal year ended March 31, 2008.

Ms. Warden has been designated as the “Audit Committee Financial Expert,” as defined by Regulation S-K, although as a paid accounting consultant to the Company she is not an “independent” director, as defined under the NASDAQ Stock Market rules and Rule 10A-3 of the Securities Exchange Act of 1934. Likewise Mr. Putnam, as an executive officer is not independent.

Compensation Committee - The Compensation Committee is currently comprised of two non-employee Board members, Allen Cocumelli and Alex Diaz. The Compensation Committee reviews and recommends to the Board the salaries, bonuses and prerequisites of our company’s executive officers. The Compensation Committee also reviews and recommends to the Board any new compensation or retirement plans and administers such plans. No executive officer of our Company serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Company’s Board of Directors or Compensation Committee. The Compensation Committee held three meetings during the fiscal year ended March 31, 2008. See “Executive Compensation - Compensation Overview” below.

4

Communication with Directors

Stockholders and other interested parties who want to communicate with our Board of Directors, the non-employee Board members as a group or any other individual director should write to us at:

e.Digital Corporation
c/o Secretary
16770 West Bernardo Drive
San Diego, California 92127

Pursuant to procedures established by our non-non-employee Board members, we review each communication sent in accordance with the above instructions and forward such communication to the specified person or persons for response. We will not forward any incoherent, obscene or similarly inappropriate communication, or any communication that involves an ordinary business matter (such as a job inquiry, a business account or transaction, a request for information about us, form letters, spam, invitations and other forms of mass mailings), unless requested by a director or at Management’s discretion.

Code of Business Conduct and Ethics

The Company has adopted a Code of Conduct that includes a code of ethics that applies to all of the Company’s employees and directors (including its principal executive officer and its principal finance and accounting officer). This Code of Conduct is posted on the Company’s website and is available for review at www.edigital.com. Copies are also available in print, free of charge, by writing to Investor Relations, e.Digital Corporation, 16770 West Bernardo Drive, San Diego, California 92127. We intend to disclose any amendments to, or waivers from, our code of business conduct and ethics on our website.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Company’s Board of Directors was formed in June 2000 and is currently comprised of Directors, Allen Cocumelli and Alex Diaz. None of these individuals was at any time during the fiscal year 2008, or at any time, an employee or officer of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Director Compensation

Stock Options - Directors have received in the past and may receive in the future stock options pursuant to the Company’s stock option plans.

Standard Compensation - The Company has no other arrangements to pay any direct or indirect remuneration to any directors of the Company in their capacity as directors other than in the form of reimbursement of expenses for attending directors’ or committee meetings.

5

APPROVAL OF AMENDMENT TO THE COMPANY’S
CERTIFICATE OF INCORPORATION TO INCREASE
THE TOTAL AUTHORIZED SHARES OF COMMON STOCK
(Proposal Two)

General

On July 8, 2008, the Board of Directors of the Company adopted, subject to stockholder approval, an amendment to the Company’s Certificate of Incorporation (the “Certificate”) to increase the total authorized shares of Common Stock of the Company from 300 million to 350 million. Such increase in the number of authorized shares of Common Stock of the Company would be affected by restating the first paragraph of current Article Fourth of the Certificate to read as follows:

“FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is Three Hundred Fifty-Five Million (355,000,000), divided into Three Hundred Fifty Million (350,000,000) shares of Common Stock of the par value of $.001 per share, and Five Million (5,000,000) shares of preferred stock of the par value of $.001 per share.”

The additional shares of Common Stock for which authorization is sought herein would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding. Holders of Common Stock have no preemptive or other subscription rights.

As of July 21, 2008, [276,527,941] shares of Common Stock were issued and outstanding, [1,590,000] shares were reserved for issuance pursuant to outstanding options under the Company’s 1994 Stock Option Plan, [6,953,000] shares were reserved for issuance pursuant to outstanding options under the Company’s 2005 Equity Based Compensation Plan, [1,750,000] shares were reserved for issuance pursuant to other outstanding options, [2,331,572] shares were reserved for issuance upon exercise of warrants issued in 2006, [2,347,398] shares were reserved for issuance upon conversion of convertible debt and [5,534,734] shares were reserved for issuance pursuant to the Company’s equity line with Fusion Capital Fund II, LLC. Therefore, of the 300,000,000 shares of Common Stock currently authorized by the Certificate, only [2,965,355] shares are presently available for general corporate purposes. The Board of Directors has not yet reserved [15,750,000] shares for issuance in connection with Series AA Preferred Stock and related warrants. Assuming this Proposal Two is approved by the stockholders and such additional shares are reserved, a total of [312,784,645] shares of Common Stock will be outstanding or reserved for issuance upon exercise of outstanding options, convertible debt, convertible preferred stock and warrants, and [37,215,355] shares will be available for general corporate purposes.

Purposes and Effects of the Authorized Shares Amendment

The increase in authorized shares of Common Stock is recommended by the Board of Directors in order to provide a sufficient reserve of such shares for the present and future needs and growth of the Company. Prior increases in the authorized shares have primarily been used for equity financing transactions and for stock options and warrants. The Board of Directors believes that the number of authorized shares currently available for issuance will not be sufficient to enable us to respond to potential business opportunities and to pursue important objectives that may be anticipated. Accordingly, the Board believes that it is in the best interests of the Company and its stockholders to increase the number of authorized shares of Common Stock, and the total authorized shares of capital stock, as described above.

On June 27, 2008 the Company sold 75,000 shares of Series AA Preferred Stock at a per share price of $10 for an aggregate amount of $750,000. Dividends of 5% per annum are payable, with certain exceptions, either in cash or in shares of Common Stock at the election of the Company. The stated dollar amount of Series AA Preferred Stock is convertible into fully paid and nonassessable shares of Common Stock at a conversion price of $0.10 per share. The Series AA Preferred Stock shall be subject to automatic conversion on or about June 30, 2010 subject to certain conditions.

At the option of holders, the Series AA Preferred Stock is redeemable at June 30, 2009 should sufficient shares of Common Stock not be authorized and reserved for conversion of all shares of Series AA Preferred Stock by such date. The cash redemption price shall be the greater of (i) $20.00 per share of Series AA Preferred Stock plus a sum equal to all accrued but unpaid dividends, or (ii) the five day average closing price immediately preceding June 30, 2009 multiplied by the number of shares of Common Stock that could be obtained on conversion of the Series AA Preferred Stock.

6

The Company also issued to the purchasers of the Series AA Preferred Stock, warrants to purchase 7,500,000 shares of Common Stock at $0.10 per share exercisable until June 30, 2011 (“Warrants”). The Warrants are redeemable at June 30, 2009 at the holders option should sufficient shares of Common Stock not be authorized and reserved for exercise of all the Warrants by such date. The cash redemption price shall be the greater of (i) $0.01 per share of Common Stock underlying the Warrants, or (ii) the five day average closing price immediately preceding June 30, 2009 multiplied by the number of shares of Common Stock that could be obtained on a net exercise basis, if any.

The Company agreed with the purchasers of its Series AA Preferred Stock to use its reasonable best efforts to obtain an increase in its authorized shares of Common Stock, and utilize its best efforts thereafter to reserve for issuance to the holders of the preferred shares and the warrants sufficient shares to enable them to perform conversion and exercise.

Should the optional redemption be triggered effective June 30, 2009 due to insufficient shares of common stock being available, the Company would be obligated for a minimum cash redemption of $1,612,500 for the preferred stock and warrants or more depending on the Common Stock price. The following table illustrates the aggregate cash redemption at various common stock prices that the Company could be obligated to pay effective June 30, 2009 if it does not have sufficient shares available to reserve:

Illustration of Redemption Requirement at June 30, 2009
	Series AA		Total
Assumed Common	Preferred	Series AA	Cash
Stock Price	Stock	Warrants	Redemption

$0.10 or less	$1,537,500	$75,000	$1,612,500
$0.125	$1,537,500	$187,500	$1,725,000
$0.15	$1,537,500	$375,000	$1,912,500
$0.20	$1,575,000	$750,000	$2,325,000
$0.25	$1,968,750	$1,125,000	$3,093,750

Failure to obtain an increase in shares of common stock could have an adverse impact on the Company’s operations.

Other than as described in the other proposals in this Proxy Statement, the Board has no current plans to issue Common Stock. However, the Board believes that the availability of such shares will provide the Company with the flexibility to issue Common Stock for proper corporate purposes that may be identified by the Board from time to time, such as financings, acquisitions or strategic business relationships. Further, the Board believes the availability of additional shares of Common Stock will enable the Company to attract and retain talented employees through the grant of stock options and other stock-based incentives. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and, for a person who does not purchase additional shares to maintain his or her pro rata interest, on a stockholder’s percentage voting power.

Proposal

7

At the Annual Meeting, stockholders will be asked to approve the amendment of the Certificate of Incorporation to increase the total authorized shares of Common Stock of the Company from 300 million shares to 350 million shares. Such approval will require the affirmative vote of a majority of the outstanding shares of Common Stock on the record date. As a result, abstentions and broker non-votes will have the same effect as negative votes.

The Board of Directors recommends a vote “FOR” the Proposal.

8

RATIFICATION OF INDEPENDENT AUDITOR
(Proposal Three)

The Audit Committee has recommended, and the Board has approved, the selection of Singer Lewak Greenbaum & Goldstein LLP to provide audit services to the Company for the fiscal year ending March 31, 2009, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is being sought to ratify the selection of Singer Lewak Greenbaum & Goldstein LLP. Representatives of Singer Lewak Greenbaum & Goldstein LLP, expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fees Paid to Independent Auditors

The following table describes fees for professional audit services rendered by Singer Lewak Greenbaum & Goldstein LLP, our principal accountant, for the audit of our annual financial statements for the years ended March 31, 2008 and March 31, 2007 and fees billed for other services rendered by Singer Lewak Greenbaum & Goldstein LLP during those periods. These amounts include fees paid to Singer Lewak Greenbaum & Goldstein LLP.

Type of Fee	2008	2007
Audit Fees (1)	$158,232	$90,507
Audit Related Fees (2)	15,153	17,695
Tax Fees (3)	-	-
All Other Fees (4)	-	-
Total	$173,385	$108,202

1.  Audit Fees include the aggregate fees paid by us during the fiscal year indicated for professional services rendered by Singer Lewak Greenbaum & Goldstein LLP for the audit of our annual financial statements and review of financial statements included in our Forms 10-Q.

2.  Audit Related Fees include the aggregate fees paid by us during the fiscal year indicated for assurance and related services by Singer Lewak Greenbaum & Goldstein LLP that are reasonably related to the performance of the audit or review of our financial statements and not included in Audit Fees.

3.  Tax Fees include the aggregate fees paid by us during the fiscal year for professional services for tax compliance, tax advice and tax planning. No such fees were billed by Singer Lewak Greenbaum & Goldstein LLP for the respective periods.

4.  All Other Fees include the aggregate fees paid by us during the fiscal year indicated for products and services other than the services reported above. No such fees were billed by Singer Lewak Greenbaum & Goldstein LLP for the respective periods.

Audit Committee Pre-Approval Policies and Procedures
The Audit Committee on an annual basis reviews audit and non-audit services performed by the independent auditor. All audit and non-audit services are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the auditors’ independence. The Audit Committee has considered the role of Singer Lewak Greenbaum & Goldstein LLP in providing services to us for the fiscal year ended March 31, 2009 and has concluded that such services are compatible with their independence as our company’s auditors. The Audit Committee has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit services provided by Singer Lewak Greenbaum & Goldstein LLP in fiscal year 2009.

9

Proposal

At the Annual Meeting, stockholders will be asked to ratify the appointment of Singer Lewak Greenbaum & Goldstein LLP, as the independent auditors of the Company for the fiscal year ending March 31, 2009

The Board of Directors recommends a vote “FOR” the Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock

The following security ownership information is set forth, as of June 30, 2008, with respect to (i) each stockholder known by us to be beneficial owners of more than 5% of our outstanding Common Stock, (ii) each of the current directors and nominees for election as directors, (iii) each of the executive officers named in the Summary Compensation Table below and (iv) all current directors, nominees and executive officers as a group (five persons). Other than as set forth below, we are not aware of any other stockholder who may be deemed to be a beneficial owner of more than 5% of our company’s Common Stock.

Name and Address	Amount and Nature of		Percent	Title
of Beneficial Owner	Beneficial Ownership		of Class	of Class

William Blakeley	2,359,375	(1)	*	Common
16770 West Bernardo Drive
San Diego, CA 92127

Robert Putnam	5,341,625	(2)	1.9%	Common
16770 West Bernardo Drive
San Diego, CA 92127

Allen Cocumelli	692,666	(3)	*	Common
16770 West Bernardo Drive
San Diego, CA 92127

Alex Diaz	1,051,666	(4)	*	Common
16770 West Bernardo Drive
San Diego, CA 92127

Renee Warden	816,666	(5)	*	Common
16770 West Bernardo Drive
San Diego, CA 92127

Jerry E. Polis	24,724,360	(6)	8.9%	Common
980 American Pacific Drive, #111
Henderson, NV 89014

All officers, directors and nominees

as a group (5 persons)	10,261,998	(7)	3.3%	Common

(1)	Includes options and warrants exercisable within 60 days to purchase 1,796,875 shares.
(2)
Includes options and warrants exercisable within 60 days to purchase 1,603,125 shares and preferred stock convertible into 1,000,000 shares. Warrants on 1,000,000 shares may not be exercisable and the preferred stock may not be convertible into shares unless and until sufficient shares of common stock are authorized and reserved for exercise.

(3)	Includes options exercisable within 60 days to purchase 691,666 shares.
(4)	Includes options exercisable within 60 days to purchase 691,666 shares.
(5)	Includes options exercisable within 60 days to purchase 816,666 shares.
(6)
Includes (i) 17,952,355 shares of common stock held by the Jerry E. Polis Family Trust (“Family Trust”) of which Mr. Polis is Trustee and warrants exercisable by the Family Trust for 156,250 shares of common stock, (ii) 2,585,230 shares of common stock held by Davric Corporation (“Davric”) of which Mr. Polis is President and Director and convertible debt and warrants held by Davric for 2,425,523 shares of common stock (iii) 1,042,696 shares of common stock held by the Polis Family LLC of which Mr. Polis is a managing member, (iv) 133,000 shares of common stock held by The Polis Charitable Foundation of which Mr. Polis is President, (v) warrants exercisable for 78,125 shares of common stock held by JEP Leasing LLC (“JEP”) over which Mr. Polis exercises control (vi) 100,000 shares of common stock held by the Polis Museum of Fine Art of which Mr. Polis is trustee, (vii) 73,600 shares of common stock held in a personal IRA, (viii) 107,922 shares of common stock held by ASI Capital Corporation of which Mr. Polis is President and (ix) 69,659 shares of common stock held by ASI Technology Corporation of which Mr. Polis is President. Mr. Polis disclaims beneficial ownership of the shares held by the Polis Charitable Foundation and the Polis Museum of Fine Art and to the shares held by ASI Capital Corporation and ASI Technology Corporation except to the extent of his respective pecuniary interest.

(7)
Includes options and warrants exercisable within 60 days to purchase 5,599,998 shares and preferred stock convertible into 1,000,000 shares. Warrants on 1,000,000 shares may not be exercisable and the preferred stock may not be convertible into 1,000,000 shares unless and until sufficient shares of common stock are authorized and reserved for exercise.

(8)
____________________________
* Less than 1%

10

Series AA Preferred Stock

The following security ownership information is set forth as of June 30, 2008, with respect to certain persons or groups known to the Company to be beneficial owners of more than 5% of Series AA Preferred Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class	Title of Class
Robert Putnam	10,000	(2)	13.3	Series AA
16770 West Bernardo Drive				Preferred Stock
San Diego, CA 92127

James A. Barnes	15,000	(3)	20.0	Series AA
8617 Canyon View Dr.				Preferred Stock
Las Vegas, NV 89117

Norris Family 1997 Trust	10,000	(4)	13.3%	Series AA
16101 Blue Crystal Trail				Preferred Stock
Poway, CA 92064

James C. Zolin & Josephine Zolin	5,000	(5)	6.7%	Series AA
17108 Via De La Valle				Preferred Stock
Rancho Santa Fe, CA 92067

Victor Gabourel	5,000	(6)	6.7%	Series AA
11404 Cypress Woods Dr.				Preferred Stock
San Diego, CA 92131

Wayne Opperman and Barbara Opperman	10,000	(5)	13.3%	Series AA
36837 Wax Myrtle Place				Preferred Stock
Murieta, CA 92562

Edward J. Kashou & Steven C. Kashou	10,000	(5)	13.3%	Series AA
10321 Hitching Post Way				Preferred Stock
Santee, CA 92071
	5,000	(6)	6.7%	Series AA
Robert M. Kaplan				Preferred Stock
P.O. Box 2600
Sun Valley, ID 83353

(1)
Represents the number of shares of Series AA Preferred Stock held as of June 30, 2008. At such date an aggregate of 75,000 shares of Series AA Preferred Stock were issued and outstanding with each share having 100 votes per share.

(2)	Mr. Putnam is an officer and director of the Company and has sole voting and investment power with respect to the Series AA Preferred Stock.
(3)
Includes 5,000 shares held by Sunrise Capital, Inc., 5,000 shares held by Sunrise Management, Inc. Profit Sharing Plan and 5,000 shares held by Palermo Trust. Mr. Barnes is President of Sunrise Capital, Inc. and Trustee of Sunrise Management, Inc. Profit Sharing Plan and the Palermo Trust. Mr. Barnes shares investment and voting power with respect to the Series AA Preferred Stock with his spouse.

(4)	Voting and investment power with respect to the Series AA Preferred Stock is shared by Elwood G. Norris and Stephanie Norris.
(5)	The named owners are believed by the Company to share investment and voting power over the Series AA Preferred Stock.
(6)	The named owner is believed by the Company to have sole investment and voting power over the Series AA Preferred Stock.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of March 31, 2008, with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance, aggregated as follows:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a)) (c)

Equity
compensation
plans approved
by security
holders	9,147,167	$0.16	3,630,833
Equity
compensation
plans not
approved by
security holders
(1)	1,750,000	$0.12	-0

Total	10,897,167	$0.16	3,630,833

(1)
Includes (a) 1,000,000 shares of common stock subject to inducement stock options granted to an executive officer in connection with employment and 250,000 shares granted subsequently with an aggregate weighted average exercise price of $0.10 per share, (b) 250,000 shares of common stock subject to inducement stock options granted to an employee with an exercise price of $0.145 per share, and (c) 250,000 shares of common stock granted to a consultant vesting on a performance basis with an exercise price of $0.16 per share.

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EXECUTIVE COMPENSATION

Executive Officers

Our current executive officers are as follows:

Name	Age	Position*
William Blakeley	50	President and Chief Technical Officer
Robert Putnam	49	Senior Vice President, Interim Chief Accounting
		Officer and Secretary

*Alex Diaz, as Chairman of our Board of Directors, is technically considered as an executive officer under our bylaws. However, we do not believe that he meets the definition of an “executive officer” under Rule 16a-1(f) of the Securities Exchange Act of 1934 in that he does not perform any policy-making functions for our Company, nor is he compensated for this position.

For additional information with respect to Messrs. Diaz, Blakeley and Putnam who are also nominees as directors, see “Election of Directors.”

Compensation Discussion and Analysis

Overview - Because we have a limited number of employees and are incurring operating losses introducing new products and exploiting our patent portfolio, we are not a heavily executive laden company. We had no change in executive officers during fiscal 2008 and there were no changes in executive officer pay rates nor any stock options granted to executive officers nor any cash bonuses paid or accrued during the year. Accordingly this year the members of the Compensation Committee (Alex Diaz and Allen Cocumelli) concluded, without a formal meeting, that no additional base salary was to be paid and that no bonus or equity award needed to be made to any executive officer.

The future of our company requires that a plan and compensation philosophy be in place to hire and maintain talented executives in the future. For this reason, the Committee plans to adopt a charter as soon as growth dictates the need for an expanded executive team. In developing our guidelines and ultimately our charter, the following principles are likely to figure greatly in them:

•	To pay salaries that are competitive in our industry and our geographical market.
•	To use, assuming that it makes sense for our company, executive pay practices that are commonly found in companies engaged in a similar industry.
•	To maintain a ‘pay for performance’ outlook, particularly in our incentive programs.
•	To pay salaries, and award merit increases, on the basis of the individual executive’s performance and contributions to our organization.

To attain these goals, we have created an executive compensation program which consists of base pay, a stock option program and employee benefits.

Our executive compensation program rewards executives for company and individual performance. Company and individual performance are strongly considered when we grant base pay increases and equity awards. For all management and supervising employees of our company, other than the PEO (Principal Executive Officer) and PFO (Principal Financial Officer), the PEO and management team decide cash compensation subject to review by the Compensation Committee or the Board. The Board determines and approves all equity awards after input from management. Our company has no bonus plan and due to losses no bonus was accrued or paid for fiscal 2007. We may grant bonuses to executive and non-executive personnel in the future.

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The Role of the Compensation Committee - Our Compensation Committee has not adopted a formal charter. The Compensation Committee performs the following functions regarding compensation for the named executive officers (“ NEOs”):

•	Review and approve our company’s goals relating to Principal Executive Officer (“PEO”) compensation.
•	Evaluate the PEO’s performance in light of the goals.
•	Make recommendations to the board regarding compensation to be paid to the other NEOs.
•	Annually review, for all NEOs, annual base salary, bonus, long term incentives, employment-related agreements and special benefits.

Our Process for Setting Executive Pay - Base salaries are intended to be competitive with market rates and are based on an internal evaluation of the responsibilities of each position. Salaries for executive officers are reviewed on an annual basis.

The Committee’s compensation policies are particularly designed to align executive officer and senior management salaries and bonus compensation to the individual’s performance in the short-term and to emphasize compensation from equity, primarily employee stock options, for long-term incentives.

Our long-term incentive program consists of a stock option program pursuant to which the PEO and other executive officers (as well as other key employees) are periodically granted stock options at the then fair market value (or higher prices) of our common stock. These option programs are designed to provide such persons with significant compensation based on overall company performance as reflected in the stock price, to create a valuable retention device through standard two to three year vesting schedules and to help align employees’ and shareholders’ interests. Stock options are typically granted at the time of hire to key new employees, at the time of promotion to certain employees and periodically to a broad group of existing key employees and executive officers.

PEO Compensation - During fiscal 2006, the Committee approved for Mr. Blakeley an annual base salary of $175,000 a level the Committee feels is at the lower range of base salaries for Principal Executive Officers at similarly situated companies. Although the Committee attempts to align the Principal Executive Officer’s salary with performance, it chose to provide no salary increases during fiscal 2008 as part of a general company-wide effort to contain costs. The Committee believes Mr. Blakeley has significant long-term stock incentives. Mr. Blakeley is currently an employee at will.

Compliance with Internal Revenue Code Section 162(m) - Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The limitation applies only to compensation which is not considered to be performance-based, either because it is not tied to the attainment of performance milestones or because it is not paid pursuant to a stockholder-approved plan. The non-performance based compensation paid to our executive officers for the 2008 fiscal year did not exceed the $1 million limit per officer. It is not expected that the compensation to be paid to our executive officers for the 2009 fiscal year will exceed that limit. Our Stock Option Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of his or her outstanding options under the plan with an exercise price per share equal to the fair market value per share of the Common Stock on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. It is unlikely that the cash compensation payable to any of our executive officers in the foreseeable future will approach the $1 million limit. The Committee’s present intention is to comply with the requirements of Section 162(m) unless and until the Committee determines that compliance would not be in the best interest of the company and its shareowners.

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Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary(1)	Bonus	Option Awards (2)	All Other Compensation	Total

William Blakeley, President and Chief Technical Officer (PEO)	2008 2007	$175,000 $175,000	$-0- $-0-	$22,426 $33,026	$-0- $-0-	$197,426 $208,026
Robert Putnam, Senior Vice President, Secretary and Interim Chief Accounting Officer (PFO) (3)	2008 2007	$85,000 $85,000	$-0- $-0-	$13,052 $13,052	$-0- $-0-	$98,052 $98,052

(1)	Represents actual cash compensation.
(2)
The value listed in the above table represents the fair value of the options granted in prior years that was recognized in 2008 and 2007 under FAS 123R. Fair value is calculated as of the grant date using a Black-Scholes option-pricing model. The determination of the fair value of share-based payment awards made on the date of grant is affected by our stock price as well as assumptions regarding a number of complex and subjective variables. Our assumptions in determining fair value are described in note 13 to our audited consolidated financial statements for the year ended March 31, 2008, included in our Annual Report on Form 10-K.

(3)	Mr. Putnam provides part-time services to our company. See “Certain Transactions - Conflicts of Interest.”

Outstanding Equity Awards at Year End

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
William Blakeley	1,500,000 250,000	- -	- -	$0.09 $0.145	11/14/10 03/30/10
Robert Putnam	25,000 500,000	- -	- -	$0.23 $0.145	07/1/09 3/30/10

Option Exercises and Stock Vested Table

There were no options exercised by the Named Executive Officers during fiscal 2008.

There are no pension benefits for any Named Executive Officer.

Employment Agreements, Termination of Employment and Change in Control Arrangements

Mr. Blakeley was employed pursuant to a letter agreement effective November 14, 2005 with no specific term. The starting salary was $175,000, also the rate for fiscal 2007 and 2008. Mr. Blakeley is eligible for an annual bonus as determined by the Board of Directors or its duly appointed committee but no bonus was paid or earned for fiscal 2007 or 2008. Mr. Blakeley’s employment is at will but should his employment be terminated for any reason other than cause, then up to three months severance in the form of salary continuation and benefit continuation shall be payable.

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Mr. Blakeley’s stock options provide that if he is terminated after a change in control then he shall have six months post termination to exercise the options rather than one month, subject to certain extensions for regulatory restrictions on resale.

Mr. Putnam has no employment letter or agreement.

Director Compensation

Our directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors and committee meetings. Employee directors do not receive any cash compensation for services as directors and have not received any equity compensation grants designated for such services. In addition, members of the board of directors who are not employees receive equity compensation grants as consideration for board and committee service from time to time. There is no established policy as to frequency or amount of equity compensation grants for non-employee directors.

The following table sets forth the compensation paid to our non-employee directors in 2008.

Name	Fee Earned or Paid in Cash	Option Awards (2)	All Other Compensation	Total
Alex Diaz	--	$9,503	--	$9,503
Allen Cocumelli	--	$9,503	--	$9,503
Renee Warden (1)	--	$9,770	--	$9,770

(1)
Ms. Warden served as our Chief Accounting Officer and Secretary until May 2005 and during fiscal 2008 provided accounting services unrelated to her role as a director or audit committee member and earned compensation of $6,121 not included above.

(2)
The value listed in the above table represents the fair value of the options granted in prior years that was recognized in 2008 under FAS 123R. Fair value is calculated as of the grant date using a Black-Scholes option-pricing model. The determination of the fair value of share-based payment awards made on the date of grant is affected by our stock price as well as assumptions regarding a number of complex and subjective variables. Our assumptions in determining fair value are described in note 13 to our audited consolidated financial statements for the year ended March 31, 2008, included in our Annual Report on Form 10-K.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of The NASDAQ Stock Market, and operates under a written charter adopted by the Board of Directors on June 7, 2000. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Audit Committee currently consists of two members and holds one position vacant.

The Audit Committee reviewed with Singer Lewak Greenbaum & Goldstein LLP, the Company’s independent auditors for the fiscal year ended March 31, 2008, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, “Communications with Audit Committees.” In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures which were required by the Independence Standards Board. The Audit Committee also reviewed the independence letter from Singer Lewak Greenbaum & Goldstein LLP required by Independence Standard Board Standard No. 1, “Independence Discussions with Audit Committees.”

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The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2008 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of Singer Lewak Greenbaum & Goldstein LLP as the Company’s independent auditors for the fiscal year ended March 31, 2009.

By: The Audit Committee of the Board of Directors Date: July 8, 2008 Renee Warden Robert Putnam

Note: The above report is not deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Conflicts of Interest

Certain conflicts of interest now exist and will continue to exist between e.Digital Corporation and its officers and directors due to the fact that they have other employment or business interests to which they devote some attention and they are expected to continue to do so. We have not established policies or procedures for the resolution of current or potential conflicts of interest between our company and its management or management affiliated entities. There can be no assurance that members of management will resolve all conflicts of interest in our company’s favor. The officers and directors are accountable to our company as fiduciaries, which means that they are legally obligated to exercise good faith and integrity in handling our company’s affairs. Failure by them to conduct our company’s business in its best interests may result in liability to them.

Officer and director Robert Putnam also acts as Investor Relations of ATC. The possibility exists that these other relationships could affect Mr. Putnam’s independence as a director and/or officer of e.Digital Corporation. Mr. Putnam is obligated to perform his duties in good faith and to act in the best interest of our company and its stockholders, and any failure on his part to do so may constitute a breach of his fiduciary duties and expose such person to damages and other liability under applicable law. While the directors and officers are excluded from liability for certain actions, there is no assurance that Mr. Putnam would be excluded from liability or indemnified if he breached his loyalty to our company.

Transactions with Related Persons

On occasion we engage in certain related party transactions. The following are related party transactions with respect to the two fiscal years ended March 31, 2008.

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In August 2006, executive officer Robert Putnam exercised an aggregate of 312,500 A and B warrants for cash of $29,687.50 and received as an early exercise inducement 78,125 warrants exercisable at $.15 per common share until August 31, 2009. The terms of this transaction were the same as those for unrelated persons.

In August 2006, entities affiliated with James A. Barnes, a related party until December 2007 through ownership of greater than 5% of the our Series D preferred stock (subsequently converted to common stock in December 2007), exercised an aggregate of 1,250,000 A and B warrants for cash of $118,750 and received as an early exercise inducement 312,500 warrants exercisable at $.15 per common share until August 31, 2009. The terms of these transactions were the same as those for unrelated persons. During fiscal 2007 and fiscal 2008, we incurred accounting and regulatory consulting services of $30,256 and $36,405, respectively to Sunrise Capital, Inc., a company controlled by Mr. Barnes. On July 24, 2006 Mr. Barnes was granted an option on 150,000 common shares exercisable at $0.145 per share until July 24, 2011 subject to two year vesting and other standard option plan conditions.

In August 2006, entities affiliated with Jerry E. Polis, a related party through ownership of greater than 5% of the our Series D preferred stock (subsequently converted to common stock in December 2007 through which Mr. Polis continued as a related party through ownership of greater than 5% of our outstanding common stock), exercised an aggregate of 1,250,000 A and B warrants for cash and note conversions of $118,750 and received as an early exercise inducement 312,500 warrants exercisable at $.15 per common share until August 31, 2009. Mr. Polis also exercised an additional 250,000 warrants for cash and note conversion of $20,000 without inducement. The terms of these transactions were the same as those for unrelated persons.

On December 12, 2006 our company and Davric Corporation, an entity controlled by Jerry E. Polis, completed an exchange of 15% Unsecured Promissory Notes (“Exchange Agreement”) for (i) a new 7.5% Convertible Subordinated Term Note issued by us in the principal amount of $970,752 due November 30, 2009 (the “Exchange Note”) and (ii) 500,000 shares of common stock (the “Exchange Shares”). As a consequence of the exchange, the previously outstanding 15% Unsecured Promissory Notes (“Retired Notes”) were cancelled. The Exchange Shares were issued as consideration for extending the maturity date and reducing the interest rate from 15% to 7.5%. Without the exchange and the cancellation of the Retired Notes, we would have been obligated to make total payments of approximately $982,300 at December 31, 2006. During fiscal 2007 we made principal and interest payments on the Retired Notes of $117,674.

Pursuant to the terms of the Exchange Note we agreed to pay to Davric Corporation monthly principal and interest installments of $6,000 starting December 2006, increasing to $15,000 starting in February 2007, $30,000 starting in December 2007 and $50,000 starting in December 2008 with maturity November 30, 2009. Commencing with the February 2007 installment payment, we could, subject to certain limitations, elect to make such installment payments either in cash or in shares of common stock (“Monthly Installment Shares”). Monthly Installment Shares are valued at the arithmetic average of the closing prices for the last five trading days of the applicable month without discount. Installment note payments must be paid in cash if the computed average price is less than $0.10 per share. Subject to certain notice periods and other limitations, the balance of the Exchange Note is convertible by Davric Corporation at $0.30 per common share and we may elect to call the Exchange Note for mandatory conversion if the closing sale price of our common stock is at least $0.40 per share for ten consecutive trading days. We also may prepay the Exchange Note in full or in minimum parts of $50,000 on ten-day notice. The Exchange Note may be subordinate to certain future senior indebtedness as defined in the Exchange Note. We are not obligated to register the Exchange Shares, any Monthly Installment Shares or any shares issuable on conversion of the Exchange Note. During fiscal 2007 we made cash principal and interest payments of $12,000 on the Exchange Note and we made an additional $30,000 of principal and interest payments through the issuance of 154,459 restricted shares of common stock. During fiscal 2008 we made $240,000 of principal and interest payments through the issuance of 1,623,808 restricted shares of common stock.

On March 23, 2007 we entered into a short-term purchase order and working capital financing arrangement providing cash proceeds of $750,000. The lender, ASI Capital Corporation, is a Nevada based mortgage broker/banker of which Jerry E. Polis is Chairman, President and largest shareholder. The note was due on September 23, 2007 and effective September 28, 2007, along with a principal reduction of $100,000, the due date was extended to December 23, 2007 and effective December 23, 2007 along with a principal reduction of $200,000 the due date for the remaining principal of $450,000 was extended to June 23, 2008. On April 2, 2007 we paid a $15,000 finance charge by issuing 73,385 restricted shares of common stock and for due date extensions on October 9, 2007 we paid an additional $6,500 finance charge by issuing 34,537 restricted shares of common stock and on January 18, 2008 we paid a $9,000 finance charge by issuing 69,659 restricted shares of common stock. The obligation was amened to be payable to the parent of ASI Capital, Inc. or ASI Technology Corporation in connection with the December 2007 extension. The obligation is documented by an 18% secured promissory note, as amended, with interest payable monthly for any full or partial month the principal is outstanding and is secured pursuant to a security agreement providing a security interest in substantially all of the our assets. During fiscal 2007 we made no principal or interest payments on this note and during fiscal 2008 we made principal payments of $200,000 and cash interest payments of $111,750 (in addition to the finance charges described above).

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During fiscal 2008 we paid director and former executive officer Renee Warden an aggregate of $6,121 ($14,082 in fiscal 2007) for accounting services unrelated to her role as a director or audit committee member.

On June 6, 2007, Directors Alex Diaz, Renee Warden and Allen Cocumelli were each granted an option on 250,000 common shares exercisable at $0.18 per share until June 6, 2011 subject to two year vesting and other standard option plan conditions.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors, executive officers and persons who own more than 10% of the Common Stock to file initial reports of ownership (Forms 3) and reports of changes in ownership of Common Stock (Forms 4 and Forms 5) with the Securities and Exchange Commission.

Based solely on a review of copies of such reports furnished to the Company and written representation that no other reports were required during the fiscal year ended March 31, 2008, the Company believes that all persons subject to the reporting requirements pursuant to Section 16(a) filed the required reports on a timely basis with the Securities and Exchange Commission.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR
2009 ANNUAL MEETING

Any proposal relating to a proper subject which an eligible stockholder may intend to present for action at the Company’s 2008 Annual Meeting of Stockholders and which such stockholder may wish to have included in the proxy material for such meeting in accordance with the provisions of Rule 14a-8 promulgated under the Exchange Act must be received as far in advance of the meeting as possible in proper form by the Secretary of the Company at 16770 West Bernardo Drive, San Diego, California 92127 and in any event not later than April 3, 2009. It is suggested that any such proposal be submitted by certified mail, return receipt requested.

OTHER BUSINESS OF THE ANNUAL MEETING

Management is not aware of any matters to come before the Annual Meeting or any postponement or adjournment thereof other than the election of directors and the ratification of accountants. However, inasmuch as matters of which Management is not now aware may come before the meeting or any postponement or adjournment thereof, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their best judgment with respect thereto, provided that, to the extent the Company becomes aware a reasonable time before the Annual Meeting of any matter to come before such meeting, the Company will provide an opportunity to vote by proxy directly on such matter. Upon receipt of such proxies in time for voting, the shares represented thereby will be voted as indicated thereon and as described in this Proxy Statement.

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MISCELLANEOUS

The solicitation of proxies is made on behalf of the Company and all the expenses of soliciting proxies from stockholders will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees may communicate with stockholders personally or by mail, telephone, telegram, or otherwise for the purpose of soliciting such proxies, but in such event no additional compensation will be paid to any such persons for such solicitation. The Company will reimburse banks, brokers and other nominees for their reasonable out-of-pocket expenses in forwarding soliciting material to beneficial owners of shares held of record by such persons.

By Order of the Board of Directors

/s/ ROBERT PUTNAM
Robert Putnam
Secretary
San Diego, California
August 1, 2008

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e.Digital Corporation
This Proxy is solicited on behalf of the Board of Directors

2008 ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 17, 2008

The undersigned stockholder of e.Digital Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated August 1, 2008, and hereby appoints William Blakeley and Robert Putnam, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2008 Annual Meeting of Stockholders of e.Digital Corporation, to be held on Wednesday, September 17, 2008, at 2:00 p.m., local time, at the offices of the Company, located at 16770 West Bernardo Drive, San Diego, California 92127, and at any adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1. ELECTION OF DIRECTORS:  ___ FOR all nominees listed below ___ WITHHOLD AUTHORITY to vote
(except as indicated)  for all nominees listed below

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the following list:

Robert Putnam, Allen Cocumelli, Renee Warden and Alex Diaz.

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK, $.001 PAR VALUE, THAT THE COMPANY IS AUTHORIZED TO ISSUE FROM 300,000,000 TO 350,000,000:

___ FOR   __ AGAINST   __ ABSTAIN

and, in their discretion, upon such other matter or matters that may properly come before the meeting or any adjournment thereof.

3. PROPOSAL TO RATIFY THE APPOINTMENT OF SINGER LEWAK GREENBAUM & GOLDSTEIN LLP, AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2009:

___ FOR   __ AGAINST   __ ABSTAIN

and, in their discretion, upon such other matter or matters that may properly come before the meeting or any adjournment thereof.

(Continued on reverse side)

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION AND NO ABSTENTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT THE COMPANY IS AUTHORIZED TO ISSUE FROM 300,000,000 TO 350,000,000 AND FOR THE RATIFICATION OF THE APPOINTMENT OF SINGER LEWAK GREENBAUM & GOLDSTEIN LLP, AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THE TELEPHONE NUMBER OF THE COMPANY IS (858) 304-3016 AND ITS FACSIMILE NUMBER IS (858) 304-3023.

DATED:                                                , 2008

Signature

Signature

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign).

☐ I PLAN TO ATTEND THE MEETING

Attach label here

Even if you plan to join us at the meeting,

Please. . .

Sign, date, and return your proxy in the enclosed, postage paid envelope.

Thank You

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2008 (June 27, 2008)

E.DIGITAL CORPORATION
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

0-20734
(Commission File Number)

33-0591385
(IRS Employer Identification No.)

16770 West Bernardo Drive
San Diego, California 92127
(Address of principal executive offices)

(858) 304-3016
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Amendment to Purchase Order Financing
On June 30, 2008 the Company completed an amendment dated effective as of June 23, 2008 of a short-term working capital financing arrangement originally funded in March 2007. The Company has made cash payments to reduce the principal amount to $400,000. The due date of the note from lender, ASI Technology Corporation, is December 23, 2008. The Company has agreed to pay a $4,000 finance charge by issuing 40,404 shares of common stock (“Common Stock”) in connection with the renewal. Security and other terms of the note and related security agreement remain unchanged.

A complete copy of the amendment is filed herewith as Exhibit 99.1 and is incorporated herein by reference [except that the Company does not intend for any person other than ASI Technology Corporation to rely upon the representations and warranties contained in the exhibit]. The summary of the transaction set forth above does not purport to be complete and is qualified in its entirety by reference to such exhibits and the original financing documents previously filed.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Secured Promissory Note
The Company is obligated on a short-term promissory note, as amended, in the principal amount of $400,000 as described above. A description of the material terms of the obligation, as amended, are described above and in Form 8-K filed on January 4, 2008. The Company is obligated to make monthly interest payments of $6,000 and to pay the principal on or before December 23, 2008.

Item 3.02. Unregistered Sales of Equity Securities

Sale of Series AA Convertible Preferred Stock
The Company entered into a Convertible Preferred Stock Purchase Agreement dated as of June 27, 2008 with a group of accredited investors (collectively, the "Investors") for the sale of 75,000 shares of Series AA Convertible Preferred Stock (the "Series AA Stock") at a per share price of $10 for an aggregate amount of $750,000.

Dividends of 5% per annum are payable, with certain exceptions, either in cash or in shares of Common Stock at the election of the Company. The stated dollar amount of Series AA Stock, is convertible into fully paid and nonassessable shares of Common Stock at a conversion price of $0.10 per share. The Series AA Stock shall be subject to automatic conversion on or about June 30, 2010 subject to certain conditions.

At the Investors’ option the Series AA Stock is redeemable at June 30, 2009 should sufficient shares of Common Stock not be authorized and reserved for conversion of all shares of Series AA Stock by such date. The cash redemption price shall be the greater of (i) $20.00 per share of Series AA Stock plus a sum equal to all accrued but unpaid dividends, or (ii) the five day average closing price immediately preceding June 30, 2009 multiplied by the number of shares of Common Stock that could be obtained on conversion of the Series AA Stock.

The Company also issued to the Investors, warrants to purchase 7,500,000 shares of Common Stock at $0.10 per share exercisable until June 30, 2011 (“Warrants”). The Warrants are redeemable at June 30, 2009 at the Investors option should sufficient shares of Common Stock not be authorized and reserved for exercise of all the Warrants by such date. The cash redemption price shall be the greater of (i) $0.01 per share of Common Stock underlying the Warrants, or (ii) the five day average closing price immediately preceding June 30, 2009 multiplied by the number of shares of Common Stock that could be obtained on a net exercise basis, if any.

One officer/director of the Company, Mr. Robert Putnam purchased for cash an aggregate of $100,000 of this placement and was issued 10,000 shares of Series AA Stock and 1,000,000 Warrants on the same terms as unaffiliated Investors.

The Company received gross cash proceeds from this financing of $700,000 and the balance of $50,000 was paid through conversion of debt. The Company paid no placement fees. The Company expects to use the net proceeds of the financing for debt and vendor payments and for working capital purposes to support its business.

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The Company offered and sold the securities without registration under the Securities Act of 1933 to a limited number of accredited investors in reliance upon the exemption provided by Rule 506 of Regulation D thereunder. The Series AA Stock and Warrants may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act. An appropriate legend was placed on the securities issued, and will be placed on the common shares issuable upon exercise of the Warrants or conversion of the Series AA Stock, unless registered under the Securities Act prior to issuance. The Investors were not granted any registration rights in connection with this placement.

A complete copy of the Form of Convertible Preferred Stock Purchase Agreement, the Form of Warrant, the Certificate of Designation of Preferences, Rights and Limitations of Series AA Preferred Stock and the related shareholder release of the Company describing the private placement financing, are filed herewith as Exhibits 99.2, 99.3, 99.4 and 99.5, respectively, and are incorporated herein by reference [except that the Company does not intend for any person other than the purchasers to rely upon the representations and warranties contained in the Convertible Preferred Stock Purchase Agreement]. The summary of the transaction set forth above does not purport to be complete and is qualified in its entirety by reference to such exhibits.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities. This portion of the report is being filed pursuant to and in accordance with Rule 135c under the Securities Act.

Additional Issuances of Unregistered Shares of Common Stock
On April 9, 2008 the Company issued 40,000 shares of Common Stock to the Jerry E. Polis Family Trust in consideration of a $4,800 finance fee on a one year $40,000 note. The shares were sold upon the exemption provided by Section 4(2) under the Securities Act of 1933, no commissions were paid and a restrictive legend was placed on the shares issued.

On April 30, 2008 the Company issued 243,704 shares of Common Stock to Davric Corporation in consideration of a $30,000 monthly payment for April on its 7.5% term note. The shares were sold upon the exemption provided by Section 4(2) under the Securities Act of 1933, no commissions were paid and a restrictive legend was placed on the shares issued.

On May 30, 2008 the Company issued 267,379 shares of Common Stock to Davric Corporation in consideration of a $30,000 monthly payment for May on its 7.5% term note. The shares were sold upon the exemption provided by Section 4(2) under the Securities Act of 1933, no commissions were paid and a restrictive legend was placed on the shares issued.

On June 30, 2008 the Company issued 300,000 shares of Common Stock to Davric Corporation in consideration of a $30,000 monthly payment for June on its 7.5% term note. The shares were sold upon the exemption provided by Section 4(2) under the Securities Act of 1933, no commissions were paid and a restrictive legend was placed on the shares issued.

Item 3.03 Material Modification to Rights of Security Holders.

The Certificate of Designation of Preferences, Rights and Limitations of Series AA Preferred Stock (the “Certificate”) provides for voting rights of 100 votes per each of the 75,000 shares of Series AA Stock sold. The Certificate provides the holders of Series AA Stock certain dividend and liquidation preferences over holders of Common Stock. On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series AA Stock shall receive, out of assets legally available therefor, an amount equal to $10.00 per share, plus all accrued but unpaid dividends thereon, before any amount shall be paid to the holders of any other class of stock.

The Series AA Stock is redeemable at June 30, 2009 at the Investors option should sufficient shares of Common Stock not be authorized and reserved for conversion of all shares of Series AA Stock by such date. The cash redemption price shall be the greater of (i) $20.00 per share of Series AA Stock plus a sum equal to all accrued but unpaid dividends thereon to the date fixed for redemption, or (ii) the five day average closing price immediately preceding June 30, 2009 multiplied by the number of shares of Common Stock that could be obtained on conversion. Accordingly, should the optional redemption be triggered by the Investors due to insufficient shares of Common Stock being available, the Company would be obligated for a minimum cash redemption of approximately $1.5 million or more depending on the Common Stock price.

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A complete copy of the Certificate is filed herewith as Exhibit 99.4 and is incorporated herein by reference The summary set forth above does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

99.1	Loan Extension Agreement dated June 30, 2008
99.2	Form of Convertible Preferred Stock Purchase Agreement, dated June 27, 2008
99.3	Form Warrant, issued June 27, 2008
99.4	Certificate of Designation of Preferences, Rights and Limitations of Series AA Preferred Stock as filed on June 26, 2008
99.5	Shareholder Release, issued July 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

e.DIGITAL CORPORATION

Date: July 1, 2008
e.DIGITAL CORPORATION

By: /s/ ROBERT PUTNAM
——————————————
Robert Putnam, Senior Vice President, Interim Financial Officer and Secretary
(Principal Financial and Accounting Officer and duly authorized to sign on behalf of the Registrant)

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EXHIBIT 99.1

LOAN EXTENSION AGREEMENT

This Loan Extension Agreement is dated as of this 30th day of June 2008, by and between ASI Technology Corporation, a Nevada Corporation with a place of business at 980 American Pacific Dr., Ste. 111, Henderson, Nevada, 89114 (the “Lender”), E.Digital Corporation, a Delaware corporation with an office at 16770 West Bernardo Drive, San Diego, California, 92127 (the “Borrower”), in consideration of the mutual covenants contained herein and the benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, the Lender and the Borrower have entered into a certain loan arrangement (the “Loan Arrangement”), which Loan Arrangement is evidenced by, among other documents and instruments, a certain Promissory Note dated as of December 23, 2007 made by the Borrower payable to the Lender in the original principal amount of $450,000.00 (the “Note”); and

WHEREAS, the Borrower has requested that the Lender extend the maturity date of the Note as set forth herein and the Lender has agreed to do so upon the terms and conditions set forth herein.

NOW, THEREFORE, it is agreed by and between the Lender and the Borrower as follows:

1.             The Lender and the Borrower hereby agree that the maturity date of the Note is extended until December 23, 2008.  Until the Maturity Date, the Borrower shall continue to pay, as and when due, all unpaid interest required pursuant to the terms of the Loan Agreement and the Note.

2.             The Borrower acknowledges and agrees that, as of the date herein, the outstanding principal balance due under the Note is $400,000.00.

3.             Upon the execution hereof, the Borrower shall pay to the Lender an extension fee of $4,000.00, in addition to all fees and expenses incurred by the Lender in connection with the Loan Arrangement. The Borrower may pay the extension fee by delivery of 40,404 restricted shares (“Restricted Shares”) of the common stock, $.001 par value of the Borrower with a deemed value of $.099 per share (which is the average closing price of the common stock for the five trading days immediately preceding the date hereof).

4.             Provided no Default or Event of Default shall then be in existence, the Lender shall extend the Maturity Date for an additional period through December 23, 2008, upon the satisfaction of the following conditions:

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4.1           Payment by the Borrower of an extension fee equal to 100 basis points of the outstanding balance of the Note as of June 30, 2008; and

4.2           The Borrower provides written notice to the Lender of its request for an extension of the Maturity Date no later than June 30, 2008.

6.             The Borrower acknowledges and agrees that any and all collateral granted by the Borrower or any other party to secure the obligations of the Borrower under the Note and the Loan Agreement shall remain in full force and effect and shall continue to secure the obligations of the Borrower to the Lender.

7.             It is intended that this Extension Agreement take effect as an instrument under the seal of the laws of the State of Nevada.  This Extension Agreement constitutes the entire agreement of the parties with respect to the matters set forth herein and shall not be modified by any prior oral or written discussions.

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E.Digital, a Delaware corporation

By:	/s/ WILLIAM BLAKELEY
Name:	William Blakeley
Title:	President and CTO

ASI Technology Corporation, a Nevada Corporation

By:	/s/ JERRY E. POLIS
Jerry E. Polis
Chairman of the Board

ACKNOWLEDGED, CONSENTED TO AND AGREED:

E.Digital, a Delaware corporation

By:	/s/ WILLIAM BLAKELEY
Name:	William Blakely
Title	President and CTO

By:	/s/ ROBERT PUTNAM
Name:	Robert Putnam
Title:	Senior Vice President

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EXHIBIT 99.2

CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

THIS CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of June 27, 2008, is entered into by and among e.Digital Corporation, a Delaware corporation (the “Company”), and the investors signatory hereto (each such investor is a “Purchaser” and all such investors are, collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933 (the “Securities Act”), as amended, the Company desires to issue and sell to the Purchasers and the Purchasers, severally and not jointly, desire to purchase from the Company (i) shares of the Company’s 5% Series AA Convertible Preferred Stock, par value $.001 per share (the “Preferred Stock”), which are convertible into shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), and (ii) certain other securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

ARTICLE I
PURCHASE AND SALE

1.1 The Closing.

(a) The Closing (i) Subject to the terms and conditions set forth in this Agreement the Company shall issue and sell to the Purchasers and the Purchasers shall, severally and not jointly, purchase an aggregate of up to 100,000 shares of Preferred Stock (“Shares”) and certain Common Stock purchase warrants as described below in this Section for an aggregate purchase price of up to $1,000,000. The purchase and sale of such securities shall take place at one or more closings (collectively, the “Closing”) at the offices of McConnell, Dunning & Barwick LLP (“MD&B”), 15 Enterprise, Suite 360, Aliso Viejo, California 92656, immediately following the execution hereof or such later date as the parties shall agree. The date of the Closing is hereinafter referred to as the “Closing Date.”

(ii)  At the Closing, the parties shall deliver or shall cause to be delivered the following: (A) the Company shall deliver to each Purchaser (1) a stock certificate registered in the name of such Purchaser, representing a number of Shares equal to the quotient obtained by dividing the purchase price indicated below such Purchaser’s name on the signature page to this Agreement by 10, and (2) a Common Stock purchase warrant, in the form of Exhibit A, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire the number of Warrant Shares (as defined in the Warrant) indicated below such Purchaser’s name on the signature page to this Agreement (collectively, the “Warrants”) and (B) each Purchaser shall deliver (1) the purchase price indicated below such Purchaser’s name on the signature page to this Agreement in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose or, with the consent of the Company, through conversion of outstanding indebtedness, and (2) an executed copy of this Agreement.

1.2 Terms of Preferred Stock. The Preferred Stock shall have the rights preferences and privileges set forth in Exhibit B, and shall be incorporated into a Certificate of Designation (the “Certificate of Designation”) to be filed prior to the Closing by the Company with the Secretary of State of Delaware.

1.3 Certain Defined Terms. For purposes of this Agreement, “Original Issue Date” shall have the meaning set forth in Exhibit B, “Trading Day” shall mean any day on which the Common Stock is traded in the over the counter market, as reported by the NASD’s OTC Bulletin Board or on a Subsequent Market (as hereinafter defined) on which the Common Stock is then listed or quoted, as the case may be and “Business Day” shall mean any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of California are authorized or required by law or other governmental action to close. A “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchasers:

(a) Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth in Schedule 2.1(a) (collectively, the “Subsidiaries”). Each of the Subsidiaries is an entity, duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of the Securities (as defined below) or any of this Agreement, the Certificate of Designation or the Warrants (collectively, the “Transaction Documents”), (y) have or result in a material adverse effect on the results of operations, assets, prospects, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (z) adversely impair the Company’s ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (x), (y) or (z), a “Material Adverse Effect”).

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(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. Each of the Transaction Documents has been duly executed by the Company and, when delivered (or filed, as the case may be) in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, by-laws or other organizational or charter documents.

(c) Capitalization. The number of authorized, issued and outstanding capital stock of the Company is set forth in Schedule 2.1(c). Except as disclosed in Schedule 2.1(c), the Company owns all of the capital stock of each Subsidiary. No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the securities of the Company or any Subsidiary entitled to preemptive or similar rights arising out of any agreement or understanding with the Company or any Subsidiary by virtue of any of the Transaction Documents. Except as a result of the purchase and sale of the Shares and the Warrants and except as disclosed in Schedule 2.1(c), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Shares, Warrants or Underlying Shares (as hereinafter defined) will not obligate the Company to issue shares of Common Stock or other securities to any Person other than the Purchaser and will not result in a right of any holder of Company’s securities to adjust the exercise or conversion or reset price under such securities.

(d) Issuance of the Shares and the Warrants. The Shares and the Warrants are duly authorized and, when issued and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of first refusal of any kind (collectively, “Liens”). The Company will use its reasonable best efforts to obtain an increase in its authorized shares of Common Stock, and will utilize its best efforts thereafter to reserve for issuance to the holders of the Shares and the Warrants sufficient shares to enable it to perform its conversion, exercise and other obligations under this Agreement, the Certificate of Designation and the Warrants. The shares of Common Stock issuable upon conversion of the Shares and upon exercise of the Warrants are collectively referred to herein as the “Underlying Shares.” The Shares, the Warrants and the Underlying Shares are collectively referred to herein as, the “Securities.” When issued in accordance with the Certificate of Designation and the Warrants, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens.

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(e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other charter documents (each as amended through the date hereof), or (ii) subject to making and/or obtaining the Required Filings and Approvals (as defined below), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, could not have or result in a Material Adverse Effect.

(f) Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing of the Certificate of Designation with the Secretary of State of Delaware, (ii) the filings required pursuant to Section 3.9, (iii) the filing with the Securities and Exchange Commission (the “Commission”) of a Notice of Sale of Securities Pursuant to Regulation D (“Form D”) meeting the requirements Rule 506 of Regulation D and, (iv) the filing of Form D and related filings in compliance with applicable state “blue sky” securities laws, and (v) in all other cases where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing could not have or result in, individually or in the aggregate, a Material Adverse Effect (collectively, the “Required Filings and Approvals”).

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(g) Litigation; Proceedings. Except as described in the SEC Documents, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or result in a Material Adverse Effect. Except as described in the SEC Documents, (i) neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving (A) a claim of violation of or liability under federal or state securities laws or (B) a claim of breach of fiduciary duty; (ii) the Company does not have pending before the Commission any request for confidential treatment of information and the Company has no knowledge of any expected such request that would be made prior to the Effectiveness Date (as defined in the Registration Rights Agreement); and (iii) there has not been, and to the best of the Company’s knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

(h) No Default or Violation. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred which has not been waived which, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, in each case of clauses (i), (ii) or (iii) above, except as could not individually or in the aggregate, have or result in a Material Adverse Effect.

(i) Private Offering. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Sections 2.2(b)-(g), the offer, issuance and sale of the Securities to the Purchasers as contemplated hereby are exempt from the registration requirements of the Securities Act. Neither the Company nor, to its knowledge, any Person acting on its behalf has taken or is contemplating taking any action which could subject the offering, issuance or sale of the Securities to the registration requirements of the Securities Act including soliciting any offer to buy or sell the Securities by means of any form of general solicitation or advertising.

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(j)  SEC Documents; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the “SEC Documents” and, together with the Schedules to this Agreement, the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject have been filed as exhibits to the SEC Documents as required under the Exchange Act. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Since March 31, 2008, except as specifically disclosed in the SEC Documents, (a) there has been no event, occurrence or development that has or that could result in a Material Adverse Effect, (b) the Company has not incurred any liabilities (contingent or otherwise) other than (x) liabilities incurred in the ordinary course of business consistent with past practice and (y) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or otherwise required to be disclosed in filings made with the Commission, (c) the Company has not altered its method of accounting or the identity of its auditors and (d) the Company has not declared or made any payment or distribution of cash or other property to its stockholders or officers or directors (other than in compliance with existing Company stock option plans) with respect to its capital stock, or purchased, redeemed (or made any agreements to purchase or redeem) any shares of its capital stock.

(k) Investment Company. The Company is not, and is not an Affiliate (as defined in Rule 405 under the Securities Act) of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(l) Certain Fees. No fees or commissions will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other similar Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless the Purchasers, their employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney’s fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred.

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(m) Seniority. No outstanding class of equity securities of the Company is senior to the Shares in right of payment, whether upon liquidation or dissolution, or otherwise.

(n) Listing and Maintenance Requirements. Except as set forth in the SEC Documents, the Company has not, in the two years preceding the date hereof received notice (written or oral) from the NASD’s OTC Bulletin Board, any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange, market or trading facility. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(o) Patents and Trademarks. The Company and its Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights which are necessary or material for use in connection with their respective businesses as described in the SEC Documents and which the failure to so have would have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). To the best knowledge of the Company, neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or its Subsidiaries violates or infringes upon the rights of any Person. Except as specified in Schedule 2.1(o), to the best knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

(p) Registration Rights; Rights of Participation. Except as disclosed in the SEC Documents, the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which have not been satisfied. No Person, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.

(q) Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Documents, except where the failure to possess such permits could not, individually or in the aggregate, have or result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(r) Title. The Company and the Subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and its Subsidiaries are in compliance and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

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(s) Labor Relations. No material labor problem exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

(t) Shareholders Rights Plan. Neither the consummation of the transactions contemplated hereby nor the issuance of the Underlying Shares will cause the Purchasers to be deemed an “Acquiring Person” under any existing or hereafter adopted shareholders rights plan or similar arrangement.

(u) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or its agents or counsel with any information that constitutes or might constitute material non-public information. The Company understands and confirms that the Purchasers shall be relying on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

2.2 Representations and Warranties of the Purchasers. Each Purchaser hereby for itself and for no other Purchaser represents and warrants to the Company as follows:

(a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The purchase by such Purchaser of the Securities hereunder has been duly authorized by all necessary action on the part of such Purchaser. This Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

(b) Investment Intent. Such Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Purchaser’s right, subject to the provisions of this Agreement and the Warrants, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold Securities for any period of time. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute the Securities.

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(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and at each exercise date under its respective Warrants, it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(d) Experience of such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

(e) Ability of such Purchaser to Bear Risk of Investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f) Access to Information. Such Purchaser acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company’s financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(g) General Solicitation. Such Purchaser is not purchasing the Securities as a result of or subsequent to any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(h) Reliance. Such Purchaser understands and acknowledges that (i) the Securities are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

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The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.

ARTICLE III
OTHER AGREEMENTS OF THE PARTIES

3.1 Transfer Restrictions.

(a) Restricted Securities. Securities may only be disposed of pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with any applicable federal and state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, except as otherwise set forth herein, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. Any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

(b) Legend. The Purchasers agree to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Securities:

NEITHER THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

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3.2 Acknowledgments.

(a) By Purchasers. The Purchasers acknowledge that (i) the issuance of the Underlying Shares upon (A) conversion of the Shares in accordance with the terms of the Certificate of Designation, and (B) exercise of the Warrants in accordance with their terms, will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions, (ii) the Securities are deemed to be restricted securities and, as such, are subject to restrictions upon transfer and legend conditions as specified in Section 3.1, (iii) registration rights of any kind (demand, piggyback or otherwise) have not been provided hereunder and (iv) certain qualifying officers, directors and employees of the Company may be acquiring Securities hereunder on same terms as other Purchasers.

(b) By Company. The Company acknowledges that its obligation to issue Underlying Shares upon (x) conversion of the Shares in accordance with the terms of the Certificate of Designation, and (y) exercise of the Warrants in accordance with their terms, is unconditional and absolute, subject to the limitations set forth herein, in the Certificate of Designation or pursuant to the Warrants, regardless of the effect of any such dilution.

3.3 Furnishing of Information. As long as the Purchasers own Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. As long as the Purchasers own Securities, if the Company is not required to file reports pursuant to such sections, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act such information as is required for the Purchasers to sell the Securities under Rule 144 promulgated under the Securities Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell Underlying Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including causing its attorneys to render and deliver any legal opinion required in order to permit a Purchaser to receive Underlying Shares free of all restrictive legends and to subsequently sell Underlying Shares under Rule 144 upon receipt of a notice of an intention to sell or other form of notice having a similar effect.

3.4  Integration. The Company shall not, and shall use its best efforts to ensure that, no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers.

3.5 Increase in Authorized Shares. The Company will use its reasonable best efforts to obtain an increase in its authorized Common Stock such that thereafter it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon the conversion of Series AA Preferred Stock and exercise of the Warrants as herein provided, such number of shares of Common Stock as shall be equal to the Underlying Shares.

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3.6 Reservation and Listing of Underlying Shares. If, after the date hereof, the Company shall list the Common Stock on any of the New York Stock Exchange, American Stock Exchange, or any NASDAQ market (each, a “Subsequent Market”), then the Company shall include in such listing for the benefit of the Purchasers for issuance upon exercise of the Warrants and conversion of the Shares a number of shares of Common Stock equal to not less than the Underlying Shares.

3.7 Conversion and Exercise Obligations and Procedures. The Company shall honor conversion of the Shares and exercise of the Warrants and shall deliver Underlying Shares in accordance with the respective terms, conditions and time periods set forth in the Certificate of Designation and Warrants. The Conversion Notice (as defined in the Certificate of Designation) and Notice of Exercise under the Warrants set forth the totality of the procedures with respect to the conversion of the Shares and exercise of the Warrants, including the form of legal opinion, if necessary, that shall be rendered to the Company’s transfer agent and such other information and instructions as may be reasonably necessary to enable the Purchasers to convert their Shares and exercise their Warrants as contemplated in the Certificate of Designation and the Warrants (as applicable).

3.8 Certain Securities Laws Disclosures; Publicity. The Company shall: (i) file with the Commission a Report on Form 8-K disclosing the transactions contemplated hereby within four Business Days after the Closing Date, and (ii) timely file with the Commission a Form D promulgated under the Securities Act. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, except if such disclosure is required by law or stock market or trading facility regulation, in which such case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the names of the Purchasers, or include the names of the Purchasers in any filing with the Commission or any regulatory agency, trading facility or stock market without the prior written consent of the Purchasers, except to the extent such disclosure is required by law or stock market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure.

3.9 Use of Proceeds. The Company estimates that it shall use (i) approximately $80,000 of the net proceeds from the sale of the Securities hereunder for note payments on existing debt, (ii) approximately $270,000 of the net proceeds from the sale of the Securities hereunder for payment of existing accounts payable and (iii) the remainder for working capital purposes.

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3.10 Exclusivity. The Company shall not issue and sell the Shares to any Person other than to the Purchasers.

3.11 Shareholder Rights Plan. No claim will be made or enforced by the Company or any other Person that any Purchaser is an “Acquiring Person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities or shares of Common Stock under the Transaction Documents.

3.12 Trading Restrictions. At no time immediately prior to the date hereof has such Purchaser engaged in or effected, in any manner whatsoever, directly or indirectly, in any “Short Sale” (as defined herein). Each Purchaser further agrees that as long as such Purchaser holds Shares, such Purchaser will not enter into any Short Sales. For purposes hereof, a “Short Sale” by a Purchaser shall mean a marked “short sale” of Common Stock by such Purchaser that is made at a time when there is no equivalent offsetting long position in the Common Stock held by such Purchaser. For purposes of determining whether there is an equivalent offsetting long position in the Common Stock held by a Purchaser, Underlying Shares issuable upon exercises of Warrants and upon delivered Conversion Notices under the Shares shall be deemed to be held long by such Purchaser.

ARTICLE IV
MISCELLANEOUS

4.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Securities.

4.2 Entire Agreement; Amendments. The Transaction Documents, together with the Exhibits and Schedules thereto contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

4.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (Pacific Time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 5:30 p.m. (Pacific Time) on any date and earlier than 11:59 p.m. (Pacific Time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

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If to the Company:	e.Digital Corporation
16770 West Bernardo Drive
San Diego, California 92127
Facsimile No.: (858) 304-3016
Attn: President

With copy to:	McConnell, Dunning & Barwick LLP
15 Enterprise, Suite 360
Aliso Viejo, California 92656
Facsimile No.: (949) 900-4401
Attn: Curt C. Barwick, Esq.

If to a Purchaser:	To the address set forth under such Purchaser’s name on the signature pages hereto.

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

4.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

4.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

4.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Except as set forth in Section 3.1(a), the Purchasers may not assign this Agreement or any of the rights or obligations hereunder without the consent of the Company. This provision shall not limit any Purchaser’s right to transfer securities or transfer or assign rights under the Registration Rights Agreement.

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4.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

4.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of San Diego, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

4.9 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery and conversion or exercise (as the case may be) of the Shares and of the Warrants for a period of one year.

4.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

4.11 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

4.12 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance of each other’s obligations under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

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4.13 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document is several and not joint with the obligations of any other Purchaser and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

IN WITNESS WHEREOF, the parties hereto have caused this Convertible Preferred Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

E.DIGITAL CORPORATION

By: /s/ ROBERT PUTNAM
Name: Robert Putnam
Title: Secretary

[Purchaser Signature Pages Follow]

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Convertible Preferred Stock Purchase Agreement
Purchaser Signature Page

Name of Purchaser:

By:
Name:
Title:

Purchase Price:	$

Number of
Series AA Shares:

Number of Warrants:

Address for Notice:

Phone:

Email:

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EXHIBIT 99.3

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

e.DIGITAL CORPORATION

SERIES AA WARRANT

Warrant No. [______]	Date of Original Issuance: June ●, 2008

e.Digital Corporation, a Delaware corporation (the “Company”), hereby certifies that, for value received, [ ] or its, registered assigns (the “Holder”), has the right to purchase from the Company up to a total of [ ] shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to $0.10 per share (as adjusted from time to time as provided in Section 8, the “Exercise Price”), at any time and from time to time from and after June ●, 2008 and through and including June 30, 2011 (the “Expiration Date”), and subject to the following terms and conditions.

1.  Registration of Warrant. The Company shall register this Series AA Warrant (the “Warrant”), upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

2.  Registration of Transfers. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company’s transfer agent or to the Company at its address specified herein. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

3.  Exercise and Duration of Warrants.

(a)  This Warrant shall be exercisable by the registered Holder at any time and from time to time during the three year period commencing on or after June ●, 2008 to and including the Expiration Date. At 5:30 p.m., Pacific Time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

(b)  At the option of the registered Holder, in lieu of payment of the Exercise Price, the registered Holder may request in writing that the Company issue to it the net Warrant Shares issuable determined in accordance with the following formula:

NS	=	WS - [EP/CMP x WS]
NS	=	New Shares
WS	=	No. of Warrant Shares issuable upon exercises of the Warrant
EP	=	Exercise Price
CMP	=	Current Market Price (defined as the closing bid price on the date of the request)

4.  Delivery of Warrant Shares.

(a)  Upon delivery of the Form of Notice of Exercise to the Company (with the attached Warrant Shares Exercise Log) at its address for notice set forth in Section 14 and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, the Company shall promptly (but in no event later than five trading days after the Date of Exercise (as defined herein)) issue and deliver to the Holder, a certificate for the Warrant Shares issuable upon such exercise free of all restrictive or other legends, other than as required under Section 4(e). Any person so designated by the Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant. A “Date of Exercise” means the date on which the Holder shall have delivered to the Company (i) the Form of Notice of Exercise attached hereto (with the Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

(b)  If the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares issuable upon an exercise by the third trading day after the Date of Exercise, then the Holder will have the right to rescind such exercise.

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(c)  The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof. If the Company breaches its obligations under this Warrant, then, in addition to any other liabilities the Company may have hereunder and under applicable law, the Company shall pay or reimburse the Holder on demand for all costs of collection and enforcement (including reasonable attorneys fees and expenses).

(d)  Transfer Restrictions.

(i)  This Warrant and the Warrant Shares may only be disposed of pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with any applicable federal and state securities laws. In connection with any transfer of this Warrant or any Warrant Shares other than pursuant to an effective registration statement or to the Company, except as otherwise set forth herein, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company, without requiring a legal opinion as described in the immediately preceding sentence, hereby consents to and agrees to register on the books of the Company and with any transfer agent for the securities of the Company any transfer of this Warrant and the Warrant Shares by the Holder to an Affiliate (as defined in Rule 405 under the Securities Act) of the Holder or to one or more funds or managed accounts under common management with such Holder, and any transfer among any such Affiliates or one or more funds or managed accounts, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act and that it is acquiring the Warrant and the Warrant Shares solely for investment purposes (subject to the qualifications hereof).

(ii)  Warrant Shares issued while there is not an effective registration statement covering the resale by the Holder of the Warrant Shares (a “Registration Statement”) or while the Holder may not resell such Warrant Shares pursuant to Rule 144(b) under the Securities Act shall be issued with the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

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(iii)  Notwithstanding anything to the contrary contained herein, Warrant Shares issued when there is an effective Registration Statement, or at a time when the Holder may resell such Warrant Shares under Rule 144(b) under the Securities Act, or when such legend is not required under the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission) shall be issued free of all restrictions and other legends. The Company agrees that following the date on which a Registration Statement is first declared effective by the Securities and Exchange Commission and the date on which Warrant Shares may be resold under 144(b), it will, no later than five trading days following the delivery by a Holder to the Company of a certificate or certificates representing any Warrant Shares issued with a restrictive legend, deliver to such Holder certificates representing such Warrant Shares which shall be free from all restrictive legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this Section.

5.  Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

6.  Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

7.  Reservation of Warrant Shares. The Company covenants that it will utilize its reasonable best efforts to reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 8). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

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8.  Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 8.

(a)  Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)  Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, “Distributed Property”), then in each such case the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution shall be adjusted (effective on such record date) to equal the product of such Exercise Price times a fraction of which the denominator shall be such Exercise Price and of which the numerator shall be such Exercise Price less the then fair market value of the Distributed Property distributed in respect of one outstanding share of Common Stock, as determined by the Company’s independent certified public accountants that regularly examine the financial statements of the Company (an “Appraiser”). In such event, the Holder, after receipt of the determination by the Appraiser, shall have the right to select an additional appraiser (which shall be a nationally recognized accounting firm), in which case such fair market value shall be deemed to equal the average of the values determined by each of the Appraiser and such appraiser. As an alternative to the foregoing adjustment to the Exercise Price, at the request of the Holder delivered before the 90th day after such record date, the Company will deliver to such Holder, within five trading days after such request (or, if later, on the effective date of such distribution), the Distributed Property that such Holder would have been entitled to receive in respect of the Warrant Shares for which this Warrant could have been exercised immediately prior to such record date.

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(c)  Fundamental Transactions. If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). The aggregate Exercise Price for this Warrant will not be affected by any such Fundamental Transaction, but the Company shall apportion such aggregate Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. In addition, at the Holder’s request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is affected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. If any Fundamental Transaction constitutes or results in a Change of Control, then at the request of the Holder delivered before the 90th day after such Fundamental Transaction, the Company (or any such successor or surviving entity) will purchase the Warrant from the Holder for a purchase price, payable in cash within five trading days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the Black Scholes value of the remaining unexercised portion of this Warrant on the date of such request. As used in this Warrant, “Change of Control” means the occurrence of any of (i) an acquisition after the date hereof by any Person or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of more than one-third of the voting rights or equity interests in the Company, (ii) a replacement of more than one-half of the members of the Company’s board of directors that is not approved by those individuals who are member of the board of directors on the date hereof in one or a series of related transactions, (iii) a merger or consolidation of the Company or any subsidiary or a sale of more than one-third of the assets of the Company in one or a series of related transactions, unless following such transactions or series of transactions, the holders of the Company’s securities prior to the first such transaction continue to hold at least two-thirds of the voting rights and equity interests in of the surviving entity or acquirer of such assets, or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

(d)  Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraphs (a) or (b) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment. Notwithstanding the foregoing, no adjustment will be made under this Section 8 in respect of any grant of options or warrants, or the issuance of additional securities, under any duly authorized Company stock option, restricted stock plan or stock purchase plan.

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(e)  Calculations. All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f)  Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 8, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(g)  Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 20 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. Until the exercise of this Warrant or any portion of this Warrant, the Holder shall not have nor exercise any rights by virtue hereof as a stockholder of the Company (including without limitation the right to notification of stockholder meetings or the right to receive any notice or other communication concerning the business and affairs of the Company other than as provided in this Section 8(g)).

(h)  Payment of Exercise Price. The Holder shall pay the Exercise Price by delivery of immediately available funds.

9.  Limitation on Exercise. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates under Section 13(d) of the Exchange Act, does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of an Exercise Notice hereunder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Warrant Shares requested in such Exercise Notice is permitted under this paragraph. The restrictions set forth in this Section 9 shall not apply in determining the consideration and the number of shares or other securities, and other property to which Holder may be entitled upon any adjustment or event contemplated in Section 8 of this Warrant.

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10.  No Fractional Shares. No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would, otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported on the American Stock Exchange on the date of exercise.

11.  Exchange Act Filings. The Holder agrees and acknowledges that it shall have sole responsibility for making any applicable filings with the U.S. Securities and Exchange Commission pursuant to Sections 13 and 16 of the Securities Exchange Act of 1934, as amended, as a result of its acquisition of this Warrant and the Warrant Shares and any future retention or transfer thereof.

12.  Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:30 p.m. (Pacific Time) on a trading day, (ii) the next trading day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a trading day or later than 5:30 p.m. (Pacific Time) on any trading day, (iii) the trading day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to e.Digital Corporation, 16770 West Bernardo Drive, San Diego, CA 92127, Facsimile No.: (858) 304-3023, Attn: President, or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

13.  Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

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14.  Redemption.

(a)  Optional Redemption. The registered Holder shall have the option to require cash redemption effective June 30, 2009 should sufficient shares of Common Stock not be authorized and reserved for full exercise of the Warrant by such date. The Company shall provide the registered Holder with notice no later than ten (10) days following the occurrence of either (i) corporate action to reserve sufficient shares of Common Stock such that this redemption feature shall no longer be effective or (ii) failure to authorize and reserve sufficient Warrant Shares by June 30, 2009 and a computation of the redemption value and the registered Holder’s right to redeem in accordance with the provisions of Section 14 (b). Such notice also shall specify the time and place of redemption and shall be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice

(b)  Redemption Price. The cash redemption price shall be the greater of (i) $0.01 per unexercised Warrant Share, or (ii) the five day average closing price immediately preceding June 30, 2009 multiplied by the number of Warrant Shares that could be obtained upon exercise in accordance with Section 3(b). The demand for cash redemption shall be made by the Holder on an all or none basis within thirty (30) days of the receipt of the notice specified in Section 14 (a) in writing and the redemption price shall be paid on or before August 31, 2009 if so redeemed. The Holder shall surrender the Warrant for cancellation at redemption.

(c)  Consequences of Failure to Redeem. Should Holder fail to redeem after receipt of the notice specified in Section 14 (a) indicating that the conditions for redemption have been triggered, then the Warrant shall only be exercisable thereafter should sufficient shares otherwise be authorized and reserved for such purpose and the value of the Warrant may thereafter be nil as it may be unexercisable into Common Stock even though there may be an intrinsic value to such Warrant.

15.  Miscellaneous.

(a)  This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

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(b)  All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrants (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City and County of San Diego. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of San Diego for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Warrant), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Warrant, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(c)  The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d)  In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

e.DIGITAL CORPORATION

By:	/s/ ROBERT PUTNAM
Name: ROBERT PUTNAM
Title: SECRETARY
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FORM OF NOTICE OF EXERCISE

To e.Digital Corporation:

In accordance with the Warrant enclosed with this Form of Notice of Exercise, the undersigned hereby irrevocably:

(i) elects to purchase _____________ shares of common stock (“Common Stock”), $0.001 par value per share, of e.Digital Corporation and encloses herewith $________ in cash, certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Notice of Exercise relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant, or

(ii) requests the Company to issue to the undersigned _____________ shares of Common Stock of e.Digital Corporation, pursuant to the terms of Section 3(b) of the attached Warrant on a net issuance basis.

By its delivery of this Form of Notice of Exercise, the Holder represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 9 of this Warrant to which this notice relates.

The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

PLEASE INSERT SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER

(Please print name and address)

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Warrant Shares Exercise Log

Date	Number of Warrant Shares Available to be Exercised	Number of Warrant Shares Exercised	Number of Warrant Shares Remaining to be Exercised

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FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of e.Digital Corporation to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of e.Digital Corporation with full power of substitution in the premises.

Dated: _______________, ____

(Signature must conform in all respects to name of holder as specified on the face of the Warrant) Address of Transferee

In the presence of:

__________________________

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EXHIBIT 99.4

CERTIFICATE OF DESIGNATION

OF PREFERENCES, RIGHTS AND LIMITATIONS

OF

SERIES AA PREFERRED STOCK

OF

E.DIGITAL CORPORATION,

a Delaware Corporation

PURSUANT TO SECTION 151 OF THE GENERAL
CORPORATION LAW OF THE STATE OF DELAWARE

The undersigned, WILLIAM BLAKELEY and ROBERT PUTNAM, do hereby certify that:

1. They are the President and Secretary, respectively, of E.DIGITAL CORPORATION, a Delaware corporation (the “Corporation”).

2. The Corporation is authorized to issue five million (5,000,000) shares of preferred stock.

3. The following resolutions were duly adopted by the Board of Directors:

WHEREAS, the Certificate of Incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, comprised of five million (5,000,000) shares, $.001 par value, issuable from time to time in one or more series;

WHEREAS, the Board of Directors of the Corporation is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to established a series of authorized preferred stock having a par value of $.001 per share, which series shall be designated as “Series AA Preferred Stock” and to fix the rights, preferences, restrictions and other matters relating to the such series of preferred stock as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby established a series of authorized preferred stock having a par value of $.001 per share, which series shall consist of one hundred thousand (100,000) shares and be designated as “Series AA Preferred Stock,” and does hereby fix and determine the rights, references, restrictions and other matters relating to such series of preferred stock as follows:

1. Designation. The series of preferred stock shall consist of one hundred thousand (100,000) shares designated and known as “Series AA Preferred Stock” (hereinafter referred to as “Series AA Preferred Stock”). The Corporation may issue fractional shares of Series AA Preferred Stock. The Series AA Preferred Stock shall have an initial issue price of Ten Dollars ($10.00) per share (the “Original Issue Price”). The date on which any shares of Series AA Preferred Stock are first issued is referred to herein as the “Original Issue Date.”

2. Voting Rights.

(a) Voting. With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series AA Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series AA Preferred Stock owned by such holder times one hundred (100). If a holder is entitled to cast a vote with respect to a fractional share of Common Stock, such fractional share shall be rounded up to the next whole number. The Corporation shall not, without the affirmative vote or written consent of the holders of at least a majority of the outstanding Series AA Preferred Stock (i) authorize or create any additional class or series of stock ranking prior to or on a parity with the Series AA Preferred Stock as to dividends or the distribution of assets upon liquidation, or (ii) change any of the rights, privileges or preferences of the Series AA Preferred Stock.

(b) Class Vote. Except as otherwise required by law or by this Section 2, holders of Common Stock and Series AA Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

3. Dividends. The holders of Series AA Preferred Stock shall be entitled to receive, out of any funds legally available therefor and the Corporation shall pay, dividends at the fixed rate of five percent (5%) per annum, payable in quarterly installments on the 1st day of September, December, March and June of each year. Such dividends shall accrue from the date of issuance of the shares of Series AA Preferred Stock and shall be deemed to accrue from day to day whether or not earned and declared. Such dividends shall be payable before any dividends shall be paid, declared or set apart for any other class of stock, and shall be cumulative so that if for any dividend period such dividends are not paid or declared and set apart therefor, the deficiency shall be paid, in whole or in part (without interest), on the next succeeding dividend payment date on which the Corporation has any funds legally available therefor. Until any delinquency has been fully paid or declared and set apart for payment, no distribution, by dividend or otherwise, shall be paid on, declared or set apart for any other class of stock of the Corporation and no shares of any other class of stock shall be acquired, directly or indirectly, by redemption or otherwise, except for the repurchase by the Corporation of shares of Common Stock for an amount not in excess of the original sale price thereof pursuant to employee stock purchase agreements. Notwithstanding the foregoing, the Corporation, in its sole and absolute discretion, may pay such dividends through the issuance of (i) fully paid and non-assessable shares of Common Stock determined by dividing the accrued but unpaid dividend by the average closing bid price for the Common Stock for the 10 trading days immediately preceding the applicable dividend payment date or (ii) if available, fully paid and non-assessable shares of Series AA Preferred Stock determined by dividing the accrued but unpaid dividend by the Original Issue Price.

4. Rights on Liquidation. On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series AA Preferred Stock shall receive, out of assets legally available therefor, an amount equal to $10.00 per share, plus all accrued but unpaid dividends thereon (whether or not such dividends have been declared) to the date fixed for payment of such distributive amount, before any amount shall be paid to the holders of any other class of stock. In the event that the assets of the Corporation available for distribution to the holders of the Series AA Preferred Stock are insufficient to permit full payment to the holders of such shares as herein provided, then such assets shall be distributed ratably among the outstanding shares of Series AA Preferred Stock. In the event that the Corporation has additional assets available for distribution after payment to the holders of the Series AA Preferred Stock as herein provided, such assets shall be distributed to holders of Common Stock.

5. Conversion.

(a) Optional Conversion of the Series AA Preferred Stock. At the election of each holder and upon compliance with the provisions of subparagraph (d) below as to surrender thereof, each share of Series AA Preferred Stock may be converted into that number of fully paid and non-assessable shares of Common Stock of the Corporation (the “Conversion Stock”), determined by dividing $10.00 per share plus a sum equal to all accrued but unpaid dividends by $0.10 (the “Conversion Price”). The conversion price shall be subject to adjustment as hereinafter provided. The ability to convert also shall be subject to the requirement that the aggregate conversion price of each individual conversion (the “Aggregate Conversion Price”) shall equal or exceed $25,000 (the “Conversion Minimum”).

(b) Automatic Conversion. Each remaining outstanding share of Series AA Preferred Stock shall be automatically converted into shares of Common Stock on June 30, 2010 in accordance with the provisions of subparagraph (a) hereof. Pursuant to this subparagraph (b), on the Conversion Date (as defined below), all outstanding shares of Series AA Preferred Stock shall be converted into that number of shares of Common Stock as determined in accordance with subparagraph (a) hereof as if the conversion of such number of shares of Series AA Preferred Stock were made by the holders thereof in accordance therewith without any further action on the part of such holders.

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(c) Conversion at Option of Corporation. If for any ten (10) consecutive trading days the Market Price of the Corporation’s Common Stock is at least twenty-five cents ($0.25) per share (as adjusted for stock splits, reorganizations, dividends, recapitalizations and the like), then at any time within ten (10) business days after the end of such ten (10) trading day period, the Corporation shall have the right to require the conversion of all outstanding shares of Series AA Preferred Stock into shares of Common Stock in accordance with the provisions of subparagraph (a) hereof. Pursuant to this subparagraph (c), on the Conversion Date (as defined below), all outstanding shares of Series AA Preferred Stock shall be converted into that number of shares of Common Stock as determined in accordance with subparagraph (a) hereof as if the conversion of such number of shares of Series AA Preferred Stock were made by the holders thereof in accordance therewith without any further action on the part of such holders.

(d) Delivery of Stock Certificates. The holder of any shares of Series AA Preferred Stock may exercise the optional conversion right pursuant to subparagraph (a) above by delivering to the Corporation or its duly authorized transfer agent during regular business hours at the office of the Corporation the certificate or certificates for the shares of Series AA Preferred Stock to be converted, duly endorsed or assigned either in blank or to the Corporation (if required by it), accompanied by written notice (the “Conversion Notice”) stating that such holder elects to convert such shares of Series AA Preferred Stock and shall provide a certificate to the Corporation or its duly authorized transfer agent as to the date of such conversion. Upon the occurrence of an automatic conversion pursuant to subparagraph (b) above or conversion at the option of the Corporation pursuant to subparagraph (c) above, the Corporation shall deliver notice to each holder of Series AA Preferred Stock and the holder of any shares of Series AA Preferred Stock shall deliver to the Corporation at the office of the Corporation the certificate or certificates for all shares of Series AA Preferred Stock then held by such holder, duly endorsed or assigned either in blank or to the Corporation (if requested by it). Conversion shall be deemed to have been effected (i) in the case of an optional conversion pursuant to subparagraph (a), on the date when the aforesaid delivery of the Conversion Notice is made if such day is a business day and otherwise on the business day following the date of the aforesaid delivery, (ii) in the case of an automatic conversion pursuant to subparagraph (b) on June 30, 2010, or (iii) in the case of conversion at the option of the Corporation pursuant to subparagraph (c), upon the date of the notice, and in each case such date is referred to herein as the “Conversion Date.” As promptly as practicable thereafter, the Corporation, through its transfer agent, if any, shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash in respect of any fractional interest in a share of Common Stock, as provided below; provided, however, that in the case of a conversion in connection with liquidation, no such certificates need be issued. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become the stockholder of record in respect of such Common Stock on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become the stockholder of record in respect of such Common Stock on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a stock certificate representing shares of Series AA Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the stock certificate so surrendered for conversion, at the expense of the Corporation, a new stock certificate covering the number of shares of Series AA Preferred Stock representing the unconverted portion of the certificate so surrendered. Any transfer taxes applicable to the above-described transactions shall be paid by such transferee. The Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Common Stock or the reissuance of the Preferred Stock in a name other than that in which the shares of Series AA Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

(e) No Fractional Shares of Common Stock. No fractional shares of Common Stock shall be issued upon conversion of shares of Series AA Preferred Stock and in lieu thereof, the Corporation shall pay to the holder of such fractional share interest cash in respect of such fractional interest in an amount equal to the Market Price on the Conversion Date multiplied by such fractional interest. The holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests. In determining the number of shares of Common Stock and the payment, if any, in lieu of fractional shares that a holder of Series AA Preferred Stock shall receive, the total number of shares of Series AA Preferred Stock surrendered for conversion by such holder shall be aggregated.

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(f) Changes in Common Stock. If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale, transfer or other disposition of all or substantially all of its assets to another corporation for cash or stock of such other corporation, shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each holder of Series AA Preferred Stock shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the shares of the Common Stock of the Corporation immediately theretofore issuable upon conversion of the Series AA Preferred Stock, such shares of stock, securities or properties as may be issuable or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore issuable upon conversion of the Series AA Preferred Stock had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of each holder of Series AA Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or properties thereafter deliverable upon the exercise thereof. The Corporation shall not effect any such consolidation, merger, sale, transfer or other disposition, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing or otherwise acquiring such properties shall assume, by written instrument executed and mailed or delivered to the holders of Series AA Preferred Stock at the last address of such holders appearing on the books of the Corporation, the obligation to deliver to such holders such shares of stock, securities or properties as, in accordance with the foregoing provisions, such holders may be entitled to acquire. The above provisions of this subparagraph shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers, or other dispositions.
 (g) Stock to be Reserved. The Corporation will use its reasonable best efforts to obtain an increase in its authorized Common Stock such that thereafter it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon the conversion of Series AA Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding Series AA Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issuable shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, free from preemptive or similar rights on the part of the holders of any shares of capital stock or securities of the Corporation, and free from all liens and charges with respect to the issue thereof; and without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value, if any, per share of the Common Stock is at all times equal to or less than the then effective Conversion Price. The Corporation will take all such action as may be necessary to assure that such shares of Common Stock may be so issued without violation by the Corporation of any applicable law or regulation or agreement, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed. Without limiting the foregoing, the Corporation will take all such action as may be necessary to assure that, upon conversion of any of the Series AA Preferred Stock, an amount equal to the lesser of (i) the par value of each share of Common Stock outstanding immediately prior to such conversion, or (ii) the Conversion Price shall be credited to the Corporation’s stated capital account for each share of Common Stock issued upon such conversion, and that, if clause (i) above is applicable, the balance of the Conversion Price of Series AA Preferred Stock converted shall be credited to the Corporation’s capital surplus account.

(h) Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Series AA Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any Series AA Preferred Stock in any manner which interferes with the timely conversion of such Series AA Preferred Stock.

(j) Taxes. The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series AA Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Common Stock or the reissuance of the Series AA Preferred Stock in a name other than that in which the shares of Series AA Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

(k) Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series AA Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designations and in the Certificate of Incorporation.

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(l) Limitation on Issuance of Conversion Shares; Redemption. Notwithstanding anything herein to the contrary, a holder of Series AA Preferred Stock may not convert shares of Series AA Preferred Stock to the extent such conversion would result in the holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of the shares of Series AA Preferred Stock held by such holder after application of this Section. The holder shall have the sole authority and obligation to determine whether the restriction contained in this Section applies and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which shares of Series AA Preferred Stock are convertible shall be in the sole discretion of the holder. The provisions of this Section shall not apply to conversions specified in Section 5(b) or 5(c). The provisions of this Section may be waived by a holder (but only as to itself and not to any other holder) upon not less than ninety (90) days prior notice to the Corporation. Other Holders shall be unaffected by any such waiver.

6. Redemption.

(a) Optional Redemption. The holders of the Series AA Preferred Stock shall have the option to require cash redemption effective June 30, 2009 should sufficient shares of Common Stock not be authorized and reserved for conversion of all shares of Series AA Preferred Stock by such date. The Corporation shall provide each holder of Series AA Preferred Stock with notice no later than ten (10) days following the occurrence of either (i) corporate action to reserve sufficient shares of Common Stock such that this redemption feature shall no longer be effective or (ii) failure to authorize and reserve sufficient shares by June 30, 2009 and a computation of the redemption value and such holder’s right to redeem in accordance with the provisions of subparagraph (b) hereof. Such notice also shall specify the time and place of redemption and shall be given by certified mail to the holders of record of Series AA Preferred Stock at their respective addresses as the same shall appear on the stock books of the Corporation, but no failure to mail such notice or defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to the holder to whom the Corporation has failed to mail such notice or except as to the holder whose notice was defective. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice

(b) Redemption Price. The cash redemption price shall be the greater of (i) $20.00 per share of Series AA Preferred Stock plus a sum equal to all accrued but unpaid dividends thereon to the date fixed for redemption, or (ii) the five day average closing price immediately preceding June 30, 2009 multiplied by the number of shares of Common Stock that could be obtained on conversion in accordance with Section 5(a). The demand for cash redemption shall be made by each holder of Series AA Preferred Stock on an all or none basis within thirty (30) days of the receipt of the notice specified in subparagraph (a) hereof in writing and the redemption price shall be paid on or before August 31, 2009 if so redeemed. The holder of the Series AA Preferred Stock shall surrender the certificates for the shares of Series AA Preferred Stock for cancellation at redemption.

(c) Consequences of Failure to Redeem. Should a holder of Series AA Preferred Stock fail to redeem after receipt of the notice specified in subparagraph (a) hereof indicating that the conditions for redemption have been triggered, then the Series AA Preferred Stock shall only be convertible thereafter should sufficient shares otherwise be authorized and reserved for such purpose and the value of the Series AA Preferred Stock shall thereafter be limited to its liquidation value.

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RESOLVED, FURTHER, that the President or any Vice-President, and the Secretary or any Assistant Secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Certificate of Designation of Preferences, rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 26th day of June, 2008.

/s/ WILLIAM BLAKELEY
WILLIAM BLAKELEY, President

/s/ ROBERT PUTNAM
ROBERT PUTNAM, Secretary

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EXHIBIT 99.5

SHAREHOLDER ALERT

E.DIGITAL CORPORATION
RECEIVES $750,000 IN SERIES AA FINANCING

Announces Shareholders Meeting Date

(SAN DIEGO, CA, July 1, 2008) - e.Digital Corporation (OTC: EDIG), a leading technology innovator of dedicated portable entertainment systems and patented flash memory-related technology today announced it sold $750,000 of Series AA Convertible Preferred shares and warrants to selected accredited investors including the Company’s senior vice president, Robert Putnam.

The Company expects to use the proceeds from this financing to continue development of the next generation of its proprietary eVU™ entertainment system, fund intellectual property (IP) consulting to continue supporting the Company’s legal representatives in enforcing its Flash-R™ patent portfolio, for note and vendor payments, and general working capital.

The common stock and warrants to purchase common stock have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States without a registration statement or exemption from registration. The Company is not filing a registration statement on the securities. The Company's Form 8-K, being filed today with the Securities and Exchange Commission, provides a description of this transaction.

e.Digital also announced today that it has scheduled its meeting of shareholders for Wednesday, September 17, 2008. Details regarding the record date, meeting time and location, and business items to be transacted are expected to be available this month. The Company also expects to release further information on its eVU business and IP monetization efforts.

About e.Digital Corporation: e.Digital is a leading innovator of dedicated portable inflight entertainment systems. More than 30 airlines have made dedicated portable systems powered by e.Digital technology their inflight entertainment choice. e.Digital also owns and is pursuing the monetization of its Flash-R™ portfolio of flash memory-related patents. e.Digital was the first company to employ and patent important aspects of the use of removable flash memory in portable recording devices. For more information about e.Digital and eVU, please visit: www.edigital.com.

Safe Harbor statement under the Private Securities Litigation Reform of 1995: All statements made in this document, other than statements of historical fact, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development, expected future developments and other factors that we believe are appropriate under the circumstances. These forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the businesses of the Company and the industries and markets in which the Company operates. Actual outcomes and results may differ materially from what is expressed or implied by the forward-looking statements. More information about potential factors that could affect the Company can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed with the Securities and Exchange Commission (“SEC”). e.Digital Corporation disclaims any intent or obligation to update these or any forward-looking statements, except as otherwise specifically stated by it.

CONTACT: e.Digital Corporation: Robert Putnam, (858) 304-3016 ext. 205, rputnam@edigital.com